As filed with the Securities and Exchange Commission on December 22, 2005
                                                           Registration No. 333-

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          -----------------------------

                           ADVANCED BIOPHOTONICS INC.
                 (Name of small business issuer in its charter)

      DELAWARE                            3829                  11-3386214
(State or other Jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or            Classification Code Number)   Identification No.)
Organization)

                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
                                 (631) 244-8244
          (Address and telephone number of principal executive offices and principal place of business)

                                DENIS A. O'CONNOR
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           ADVANCED BIOPHOTONICS INC.
                           125 WILBUR PLACE, SUITE 120
                             BOHEMIA, NEW YORK 11716
                                 (631) 244-8244
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------- ------------------- ------------------ -------------------- --------------
    TITLE OF EACH CLASS OF SECURITIES TO BE          AMOUNT TO BE          PROPOSED        PROPOSED MAXIMUM     AMOUNT OF
                   REGISTERED                       REGISTERED (1)         MAXIMUM            AGGREGATE        REGISTRATION
                                                                        OFFERING PRICE      OFFERING PRICE         FEE
                                                                        PER SHARE (2)
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.001 par value issuable upon           11,925,026 (3)         $.19                 $2,265,755        $242.44
conversion of the secured convertible notes
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
Common stock, $.001 par value issuable upon              609,000 (4)         $.19                   $115,710         $12.38
exercise of warrants
-------------------------------------------------- ------------------- ------------------ -------------------- --------------
                                           Total          12,534,026                              $2,381,465        $254.82
-------------------------------------------------- ------------------- ------------------ -------------------- --------------

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on December 21, 2005, which was $.19 per share.

(3) Includes a good faith estimate (200%) of the shares underlying secured convertible notes to account for market fluctuations. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying secured convertible notes which we are required to register under the November 2005 Registration Rights Agreement.

(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.65 per share. See the Explanatory Note on page 3 of this prospectus with respect to increasing our authorized shares of common stock to register all of the shares underlying warrants which we are required to register under the November 2005 Registration Rights Agreement.

                         ------------------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED DECEMBER 22, 2005

                           ADVANCED BIOPHOTONICS INC.
                              12,534,026 SHARES OF
                                  COMMON STOCK

      This prospectus relates to the resale by the selling stockholders of up to 12,534,026 shares of our common stock, including up to 11,925,026 shares of common stock underlying secured convertible notes in a principal amount of $4,000,000 and up to 609,000 shares of common stock issuable upon the exercise of common stock purchase warrants at a price of $.65 per share. This is a partial amount of the shares of common stock underlying secured convertible notes and warrants which we are required to register under the November 2005 Registration Rights Agreement. See the Explanatory Note on page 3 of this prospectus. The secured convertible notes are convertible into our common stock at a 40% discount to the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ABPH". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on December 21, 2005, was $.19.

           INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 5.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is ________, 2005.

      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Advanced BioPhotonics Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS


Cautionary Note Regarding Forward-Looking Statements                          ii
Prospectus Summary                                                             1
Risk Factors                                                                   5
Use Of Proceeds                                                               11
Market For Common Equity And Related Stockholder Matters                      11
Management's Discussion And Analysis Of Financial Condition
  And Results Of Operations                                                   13
Description Of Business                                                       24
Description Of Property                                                       31
Legal Proceedings                                                             31
Management                                                                    33
Executive Compensation                                                        39
Certain Relationships And Related Transactions                                47
Security Ownership Of Certain Beneficial Owners And Management                48
Description Of Securities                                                     50
Commission's Position On Indemnification For Securities Act Liabilities       52
Plan Of Distribution                                                          53
Selling Stockholders                                                          54
Legal Matters                                                                 58
Experts                                                                       58
Changes In And Disagreements With Accountants On Accounting
  And Financial Disclosure                                                    58
Available Information                                                         58
Index to Consolidated Financial Statements                                    59

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus and any prospectus supplement contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

      In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

      Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                           ADVANCED BIOPHOTONICS INC.

OUR BUSINESS

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder Technologies Inc. ("OmniCorder") in consideration for the issuance of a majority of our shares of common stock. OmniCorder was founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. (OmniCorder Technologies") by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the
OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our board of directors on March 7, 2005.

      On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders which was held on June 7, 2005.

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

The Offering

Common stock offered by
  selling stockholders ...............  Up to 12,534,026  shares,  including the following:

                                        -  up to  11,925,026  shares  of  common
                                           stock  which  is  a  partial   amount
                                           underlying secured  convertible notes
                                           in the principal amount of $4,000,000
                                           (includes  a good faith  estimate  of
                                           the   shares    underlying    secured
                                           convertible   notes  to  account  for
                                           market  fluctuations and antidilution
                                           protection               adjustments,
                                           respectively),

                                        -  up to 609,000  shares of common stock
                                           issuable   upon  the  exercise  of  a
                                           partial   amount  of   common   stock
                                           purchase   warrants  at  an  exercise
                                           price of $.65 per share  (includes  a
                                           good  faith  estimate  of the  shares
                                           underlying  warrants  to account  for
                                           antidilution protection adjustments),

                                        This number represents 37.90% of our current outstanding stock.

Common stock to be
  outstanding after the offering .....  Up to 45,606,798 shares

Use of proceeds ......................

                                        We will not  receive any  proceeds  from
                                        the sale of the common  stock.  However,
                                        we will  receive  the sale  price of any
                                        common  stock  we  sell  to the  selling
                                        stockholders   upon   exercise   of  the
                                        warrants.  We expect to use the proceeds
                                        received   from  the   exercise  of  the
                                        warrants,  if any,  for general  working
                                        capital purposes. However, AJW Partners,
                                        LLC, AJW  Qualified  Partners,  LLC, AJW
                                        Offshore,   Ltd.,   and  New  Millennium
                                        Partners  II,  LLC will be  entitled  to
                                        exercise up to  4,000,000  warrants on a
                                        cashless  basis if the  shares of common
                                        stock  underlying  the  warrants are not
                                        then registered pursuant to an effective
                                        registration  statement.  In  the  event
                                        that AJW  Partners,  LLC, AJW  Qualified
                                        Partners,  LLC, AJW  Offshore,  Ltd., or
                                        New Millennium Partners II, LLC exercise
                                        the warrants on a cashless  basis,  then
                                        we will not  receive any  proceeds  from
                                        the  exercise  of  those  warrants.   In
                                        addition,   we   have   received   gross
                                        proceeds of $1,000,000  from the sale of
                                        the  secured  convertible  notes and the
                                        investors  are  obligated  to provide us
                                        with    an    additional     $3,000,000;
                                        $1,000,000   within  five  days  of  the
                                        filing of this registration statement, and $2,000,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used support our commercialization activities for our BioScanIR(R) System and for working capital needs.

Over-The-Counter
  Bulletin Board Symbol ..............  ABPH

      The above information regarding common stock to be outstanding after the offering is based on 33,072,772 shares of common stock outstanding as of December 21, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders, although there can be no assurances that any warrants will be exercised.

EXPLANATORY NOTE: ON NOVEMBER 14, 2005, WE ENTERED INTO A SECURITIES PURCHASE AGREEMENT WITH FOUR ACCREDITED INVESTORS. IN ADDITION, ON SEPTEMBER 23, 2005 WE ENTERED INTO A FINDER'S AGREEMENT WITH AXIOM CAPITAL MANAGEMENT, INC., WHICH ACTED AS SELLING AGENT IN CONNECTION WITH THE NOVEMBER 2005 SECURITIES PURCHASE AGREEMENT. ANY ISSUANCE OF SHARES OF COMMON STOCK PURSUANT TO THE SECURITIES PURCHASE AGREEMENT AND FINDER'S AGREEMENT THAT WOULD REQUIRE US TO ISSUE SHARES OF COMMON STOCK IN EXCESS OF OUR AUTHORIZED CAPITAL IS CONTINGENT UPON US OBTAINING SHAREHOLDER APPROVAL BY WRITTEN CONSENT TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK FROM 50,000,000 TO 200,000,000 AND FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION. WE INTEND ON FILING A DEFINITIVE INFORMATION STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 23, 2005, PURSUANT TO WHICH A MAJORITY OF OUR SHAREHOLDERS APPROVED BY WRITTEN CONSENT TO AUTHORIZE THE INCREASE IN OUR AUTHORIZED SHARES OF COMMON STOCK. WE INTEND ON FILING THE CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION WITHIN 20 DAYS OF MAILING THE INFORMATION STATEMENT TO OUR SHAREHOLDERS. WE ARE REGISTERING 12,534,026 SHARES OF COMMON STOCK PURSUANT TO THIS PROSPECTUS THAT ARE UNDERLYING THE SECURED CONVERTIBLE NOTES AND WARRANTS ISSUED IN CONNECTION WITH THE SECURITIES PURCHASE AGREEMENT. UPON FILING THE CERTIFICATE OF AMENDMENT, WE WILL AMEND THIS PROSPECTUS TO INCLUDE ADDITIONAL SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THE SECURITIES PURCHASE AGREEMENT AND THE SHARES OF COMMON STOCK THAT ARE ISSUABLE PURSUANT TO THE FINDER'S AGREEMENT.

NOVEMBER 2005 SECURITIES PURCHASE AGREEMENT

      On November 14, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) warrants to purchase 4,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

      The Purchasers are obligated to provide us with the funds as follows:

      o  $1,000,000 was disbursed on November 15, 2005;

      o $1,000,000 will be disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

      o $2,000,000 will be disbursed within five days of the effectiveness of the registration statement.

      The proceeds of the offering will be used to support our commercialization activities for our BioScanIR(R) System and for working capital.

      The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

      The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments (the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.

      The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      Under a Guaranty and Pledge Agreement, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

      We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

      Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. ("Axiom") and us, Axiom will earn a finders fee of $260,000 in cash of which $65,000 will be paid as of November 15, 2005 and $65,000 will be paid when the registration statement is filed, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom will receive five year warrants to purchase an aggregate of 1,513,781 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche.

      The Securities Purchase Agreement as described above, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. Warrants issued in connection with the Rights Offering transaction will be reduced to an exercise price of $0.65 from $0.75 per share.

                                  RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.


                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

WE HAVE INCURRED LOSSES IN THE PAST AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF OUR PROSPECTS, WHICH CAN HAVE A DETRIMENTAL EFFECT ON THE LONG-TERM CAPITAL APPRECIATION OF OUR STOCK.

      We have a limited operating history on which to base an evaluation of our business and prospects. Our prospects must be considered in light of inherent risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and evolving markets. These risks include acceptance by physicians, researchers, technicians and patients in an evolving and unpredictable business environment, the lack of a well-developed brand identity and the ability to bring products to market on a timely basis. For the quarters ended September 30, 2005 and 2004, we had net losses attributable to common stockholders of $2,979,906 and $1,173,316, respectively. For the years ended December 31, 2004 and 2003, we had net losses attributable to common stockholders of $5,093,270 and $2,375,919, respectively. We cannot give any assurance that we will ever generate significant revenue or have profits. In addition, we anticipate that we may require additional capital commitments during 2006 to sustain our operations. This could have a detrimental effect on the long-term capital appreciation of our stock.

WE ARE DEPENDENT ON OUR TECHNOLOGY LICENSE AGREEMENTS WITH THIRD PARTIES WHICH REQUIRE US TO SATISFY OBLIGATIONS TO KEEP THEM EFFECTIVE, AND IF THESE AGREEMENTS ARE TERMINATED, OUR TECHNOLOGY AND OUR BUSINESS WOULD BE SERIOUSLY AND ADVERSELY AFFECTED.

      We have entered into important, long-term license agreements with the California Institute of Technology and Michael Anbar, Ph.D. to incorporate their proprietary technologies into our BioScanIR system. These license agreements require us to, in some cases, pay minimum royalties and satisfy other conditions. We cannot give any assurance that sales of products incorporating these technologies will be sufficient to recover the amount of third-party payments. Failure by us to satisfy our obligations under these agreements may result in modification of the terms or early termination of the respective agreement, which would have a serious adverse effect on us. We expect that we will be dependent on these licensors for the foreseeable future.

WE RELY ENTIRELY ON OUTSIDE MANUFACTURERS FOR OUR KEY COMPONENTS AND CANNOT GUARANTEE THAT THEY WILL NOT HAVE PROLONGED SUPPLY SHORTAGES, RESULTING IN OUR INABILITY TO TIMELY SATISFY CUSTOMER ORDERS.

      All of the infrared cameras and other key components utilized in our BioScanIR system are manufactured by outside companies. Our ability to enter new markets and sustain satisfactory levels of sales in each market will depend in significant part upon the ability of these companies to manufacture the components for introduction into our markets. We cannot give any assurance that we will be successful in entering into agreements with all of the manufacturers to maintain a constant supply of our key components. In addition, once we enter into manufacturing contracts, we face the possibility that the contracts will not be extended or replaced. This could result in our inability to timely satisfy customer orders, and cause us to possibly lose business to alternative providers of diagnostic scanning devices.

WE HAVE NOT FULLY DEVELOPED AN EFFECTIVE INTERNAL SALES FORCE TO MARKET AND SELL THE BIOSCANIR SYSTEM, AND IF WE ARE UNSUCCESSFUL, OUR OVERALL GROWTH WILL BE HAMPERED.

      We have limited marketing experience and limited financial, personnel and other resources to undertake the extensive marketing activities necessary to market our BioScanIR system. Our ability to generate revenue from the licensing of our BioScanIR system will be dependent upon, among other things, our ability to manage an effective internal direct sales force. We will need to develop a sales force and a marketing group with technical expertise to coordinate marketing efforts with strategic partners. In addition, we cannot give any assurance that we will be able to market our products or services effectively through an internal direct sales force, independent sales representatives, through arrangements with an outside sales force or through strategic partners, which could hamper our overall growth.

WE MAY EXPERIENCE INFRINGEMENT OF OUR INTELLECTUAL PROPERTY RIGHTS, INCLUDING OUR PATENTS, PROPRIETARY TECHNOLOGY AND CONFIDENTIAL INFORMATION, WHICH WOULD UNDERMINE OUR TECHNOLOGY PLATFORM.

      Our success will depend, in large part, on our ability to obtain and protect patents, protect trade secrets and operate without infringing on the proprietary rights of others. We cannot give any assurance that the patent applications that have been or will be filed on products developed by us will be approved, that any issued patents will provide us with competitive advantages or will not be challenged by others, or that the patents of others will not have an adverse effect on us.

EXISTING AND NEWLY-DEVELOPED TECHNOLOGIES MAY COMPETE WITH OUR BIOSCANIR SYSTEM, POTENTIALLY MAKING BIOSCANLR LESS ATTRACTIVE TO PROSPECTIVE CUSTOMERS AND RESULTING IN IT BECOMING NO LONGER IN DEMAND.

      We are not aware of any devices currently on the market which will be capable of competing directly with our BioScanIR system, although several new companies are developing technologies aimed at the same market niche as the BioScanIR system, and there may be others of which we are unaware. Our potential competitors may succeed in developing products that are more effective or less costly (or both) than our products, and such competitors may also prove to be more successful than us in manufacturing, marketing and sales. Some of our potential competitors may be large, well-financed and established companies that have greater resources and, therefore, may be better able than us to compete for a share of the market even in areas in which we may have superior technology.

      We also compete with existing diagnostic alternatives, most notably x-ray mammography, CT, MRI and PET. Significant barriers to our success are posed by these existing alternatives.

OUR PRODUCT LIABILITY INSURANCE COVERAGE MAY NOT BE ADEQUATE IN A CATASTROPHIC MEDICAL SITUATION, AND A LARGE CLAIM MAY CAUSE US TO PAY DAMAGES TO THIRD PARTIES AND INCUR BAD PUBLICITY.

      The nature of our medical products may expose us to product liability risks. Although we have obtained $2.0 million of product liability insurance coverage, our current annual premiums of approximately $35,000 are expected to increase. We cannot give any assurance that this insurance will provide adequate coverage against product liability claims. In addition, some of our key license agreements require this coverage to be maintained when we sell licensed services. While no product liability claims are pending or threatened against us to date, a successful product liability claim against us in excess of our insurance coverage could have a serious adverse effect on us, including bad publicity.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION BY THE U.S. FOOD AND DRUG ADMINISTRATION AND OTHER AUTHORITIES ON ALL ASPECTS OF OUR BUSINESS, AND IF WE DO NOT COMPLY WITH THESE REGULATIONS, WE COULD BE PREVENTED FROM MARKETING OUR PRODUCTS.

      The U.S. Food and Drug Administration, or FDA, has established procedures and standards for initial approval to market medical devices and for the manufacture of the devices. We are subject to inspection by the FDA for compliance with these standards. Should the FDA determine, at any time, that we or any of our products are not in compliance with these standards, it may withhold approval and prevent the marketing of our products. Negative determinations by the FDA and other governmental authorities and third-party payors, such as Medicare and private insurers, could have a serious adverse effect on us. For more information on how we are impacted by governmental regulation, see "Business - Governmental Regulation."

MEDICARE REIMBURSES PATIENTS FOR THE USE OF OUR BIOSCANIR SYSTEM ON A TEMPORARY BASIS AND, ALTHOUGH WE WILL SEEK PERMANENT COVERAGE AT A HIGHER RATE OF
REIMBURSEMENT, THAT PROCESS IS LENGTHY AND COMPLEX, WHICH WILL MAKE OUR PROSPECTS LESS CERTAIN.

      Whether a medical procedure involving a medical device is covered by a third-party payor can significantly influence the marketability of that device. Medicare, the federal health insurance program for the aged and disabled, is the single largest third-party payor. Medicare coverage decisions frequently influence private third-party payors. Medicare covers medically necessary therapies, surgery and diagnostic tests. By contrast, Medicare generally does not cover screening tests. However, it does cover a few expressly delineated screening procedures or tests. Thus, by way of example, Medicare covers screening pap smears, screening pelvic examinations, screening tests for early detection of prostate cancer, screening for colorectal cancer and screening mammography for early detection of breast cancer. With respect to breast cancer, mammography is the only screening technique covered by Medicare and the amount of that coverage is set by a free schedule or by the Outpatient Prospective Payment System, depending on where the test is performed.

EFFECTIVE APRIL 1, 2005, WE RECEIVED A TEMPORARY REIMBURSEMENT CODE. WE WILL SEEK PERMANENT MEDICARE COVERAGE OF OUR SYSTEM FOR TREATMENT AND DIAGNOSIS. THE COVERAGE PROCESS IS LENGTHY, COMPLEX AND THE RESULTS ARE UNCERTAIN AND COULD VARY GEOGRAPHICALLY.

      Even if BioScanIR were to be covered by Medicare on a permanent basis, the amounts of those payments can be changed by legislative or regulatory actions and by determinations of the fiscal agents for the program. In addition, private payors and the states, under their Medicaid programs for the poor, increasingly are demanding or imposing discounted fee structures. Efforts to impose greater discounts and more stringent cost controls by third-party payors and healthcare providers are expected to continue. Even if Medicare and other third-party payors were to cover procedures involving BioScanIR, we cannot be certain that the reimbursement levels will be adequate. We will be seeking a higher level of reimbursement than we received effective April 1, 2005.

WE PURCHASE INFRARED CAMERA COMPONENTS IN EUROS, AND THEREFORE OUR COST OF GOODS AND OPERATING MARGINS MAY BE ADVERSELY AFFECTED BY CURRENCY FLUCTUATIONS AND RESULT IN EXCHANGE LOSSES.

      We purchase infrared camera components from AEG Infrarot-Module GmbH, a German company, in Euros, which is the prevailing currency of Europe, rather than in U.S. dollars. In fiscal 2003, we paid approximately 44,000 Euros (or $51,583 at then current exchange rates) for camera systems from this supplier. In fiscal 2004, we paid approximately 208,400 Euros (or $270,992 at then current exchange rates) for camera systems from this supplier. As of December 21, 2005 we paid 123,000 Euros (or approximately $160, 700 at then current exchange rate) for camera systems and components. As of December 21, 2005, we committed to purchase approximately 478,000 Euros (or $621,000 at current exchange rates) of camera components from this supplier this year. Accordingly, exchange rate fluctuations in the Euro relative to the U.S. dollar could affect our cost of goods and operating margins and could result in exchange losses. In fiscal 2003, we incurred a small loss resulting from foreign currency transactions, and this loss can be expected to increase with larger component orders. We do not use derivative financial instruments to hedge our exposure to changes in foreign currency exchange rates. Our results of operations will be adversely affected if we are unable to mitigate the effects of currency fluctuations in the future.

IF WE FAIL TO ENTER INTO STRATEGIC ALLIANCES WITH LARGE PHARMACEUTICAL COMPANIES, RESEARCH FOUNDATIONS OR GOVERNMENT AGENCIES, OUR BUSINESS MAY GROW SLOWER THAN ANTICIPATED.

      In addition to our direct marketing efforts, we are pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies, that have a significant presence in our target markets, can introduce BioScanIR as an accepted technology to industry participants and can bear a portion of the expenses associated with the sales and marketing of our technology. However, we have not yet and we cannot be certain that we will ever enter into any definitive strategic alliance with these companies, foundations and agencies, or that any future strategic alliance will be on terms and conditions that will enable us to generate profits. If we are unsuccessful in obtaining one or more strategic alliances, our business may grow slower than anticipated, and our results of operations may suffer.

OUR ABILITY TO RAISE ADDITIONAL CAPITAL IS UNCERTAIN AND MAY CAUSE US TO CURTAIL OUR OPERATION OR TAKE ACTIONS THAT MAY DILUTE YOUR FINANCIAL INTEREST, IF WE ARE NOT TIMELY IN THESE FUNDING EFFORTS.

      We do not currently generate sufficient cash to fully fund our operations. If additional funds are raised through the issuance of equity securities, the percentage of ownership of our then-current stockholders will be reduced and such equity securities may have rights, preferences or privileges senior to those of the existing holders of our common stock. Further, we may have to raise substantial additional capital thereafter if changes in our production plans cause unexpected large future capital expenditures or changes in our sales and distribution plans cause a significant increase in distribution expenses or decrease in revenues.

      We also contemplate raising funds in the future through public or private financings, or from other sources. We cannot give any assurance that necessary additional financing will be available to us or available on acceptable terms. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

WE ARE SUBJECT TO SECTION 203 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE WHICH MAY INHIBIT A TAKEOVER AT A PREMIUM PRICE THAT MAY BE BENEFICIAL TO OUR STOCKHOLDERS.

      We are subject to Section 203 of the Delaware General Corporation Law. Subject to limited exceptions, Section 203 prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless the proposed business combination was approved by the corporation's board of directors before the stockholder became an interested stockholder. In general, Section 203 defines an interested stockholder as any stockholder directly or indirectly owning 15% or more of the outstanding voting stock of a Delaware corporation. Section 203 could have the effect of discouraging others from making tender offers for our shares, and also may have the effect of preventing changes in our management.


               RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR SECURED CONVERTIBLE NOTES AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

      As of December 21, 2005, we had 33,072,772 shares of common stock issued and outstanding, secured convertible notes outstanding that may be converted into an estimated 8,771,930 shares of common stock at current market prices and outstanding warrants to purchase 1,000,000 shares of common stock. Additionally, we have an obligation to sell secured convertible notes that may be converted into an estimated 26,315,790 shares of common stock at current market prices and issue warrants to purchase 3,000,000 shares of common stock in the near future. In addition, the number of shares of common stock issuable upon conversion of the outstanding secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the secured convertible notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.

      Our obligation to issue shares upon conversion of our secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of December 21, 2005 of $0.19.

% Below Market    Price Per Share    DISCOUNT OF 40%   NUMBER OF SHARES ISSUABLE
                                     ---------------   -------------------------
      25%             $.1425             $.0855               46,783,626
      50%             $ .095             $ .057               70,175,439
      75%             $.0475             $.0285              140,350,877

      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders. Currently, we do not have enough shares authorized for these amounts. We intend to amend our Articles of Incorporation to increase our authorized shares of common stock from 50,000,000 to 200,000,000. See the Explanatory Note on page 3 of this prospectus.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR SECURED CONVERTIBLE NOTES MAY HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The secured convertible notes are convertible into shares of our common stock at a 40% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholders convert and sell material amounts of common stock could have an adverse effect on our stock price. In addition, not only the sale of shares issued upon conversion or exercise of secured convertible notes and warrants, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC may not convert their secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES AND FURTHER AMEND OUR ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED SHARES OF COMMON STOCK. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.

      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible notes, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible notes. Accordingly, we intend to allocate 74,175,439 shares to cover the conversion of the secured convertible notes after we amend our Articles of Incorporation and increase our authorized shares from 50,000,000 to 200,000,000. In the event that our stock price decreases, the shares of common stock we intend to allocate for conversion of the secured convertible notes and are registering hereunder may not be adequate. If the shares we intend to allocate to the registration statement are not adequate and we are required to file an additional registration statement and further amend our Articles of Incorporation to increase our authorized shares of common stock, we may incur substantial costs in connection with the preparation and filing of such registration statement.

IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.

      In November 2005, we entered into a Securities Purchase Agreement for the sale of an aggregate of $4,000,000 principal amount of secured convertible notes. The secured convertible notes are due and payable, with 8% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $1,000,000 secured convertible notes outstanding, the investors are obligated to purchase additional secured convertible notes in the aggregate of $3,000,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the secured convertible notes. If we were required to repay the secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

IF AN EVENT OF DEFAULT OCCURS UNDER THE SECURITIES PURCHASE AGREEMENT, SECURED CONVERTIBLE NOTES, WARRANTS, SECURITY AGREEMENT OR INTELLECTUAL PROPERTY SECURITY AGREEMENT, THE INVESTORS COULD TAKE POSSESSION OF ALL OUR GOODS, INVENTORY, CONTRACTUAL RIGHTS AND GENERAL INTANGIBLES, RECEIVABLES, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER, AND INTELLECTUAL PROPERTY.

      In connection with the Securities Purchase Agreements we entered into in November 2005, we executed a Security Agreement and an Intellectual Property
Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The Security Agreements and Intellectual Property Security Agreements state that if an even of default occurs under the Securities Purchase Agreement, Secured Convertible Notes, Warrants, Security Agreements or Intellectual Property Security Agreements, the Investors have the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.


                       RISKS RELATING TO OUR COMMON STOCK

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

OUR CORPORATE CHARTER CONTAINS AUTHORIZED, UNISSUED "BLANK CHECK" PREFERRED STOCK WHICH CAN BE ISSUED WITHOUT STOCKHOLDER APPROVAL WITH THE EFFECT OF DILUTING THEN CURRENT STOCKHOLDER INTERESTS.

      Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of "blank check" preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue one or more series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. We have issued 1,550,000 shares of series A preferred stock, which would be convertible into 3,100,000 shares of common stock. We have issued 1,407,867 shares of series B preferred stock convertible into 1,407,867 shares of common stock. Of the 1,407,867 shares issued, as of December 21, 2005, 114,665 shares of series B preferred were converted into 114,665 shares of common stock. Upon the conversions of the secured convertible note entered into on November 14, 2005 with AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC, the series A and series B preferred stock could be converted into additional shares of common stock in accordance with anti dilution provisions. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., and New Millennium Partners II, LLC will be entitled to exercise up to 4,000,000 warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that AJW Partners, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd., or New Millennium Partners II, LLC exercise the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. In addition, we have received gross proceeds $1,000,000 from the sale of the secured convertible notes and the investors are obligated to provide us with an additional $3,000,000; $1,000,000 within five days of the filing of this registration statement, and $2,000,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the secured convertible notes will be used to support our commercialization activities for our BioScanIR(R) System and for working capital needs.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      In September 2000, our common stock became eligible for quotation on the NASD's OTC Bulletin Board under the symbol "PMOS." We changed our corporate name to OmniCorder Technologies, Inc. on February 26, 2004, and our trading symbol became "OMCT." We changed our corporate name to Advanced BioPhotonics Inc. on June 7, 2005, and on June 8, 2005, our trading symbol was changed to "ABPH."

      For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


Year Ended December 31, 2003:                                High         Low
-----------------------------                              --------     -------
First Quarter                                                $ .15       $ .03
Second Quarter                                               $ .10       $ .10
Third Quarter                                                $ .10       $ .04
Fourth Quarter (October 1 to December 18)                    $ .10       $ .04
Fourth Quarter (December 19,
  closing date of recapitalization)                          $1.20       $ .45
Fourth Quarter (December 22 to December 31)                  $8.00       $1.50

Year Ended December 31, 2004:
-----------------------------
First Quarter                                                $8.50       $2.80
Second Quarter                                               $4.90       $3.25
Third Quarter                                                $4.05       $ .75
Fourth Quarter                                               $1.60       $ .58

Year Ending December 31, 2005:
------------------------------
First Quarter                                                $1.10       $ .81
Second Quarter                                               $1.00       $ .54
Third Quarter                                                $1.04       $ .30
Fourth Quarter (Through December 21, 2005)                   $ .40       $ .16

      Prior to the completion of the recapitalization transaction on December 19, 2003, privately-held OmniCorder's stock was not traded on a public trading market and it had no registered securities outstanding.

HOLDERS

      As of December 21, 2005, we had approximately 193 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Corporate Stock Transfer, Denver, Colorado, (303) 282-4800. We also have 1,550,000 and 1,293,202 shares of series A and series B preferred stock presently outstanding, respectively, and nine and twenty-one holders of record of such shares, respectively.

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

      Holders of our series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable annually in cash or, at our option, in additional shares of series A preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

      Holders of our series B preferred stock will be entitled to receive a cumulative dividend of 7% per year, payable annually in cash or, at our option, in additional shares of series B preferred stock (computed on the basis of the 10-day volume-weighted average price of our common stock on the American Stock Exchange or Nasdaq SmallCap Market or, if not traded on such exchange or market, on the OTC Bulletin Board).

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o  discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o  state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW AND EFFECT OF RECAPITALIZATION TRANSACTION

      Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to Advanced BioPhotonics Inc. (a publicly-traded company formerly known as Promos, Inc. and then as OmniCorder Technologies, Inc.), which acquired all the assets and assumed all the liabilities of OmniCorder Technologies, Incorporated, a privately-held company, in a recapitalization transaction on December 19, 2003, and succeeded to the business of OmniCorder as its sole line of business. We were founded in 1997 to acquire, develop and commercialize advanced technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, measures abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues. For a more complete description of our company and our business, see "Business."

      On December 19, 2003, we completed a recapitalization transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in exchange for the issuance of a majority of our shares of common stock. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock from which gross proceeds of $7,820,405 were received. Following the completion of the recapitalization transaction, private placement, related stock purchase and payment of equity-based transaction fees, OmniCorder owned 21,538,400 shares, or 72.8% of the outstanding shares of our common stock. OmniCorder filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a)(1)(C), liquidated the shares of our common stock it received in the recapitalization transaction to its stockholders in proportion to their respective interests in OmniCorder. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

      Since the closing of the recapitalization and private placement transactions, the stockholders of OmniCorder owned a majority of the shares of our common stock as a result of the dissolution of OmniCorder. For accounting purposes, OmniCorder was deemed to be the acquirer. The transaction has been accounted for as a recapitalization of the company. Since we had no significant business activities prior to the recapitalization transaction and our promotional products business was sold to one of our former directors concurrently with the recapitalization transaction, no goodwill or other intangibles arose from the recapitalization transaction. In addition, since our future business will be solely that of OmniCorder and the former OmniCorder stockholders now control us, all information described below will be that of OmniCorder as if OmniCorder had been the registrant for all accounting periods presented. The audited financial information in this annual report is also that of OmniCorder prior to the date of the recapitalization transaction, as it provides the most relevant information about us on a continuing basis.

APPLICATION OF CRITICAL ACCOUNTING POLICIES

      For presentation purposes, we are considered to be a "development stage enterprise" in accordance with Statement of Financial Accounting Standards No. 7, "Accounting and Reporting by Development Stage Enterprises." Our primary activities since inception have been the research and development of our technology, negotiating strategic alliances and other agreements, and raising capital. We have not commercialized any of our products, and as a result we have not generated any significant revenues from operations. We believe that we will generate revenues from the sale of licenses, user fees and sales of our BioScanIR system to provider networks to use its cancer screening and vascular disease diagnosis technology in the United States, Europe and Asia. However, we cannot give any assurance that we will be able to generate any revenues.

      We account for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. We have recorded a full valuation allowance against our deferred tax assets since we believe that, based upon currently available objective evidence, it is more likely than not that the deferred tax asset will be realized.

      We account for the fair value of options and warrants for non-employees in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," which requires that compensation cost be measured after the grant date based on the value of the award and is recognized over the service period, which is also the vesting period. The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model. We will be required to account for options and warrants for employees during the annual reporting period beginning after December 15, 2005 as a result of the FASB's issuance of SFAS No. 123R "Accounting For Stock Based Compensation."

      On October 26, 2005, our Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the our stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in our consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).

      We have no off-balance sheet arrangements or liabilities, and none are planned.

REVENUE MODEL

      We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      We are presently in the development stage and will adopt revenue recognition accounting policies that are reflective of our business model at the time we begin to generate each type of revenue.

      We recognize revenues and costs and expenses generally utilizing the accrual method of accounting. For specific discussion of these activities, see
Note 2, "Summary of Significant Accounting Policies - Basis of Presentation" in the accompanying annual financial statements. Based upon our circumstances at the time, we will apply the appropriate methods with respect to revenue recognition, inventory and capitalized costs associated with our product that comply with accounting principles generally accepted in the United States, as follows:

      o Sale - We may sell BioScanIR systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. We intend to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. We may provide an initial warranty period of one year as part of their sales arrangements. We will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. We may offer an extended warranty and maintenance arrangement to our customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

      o Rental - We may enter into rental agreements with end-users for various periods of time. Under this arrangement, we would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

      o Licensing - We may enter into licensing agreements for our technology as part of sublicensing or distribution agreements with third parties. We also intend to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of our intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

      o Development contracts - We may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. We intend to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

      BioScanIR systems available for sale, either newly-constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first-out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

RESULTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30, 2005 AS COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2004

The following represents a summary of the results of operations for the three months ended September 30, 2005 and 2004:

                                                  September 30,    September 30,
                                                      2005             2004
                                                  ------------     ------------

                                                   (Unaudited)      (Unaudited)


Development revenues                              $         --     $         --
Development costs                                           --               --
                                                  ------------     ------------
         Gross profit                                       --               --
OPERATING EXPENSES                                          --               --
                                                  ------------     ------------
Research and development                               303,661          318,880
Selling, general and administrative                  1,522,878          859,314
                                                  ------------     ------------
Total Operating Expenses                             1,826,539        1,178,194
                                                  ------------     ------------
Operating Loss                                      (1,826,539)      (1,178,194)
Interest and other (income) expenses, net                1,253           (4,878)
                                                  ------------     ------------
Net Loss                                            (1,827,792)      (1,173,316)
Series A & B convertible preferred stock
  beneficial conversion feature                      1,123,386               --
Accumulated dividends on Series A & B
  convertible preferred stock                           28,728               --
                                                  ------------     ------------
Net loss attributable to common stockholders      $ (2,979,906)    $ (1,173,316)
                                                  ============     ============
Basic and diluted net loss per share
  attributable to common shareholders             $      (0.10)    $      (0.04)
                                                  ============     ============
Weighted average number of shares outstanding       30,293,607       29,583,433
                                                  ============     ============

NET LOSS. We had a net loss of $1,827,792 and $1,173,316 for the three months ended September 30, 2005 and 2004, respectively. The net loss attributable to common stockholders increased by $1,806,590 to $2,979,906 for the three months ended September 30, 2005 from $1,173,316 for the three months ended September 30, 2004. For the period ended September 30, 2005, this included $15,500 of accumulated dividends on our series A convertible preferred stock payable in cash or, at our option, additional shares of series A convertible preferred stock and $13,228 of accumulated dividends on our series B convertible preferred stock payable in cash or, at our option, additional shares of series B convertible preferred stock. This also included in 2005 a non-cash charge of $703,128 associated with the reduction of the conversion price of our series A convertible preferred stock and a non-cash charge of $420,258 associated with the sale of our series B convertible preferred stock. The beneficial conversion charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. We have been a development stage enterprise and have had a cumulative net loss of $21,095,374, since inception in 1997. During this period, we have expended cash raised through various equity offerings, and issued stock options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement, the December 14, 2004 private placement, and more recently the rights offering in August 2005. The proceeds have enabled us to continue product development, build our administrative organization and promote the marketing of BioScanIR System. Losses for the quarters included non-cash compensation costs for restricted stock grants option and warrant awards of $846,627 for the three months ended September 30, 2005 as compared to $43,500 for the three months ended September 30, 2004, which are included in the results of operations.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense decreased by $15,219 or 4.8%, to $303,661 from $318,880, for the three months ended September 30, 2005 as compared to the three months ended September 30, 2004 but is expected to increase in the future as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchases materials and components for development and expands its facilities. Cash proceeds from private placements in 2003 and 2004 provided the funding for these activities. Refer to the Statement of Stockholders' Equity included in this report for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the research and development activity for the three months ended September 30, 2005 as compared to the three months ended September 30, 2004 were:

      Technical salaries and consulting expense decreased by $17,776 to $143,387 from $161,163 while business travel and entertainment decreased by $8,772 to $13,178 from $21,950. Telephone expense decreased by $4,317 to $7,905 for the three months ended September 30, 2005 from $12,222 for the three months ended September 30, 2004 due to less international travel.

      Expenses for materials used in research and development and pilot site support increased by $43,219 to $68,312 for the three months ended September 30, 2005 from $25,093 for the three months ended September 30, 2004 as we continue our product development and support the clinical trials at our pilot sites. During the three months ended September 30, 2005, patent expenses decreased by $10,651 to $7,424 from $18,075 for the three months ended September 30, 2004. Depreciation expense decreased by $6,160 to $28,177 for the three months ended September 30, 2005 from $34,337 for the three months ended September 30, 2004. We did not ship the BioScanIR during the three months ended September 30, 2005. This resulted in an $8,544 decrease for postage and delivery expense to $354 for the three months ended September 30, 2005 from $8,898 for the three months ended September 30, 2004.

      In November 2004, we signed a new lease for office space. This resulted in a $7,628 increase for rent and utilities to $20,089 for the three months ended September 30, 2005 from $12,461 for the three months ended September 30, 2004. Printing and reproduction costs and office expense decreased $6,197 to $4,780 for the three months ended September 30, 2005 compared to $10,977, expensed for the three months ended September 30, 2004.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $663,564, or 77%, to $1,522,878 from $859,314 for the three months ended September 30, 2005 as compared to the three months ended September 30, 2004.

      Significant components of the increase for the three months ended September 30, 2005 as compared to the three months ended September 30, 2004 were:

      Administrative and marketing payroll and payroll related expenses decreased by $117,807 to $273,686 from $391,493. Salaries for sales and business development decreased by $117,724 to $37,326 for the three months ended September 30, 2005 from $155,050 for the three months ended September 30, 2004. For the three months ended September 30, 2005, travel and entertainment decreased by $13,559 to $15,080 from $28,639. Consulting expenses increased by $21,461 to $126,307 for the three months ended September 30, 2005 from $104,846 for the three months ended September 30, 2004. Of this increase, $17,415 was due to the consultants hired in 2005 to do work on Sarbanes Oxley compliance. Our professional fees increased by $784,866 to $1,007,012 for the three months ended September 30, 2005 from $222,126 for the three months ended September 30, 2004. In September 2005, we issued warrants to Trilogy for engagement to implement a marketing program and, to the extent the Company requests, to assist it in business development and strategic advisory and investor relations services. The fair value of the warrants was $816,000. Accounting fees decreased by $79,629 to $26,000 for the three months ended September 30, 2005 to $105,629. For the three months ended September 30, 2005, printing expenses increased by $14,732 to $20,790 compared to $6,058 for the three months ended September 30, 2004. Marketing expense and meetings and seminars decreased by $37,217 to $9,771 during the three months ended September 30, 2005 from $46,988 during the three months ended September 30, 2004.

NINE MONTHS ENDED SEPTEMBER 30, 2005 AS COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2004

The following represents a summary of the results of operations for the nine months ended September 30, 2005 and 2004:


                                                    September 30,  September 30,
                                                        2005           2004
                                                     (Unaudited)    (Unaudited)
                                                    ------------   ------------
Development Revenues                                $         --   $     69,800
Development Costs                                             --         20,000
                                                    ------------   ------------
Gross Profit                                                  --         49,800
                                                    ------------   ------------
OPERATING EXPENSES
   Research and development                            1,315,746      1,016,422
   Selling, general and administrative                 3,232,734      2,446,288
                                                    ------------   ------------
   Total Operating Expenses                            4,548,480      3,462,710
                                                    ------------   ------------
   Operating Loss                                     (4,548,480)    (3,412,910)
Interest and other (income) expenses, net                 10,418        (14,092)
                                                    ------------   ------------
      Net Loss                                        (4,558,898)    (3,398,818)
Series A & B convertible preferred stock
  beneficial conversion feature                        1,123,386             --
Accumulated dividends on Series A & B
  convertible preferred stock                             62,311             --
                                                    ------------   ------------
      Net loss attributable to common stockholders  $ (5,744,595)  $ (3,398,818)
                                                    ============   ============
Basic and diluted net loss per share
  attributable to common shareholders               $      (0.19)  $      (0.11)
                                                    ============   ============
Weighted average number of shares outstanding         30,014,494     29,579,433
                                                    ============   ============

NET LOSS. For the nine months ended September 30, 2005, the net loss was $4,558,898 compared to $3,398,818 in the nine months ended September 30, 2004. The net loss attributable to common stockholders increased by $2,345,777, to $5,744,595 from $3,398,818. For the period ended September 30, 2005, this included $49,083 of accumulated dividends on our series A convertible preferred stock payable in cash or, at our option, additional shares of series A convertible preferred stock and $13,228 of accumulated dividends on our series B convertible preferred stock payable in cash or, at our option, additional shares of series B convertible preferred stock. This also included in 2005, a non-cash charge of $703,128 associated with the reduction of the conversion price of the Series A convertible preferred stock and a non-cash charge of $420,258 associated with the sale of our Series B convertible preferred stock. We have been a development stage enterprise and have had a cumulative net loss of $21,095,374 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement, the proceeds of the December 14, 2004 private placement, and more recently, the August 10, 2005 rights offering, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System. Losses included non-cash compensation costs for restricted stock grants, warrants and option awards of $1,289,538 for the nine months ended September 30, 2005 as compared to $93,822 for the nine months ended to September 30, 2004, which costs are included in the results of operations.

DEVELOPMENT REVENUES. There was $0 in revenue for the nine months ended September 30, 2005 as compared to $69,800 for the nine months ended September 30, 2004. The revenue generated was due to completion of a research and development contract with the Department of Defense as previously disclosed on our Form 10-KSB for the year ended December 31, 2004. We are still a development stage enterprise.

DEVELOPMENT COSTS. There was $0 in development costs for the nine months ended September 30, 2005 as compared to $20,000 for the nine months ended September 30, 2004. There were no revenues in the nine months ended September 30, 2005 and no associated development costs were incurred.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense increased by $299,324, or 29% to $1,315,746 from $1,016,422, for the nine months ended
September 30, 2005 as compared to the nine months ended September 30, 2004 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchase materials and components for development and expand our facilities. Cash proceeds from private placements in 2004 and 2003 provided the funding for these activities. Refer to the Statement of Stockholders Equity included in the accompanying Financial Statements for sources of capital, including cash and non-cash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the increase in research and development expense in the nine months ended September 30, 2005 as compared to September 30, 2004 were as follows: technical salaries and consultants expense increased by $236,937 to $682,263 from $445,326. The increase is due in part to a grant of restricted stock to a technical consultant which resulted in a non-cash compensatory expense of $212,500 for the nine months ended September 30, 2005, and recruitment expense increased by $76,041 to $90,457 from $14,416 while business travel and entertainment decreased by $51,880 to $68,840 from $120,720.

      We incurred $0 in printing and reproduction costs for the nine months ended September 30, 2005 compared to $22,377 expensed for the nine months ended September 30, 2004. No reproduction or printing of technical reports occurred during 2005. Office expense decreased $24,527 to $16,045 for the nine months ended September 30, 2005 compared to $40,572 expensed in the nine months ended September 30, 2004.

      In the nine months ended September 30, 2005, patent expenses increased by $42,614 to $104,083 from $61,469 in the nine months ended September 30, 2004. There were three new patents filed in the 2005 period as compared to no new patents filed in the 2004 period.

      Expense for materials used in research decreased by $33,336 to $62,004 for the nine months ended September 30, 2005 compared to $95,340 expensed for the nine months ended September 30, 2004. Financial support for pilot sites increased by $81,312 for the nine months ended September 30, 2005 compared to $0 expensed for the nine months ended September 30, 2004.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased by $786,446, or 32%, to $3,232,734 from $2,446,288 for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004.

      Significant components of the increase in the nine months ended September 30, 2005 as compared to September 30, 2004 were due to the following. Consulting expense increased by $399,319 to $650,501 from $251,182. Part of this increase was due to the grant of restricted stock in June 2005 to our board of directors for their 2004 and 2005 service. The grant resulted in a non cash compensatory expense of $198,000. Also, part of this increase was attributable to the settlement of an arbitration proceeding arising from the December 13, 2004 termination of our former President and CEO. The agreement, which terminated our former President and CEO's previous employment agreement, provides that he will perform consulting services for us for a retroactive two-year period in exchange for consulting fees. In the nine months ended September 30, 2005 there was $150,000 in expenses related to this agreement. In addition, during the interim period before our new President and CEO was hired, we had a management consulting team in place at a cost of $66,000.

      Sales and administrative payroll and payroll related expenses decreased by $201,252 to $800,402 from $1,001,654. Travel and entertainment expense decreased by $43,048 to $44,035 for the nine months ended September 30, 2005 from $87,083 for the nine months ended September 30, 2004. The decrease in payroll and travel and entertainment expense was attributable to the reduction from four sales personnel for the nine months ended September 30, 2004 to two staff members for the nine months ended September 30, 2005.

      As  we  continue  investigating  additional  financing  alternatives,   we
incurred $39,500 in financing expenses during the nine months ended September 30, 2005 as compared to $0 for the nine months ended September 30, 2004.

      For the nine months ended September 30, 2005, investor relations expenses including rent paid for our New York City location decreased by $87,393 to $37,469 from $124,862 for the nine months ended September 30, 2004. We leased office space in New York, New York under a lease that expired on September 30, 2004, but continued on to occupy the space on a month-to-month basis at a monthly rental rate of approximately $1,350 until we vacated the space on February 28, 2005.

      We incurred $11,911 in expenses for meetings and seminars for the nine months ended September 30, 2005 compared to $70,255 for the nine months ended September 30, 2004. The $58,344 decrease is attributable to not attending management seminars in 2005 compared to those attended in the prior year.
Marketing expense decreased by $38,549 to $24,823 for the nine months ended September 30, 2005 from $63,372 for the nine months ended September 30, 2004. In 2004 we paid $11,272 for a website redesign and $17,170 for a marketing film of our BioScanIR.

      Our professional fees increased $729,573 to $1,410,889 for the nine months ended September 30, 2005 from $681,316 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005 accounting fees decreased approximately $222,000 from $344,000 to $122,000. Legal fees increased approximately $90,000 to $409,000 for the nine months ended September 30, 2005 from $319,000 for the nine months ended September 30, 2004. In September 2005, we issued 2,400,000 warrants to Trilogy for engagement to implement a marketing program, and, to the extent the Company requests, to assist it in business development and strategic advisory and investor relations services. The fair value of the warrants was $816,000.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 2004 WITH THE YEAR ENDED DECEMBER 31, 2003

The following represents a summary of the results of operations for the years ended December 31, 2004 and 2003:

                                                         For the Years Ended
                                                             December 31,
                                                     --------------------------
                                                         2004           2003
                                                     -----------    -----------
     DEVELOPMENT REVENUES                            $    69,800    $        --
     DEVELOPMENT COSTS                                    20,000             --
                                                     -----------    -----------
         Gross Profit                                     49,800             --
                                                     -----------    -----------
OPERATING EXPENSES
     Research and development                          1,413,194      1,129,248
     Selling, general and administrative               3,288,844      1,206,036
                                                     -----------    -----------
         Total Operating Expenses                      4,702,038      2,335,284
                                                     -----------    -----------
         Operating Loss                               (4,652,238)    (2,335,284)
         Interest and other (income) expenses, net       (17,089)        40,635
                                                     -----------    -----------
         Net Loss                                     (4,635,149)    (2,375,919)
                                                     -----------    -----------
      Series A Convertible Preferred Stock
      beneficial conversion feature                      458,121             --
                                                     -----------    -----------
         Net loss attributable to common
         stockholders- basic and diluted             $(5,093,270)   $(2,375,919)
                                                     ===========    ===========
         Basic and diluted net loss per share
         attributable to common stockholders         $     (0.17)   $     (0.11)
                                                     ===========    ===========
         Weighted average number of
         shares outstanding                           29,584,357     21,645,945
                                                     ===========    ===========

NET LOSS. The net loss for the year ended December 31, 2004 as compared to the net loss for the year ended December 31, 2003 increased by $2,259,230 from $2,375,919 to $4,635,149. The net loss attributable to common stockholders increased by $2,717,351 from $2,375,919 to $5,093,270. This included in 2004 a non-cash charge of $458,121 associated with the sale of our series A preferred stock. The charge measures the difference between the relative fair value of the series A preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. As more fully described below, we have been a development stage enterprise and have had a cumulative net loss of $15,413,090 since inception in 1997. During this period we have expended cash raised through various equity offerings, and issued stock and options and warrants to purchase shares of our common stock in exchange for services. The increased loss has been funded by the proceeds of the December 19, 2003 private placement and more recently the proceeds of the December 14, 2004 private placement, which has enabled us to continue product development, build our administrative organization and promote the sales and marketing of BioScanIR System through expanding direct sales and other marketing activities.

DEVELOPMENT REVENUES. There was $69,800 in revenue for the year ended December 31, 2004 as compared to $0 revenues for the year ended December 31, 2003. The revenue generated was due to completion of a research and development contract with the Department of Defense. We are still a development stage enterprise.

DEVELOPMENT COSTS. There was $20,000 in development costs for the year ended December 31, 2004 as compared to $0 costs for the year ended December 31, 2003. There was no revenue in 2003 and no associated development costs were incurred.

RESEARCH AND DEVELOPMENT EXPENSES. Research and development expense increased by $283,946, to $1,413,194 from $1,129,248, for the year ended December 31, 2004 as compared to the year ended December 31, 2003 and is expected to continue to increase as we employ new technical personnel and consultants in the development of our BioScanIR technology, purchases materials and components for development and expand our facilities. Cash proceeds from private placements in 2003 and 2004 provided the funding for these activities, which were more limited in 2002. Refer to the Statement of Stockholders Equity included in the accompanying financial statements for sources of capital, including cash and noncash services received in exchange for equity. We hired consultants and employees to obtain licensing, patent applications, support trial systems deployed in the field and registration of our product.

      Significant components of the increase for the year ended December 31, 2004 as compared to December 31, 2003 were: Salaries and consulting expense increased by $84,527 to $591,425 from $506,898; Recruitment expense increased by $40,151 to $41,136 from $985; business auto and travel and entertainment increased by $27,081 to $161,562 from $134,481 due to additional business trips to pilot sites for training and evaluation of equipment, purchasing cameras, and developing business relationships. Increased staff and travel contributed to the $24,641 increase in telephone expenses for the year ended December 31, 2004 to $49,641 from $25,000 incurred for the year ended December 31, 2003. For the year ended December 31, 2004 the increase in office expense was $17,838 to $73,197 from $55,359 incurred for the year ended December 31, 2003. In May 2003 we signed a new lease for additional office space as our staff increased. This resulted in an increase of $17,414 for rent and utility expenses for the year ended December 31, 2004 to $55,147 from $37,733 for the year ended December 31, 2003.

      Expenses for materials used in research and development increased by $82,118 to $183,072 for the year ended December 31, 2004 from $100,954 in the year ended December 31, 2003 as we continue our product development. During the year ended December 31, 2004 patent expenses decreased by $26,618 to $62,370 from $88,988 in the year ended December 31, 2003.

      We incurred $31,453 in postage and delivery costs for the year ended December 31, 2004 compared to $16,131 expensed for the year ended December 31, 2003, an increase of $15,322 - most of which was due to moving the product from pilot site locations.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A). Selling, general and administrative expenses increased by $2,082,808 to $3,288,844 from $1,206,036 for the year ended December 31, 2004 as compared to the year ended December 31, 2003. The level of SG&A expenses increased in 2004 as we hired administrative, marketing and sales personnel. Significant components of the increase for the year ended December 31, 2004 as compared to year ended December 31, 2003 were: insurance increased by $90,184 to $222,061 from $131,877. The premium for Directors and Officers Insurance accounted for most of the increased expense. In the year ended December 31, 2004, we added nine new personnel in sales, marketing and administration, increasing payroll and payroll related expenses by $1,037,299 to $1,376,867 from $339,568. As a result of the delay in commencing commercial sales, we reduced sales personnel and salaries during the first quarter of fiscal 2005.

      Effective December 19, 2003, we became a public company. Consequently, legal and accounting costs have increased, as have the administrative costs of enhancing our systems and procedures and accounting controls to comply with rules and regulations of the Securities and Exchange Commission, including the Sarbanes-Oxley Act. Accounting, legal and other professional fees incurred for the year ended December 31, 2004 increased by $723,469 to $860,339 as compared to $136,870 for the year ended December 31, 2003. Consulting fees decreased by $200,207 to $372,256 from $572,463 for the year ended December 31, 2004.

      For the year ended December 31, 2004, investor relations expenses including rent paid for our New York City location was $136,419 compared to $0 for the year ended December 31, 2003. This expense is expected to decline in 2005 as the lease was not extended and we expect to vacate the space on March 31, 2005. In addition, travel and related expenses for our investor relations and sales staff was $121,297 for the year ended December 31, 2004 compared to $0 for the year ended December 31, 2003. We incurred $176,492 in expenses for marketing costs and meetings and seminars during the year ended December 31, 2004 compared to $23,680 during the year ended December 31, 2003.

DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense, which is included in the results of operations, approximated $145,000 and $165,000 for the years ended December 31, 2004 and 2003, respectively. This primarily reflected depreciation expense associated with BioScanIR equipment installed in various clinics and hospitals for use in clinical trials, computer and development tools, and in 2004 the increased purchases of furniture, office equipment, computers and telephones to support operations.

INCOME TAXES. No income taxes were recorded for either of the years ended December 31, 2004 and 2003. As of December 31, 2004 and 2003, we had net operating loss carryforwards of approximately $13,530,000 and $8,768,000. A full valuation allowance has been provided against the deferred tax asset of $5,854,000 and $4,258,000 as of December 31, 2004 and 2003, respectively, in the accompanying financial statements.

LIQUIDITY AND CAPITAL RESOURCES

      We have a deficit accumulated during the development stage, which commenced on February 7, 1997 through September 30, 2005, of $21,095,374. The accumulated loss resulted principally from costs incurred in developing our business plan, acquiring licenses for our technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7 to the accompanying annual financial statements, we received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of our common stock and warrants. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

      As of December 14, 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, (initially convertible into 1,409,091 shares of common stock) and issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share. We received gross proceeds of $1,550,000 in the private placement and incurred offering expenses of $31,072. We allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments", we recorded a non-cash charge of $458,121 to deficit accumulated during the development stage, which is the difference between the relative fair value of the series A preferred stock and the fair market value of our common stock issuable pursuant to the conversion terms on the date of issuance. . As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering described below, the shares of the series A convertible preferred stock are now convertible into 3,100,000 shares of common stock, and the exercise price for the December 2004 warrants has been reduced to $0.50 per share. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, we issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. We expect to record a charge of approximately $527,000 for the fair value of those warrants during the fourth quarter of 2005. Holders of the series A preferred stock are entitled to receive a cumulative dividend of 4% per year, payable either in cash or, at the our option, additional shares of series A preferred stock. The series A preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. We could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised.

      As of September 30, 2005, we had cash balances and working capital deficiency of $933,513 and $417,692, respectively and total stockholders' deficiency of $399,922. At December 21, 2005, we had approximately $1,100,000 in cash balances.

      We estimate that we will require additional cash resources in 2005, based upon our current operating plans and condition. We are currently investigating financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions acceptable to us. Our success depends upon many factors, including securing market acceptance for our products, obtaining adequate additional financing on acceptable terms, and our ability to roll out our BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about our ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The accompanying financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should we be unable to continue as a going concern.

      On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company issued the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock. The shares of series B convertible preferred stock are convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. Stockholders that purchased shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. As of December 21, 2005, 114,665 shares of series B convertible stock were converted into 114,665 shares of the Company's common stock. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised. The Company has incurred legal and accounting fees in connection with the rights offering totaling approximately $312,000, as of September 30, 2005.

      Upon the conversions of the secured convertible note entered into on November 14, 2005 as described below, the series A and series B preferred stock could be converted into additional shares of common stock in accordance with
anti-dilution   provisions.   In  addition,   all  the

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


warrants given to the participants in the December 14, 2004 Private Placement and in connection with the August 10, 2005 Rights Offering will have the exercise price reduced from $0.75 to $0.65 per share in accordance with anti-dilution provisions.

      On November 14, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) warrants to purchase 4,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

      The Purchasers are obligated to provide us with the funds as follows:

      o  $1,000,000 was disbursed on November 15, 2005;

      o $1,000,000 will be disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

      o $2,000,000 will be disbursed within five days of the effectiveness of the registration statement.

      The proceeds of the offering will be used support our commercialization activities our BioScanIR(R) System and for working capital.

      The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

      The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments ( the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.

      The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. ("Axiom") and us, Axiom will earn a finders fee of $260,000 in cash of which $65,000 will be paid as of November 15, 2005 and $65,000 will be paid when the registration statement is filed, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom will receive five year warrants to purchase an aggregate of 1,513,781 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche.

      Any issuance of shares of common stock pursuant to the Securities Purchase Agreement and Finder's Agreement that would require us to issue shares of common stock in excess of our authorized capital is contingent upon us obtaining shareholder approval by written consent to increase our authorized shares of common stock from 50,000,000 to 200,000,000 and filing the certificate of amendment to our certificate of incorporation. We intend on filing a definitive information statement with the Securities and Exchange Commission on December 23, 2005, pursuant to which a majority of our shareholders approved by written consent to authorize the increase in our authorized shares of common stock. We intend on filing the certificate of amendment to our certificate of incorporation within 20 days of mailing the information statement to our shareholders. We are registering 12,534,026 shares of common stock pursuant to this prospectus that are underlying the secured convertible notes and warrants issued in connection with the Securities Purchase Agreement. Upon filing the certificate of amendment, we will amend this prospectus to include additional shares of common stock that are issuable pursuant to the Securities Purchase Agreement and the shares of common stock that are issuable pursuant to the Finder's Agreement.

      The Securities Purchase Agreement as described above, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. Warrants issued in connection with the Rights Offering transaction will be reduced to an exercise price of $0.65 from $0.75 per share.

      Operations used cash of $2,533,722 for the nine months ended September 30, 2005 compared to $3,292,901 used for the nine months ended September 30, 2004 as we further developed our technology for commercialization and in support of technical and administrative staff, and expenses. Cash used in investing activities was $165,162 for the nine months ended September 30, 2005 compared to $45,781 for the nine months ended September 30, 2004. Financing activities provided net cash of $228,685 for the nine months ended September 30, 2005 compared to net cash used of $341,663 for the nine months ended September 30, 2004.

      The BioScanIR system has received FDA Section 510(k) clearance permitting its sale in the US, and CE mark approval permitting its sale in Europe. We have designed and implemented manufacturing systems and procedures to be ISO 9000, FDA CFR 21 and EC MDD Directive 93/42 EEC compliant. We estimate that our build cycle approximates 120 days from the date of receipt of a firm order to shipment date.

      We continue to further improve our system for our target end-market applications based upon pilot site feedback. Current systems production is driven by our need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold or leased at some time in the future. We will build and deploy these units to the extent that they advance our product development and validation efforts and our drive to commercialization. On November 1, 2004, we delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials are expected to begin in the second quarter of 2005. As of June 23, 2005, we had four fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.

      On March 7, 2005, our board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

      We have committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately $633,000 (487,000 euros) as of April 25, 2005. In March 2005, we committed to purchase an additional $533,000 (410,000 euros) of camera systems and components). These systems and components utilize QWIP technology, for which we are the exclusive licensee.

      On June 7, 2005 our stockholders approved the 2005 Incentive Compensation Plan which reserves 5,000,000 shares of common stock for awards of stock options, stock appreciation rights, restricted stock deferred stock and other stock related awards and performance awards that may be settled in cash, stock or other property.

      We do not currently have any additional off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

NEW ACCOUNTING PRONOUNCEMENTS

      In March 2005,the FASB issued FASB INTERPRETATION NO. 47, "ACCOUNTING FOR CONDITIONAL ASSET RETIREMENT OBLIGATIONS" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. We do not expect that adoption of FIN 47 will have a significant effect on its condensed financial position or results of operations.

      In May 2005, FASB issued SFAS No. 154, "ACCOUNTING CHANGES AND ERROR CORRECTIONS" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. We do not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

      In June 2005, the Emerging Issues Task Force ("EITF") reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. However, Issue 00-19 does not define "conventional convertible debt instrument." Given the development of numerous contractual terms that may be included in a convertible debt instrument, it is not clear when a convertible debt instrument is "conventional." Our issue is that our instruments do not meet the definition of conventional convertible debt and as such forces us back into Issue 00-19 in paragraphs 12-23. The Company is evaluating the effect that adoption of the Issue will have on its financial position or results of operations in future periods.

      In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on our condensed financial position or results of operations.

      In September 2005, the FASB ratified the EITF Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our consolidated financial position or results of operations in future periods.

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


                                    BUSINESS

OVERVIEW

      We were founded in 1997 to acquire, develop and commercialize advanced medical imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease. Our lead product, the BioScanIR system, detects diseases that affect the perfusion or reperfusion (movement or flow) of blood in tissues and organs. Diseases such as cancer and vascular disease affect perfusion. The BioScanIR system assists physicians and researchers in differentiating between normal and abnormal tissues by detecting very small changes in perfusion. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP, which we have licensed on an exclusive basis from the California Institute of Technology. QWIP was developed by scientists at the Jet Propulsion Laboratory of the National Aeronautics and Space Administration, or NASA, for the U.S. Department of Defense's Strategic Defense Initiative (commonly referred to as the Star Wars program).

      In addition to our current technology, we continue to develop more advanced sensors through collaboration with aerospace and defense laboratories. We are presently developing "next generation" sensor technology. We have had funding through Phase I of the project from the U.S. Department of Defense's Missile Defense Agency and collaborated with NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center.

      We have received FDA Section 510(k) clearance permitting our sale of BioScanIR in the United States and CE mark approval permitting our sale of BioScanIR in Europe. Our approved labeling permits us to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

      We received notice that we have been awarded a New Technology Ambulatory Procedure Code (APC) effective April 1, 2005 for usage of our system in providing the service "dynamic infrared blood perfusion imaging." The APC provided by Medicare allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology (CPT) code. A critical element of our efforts over the next three years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

CORPORATE INFORMATION AND HISTORY

      We were originally formed as a Colorado corporation in September 1992 and operated a promotional products business under the corporate name Promos, Inc. On December 19, 2003, we completed a transaction in which we acquired all the assets and assumed all the liabilities of OmniCorder in consideration for the issuance of a majority of our shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

      In February 2004, at a special meeting of stockholders, our stockholders approved resolutions to change our state of incorporation to Delaware and our corporate name to OmniCorder Technologies, Inc. by means of a merger with and into a new wholly-owned Delaware corporation called OmniCorder Technologies, Inc., with OmniCorder Technologies surviving as the publicly-traded company; and ratify our assumption and adoption of the OmniCorder 1998 Stock Option Plan and approved an amendment to the plan increasing the number of shares of common stock available for option grants.

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 3,100,000 shares of common stock, including 1,690,909 additional shares of common stock which will be issuable as a result of the triggering of certain anti-dilution rights if this subscription rights offering is completed in full, and warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering.

      On March 4, 2005, we announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to our Board of Directors on March 7, 2005.

      On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005,

      Our principal executive offices are located at 125 Wilbur Place, Suite 120, Bohemia, New York 11716, and our telephone number is (631) 244-8244.

INTRODUCTION TO TECHNOLOGY

      Our lead product, the BioScanIR system, is an advanced digital infrared imaging device which is intended for use in biomedical imaging applications. The BioScanIR system measures minute changes in passively-emitted infrared radiation which are produced by tissue. It then identifies abnormal blood flow associated with the presence of tumors and vascular disease, and assists physicians and researchers in differentiating between normal and abnormal tissues.

      The basic principle behind the unit is the precise, rapid and repeatable measurements of naturally occurring infrared energy that is emitted from the human body. Like all objects, a human body emits infrared radiation at a characteristic rate and frequency. Slight changes in this emission behavior indicate the presence of disease. Thus, precisely measuring the changing rate of this emission allows the remote detection of disease with no physical contact, no contrast agent and with no source of outside radiation, such as x-rays.

      The medical usefulness of this information is a function of how accurately and quickly it can be acquired and the data processed. The BioScanIR uses an infrared sensor, called a Quantum Well Infrared Photodetector, or QWIP. Using the QWIP sensor technology and our proprietary methods, these measurements can then be collected up to 400 times per second and to an accuracy of 0.006 degrees by the BioScanIR system and processed to provide precise information about subtle changes in blood perfusion that are caused by diseases. We believe this combination of high precision measurement and sophisticated processing is without precedent in medical infrared imaging.

      The flow of blood throughout the body varies naturally due to normal physiology changes. For example, when the heart pumps, blood circulates faster and thus infrared emission increases, but just for the fraction of a second that the contraction of a single beat lasts. When the heart is resting between contractions, the circulation slows and the opposite occurs, again for a fraction of a second. This differing rate of blood transport leads to small periodic changes in emitted infrared radiation that the BioScanIR can detect. Similar periodic changes are driven by other mechanisms in the body designed to maintain homeostasis. For example, a periodic change in blood perfusion is driven by the autonomic nervous system intended to maintain precise core body temperature. These types of changes are subtle and require precise instrumentation and complex data processing. We believe the ability to measure these changes provides the ability to detect disease.

      As determined by published peer review research from several independent investigators and documented in our patents, a growing tumor modifies blood flow in a way that disrupts some of these periodic blood flow changes. Consequently, there is measurable evidence of its presence and continued growth. The areas in the body where this disruption is occurring can be analyzed using our proprietary software, providing visual and analytical evidence of the tumor's presence and activity.

      In addition to its featured speed and accuracy capabilities, the technology used in the BioScanIR system also benefits from being compact and relatively inexpensive. When combined with its ability to image without touching the patient's body, the BioScanIR system is highly functional in the operating room environment. In surgical applications, BioScanIR can measure the effects from brain activity and blood flow as they occur, and assist surgeons in modifying their procedures in real time.

ADVANCED RESEARCH AND DEVELOPMENT

      In the area of technology advancement, we have adopted and implemented a low-cost co-development strategy based upon our extensive contacts and relationships in the defense and aerospace industries, NASA laboratories and with U.S. Department of Defense, or DOD, agencies. This approach permits us to develop the latest sensor, and related camera technology, by entering into contracts with the DOD on projects that are of mutual interest. For example, we received a contract from the DOD in August 2003 for the purpose of developing a multi-band infrared sensor. This sensor is of great interest to the DOD for weapons targeting applications, and equally important to us, for future medical imaging applications. The new sensor will incorporate a multi-band detector with five times the resolution and the ability to analyze gases, fluids and other diagnostically important characteristics in living things. We were asked, under the DOD contract, to develop the sensor and, in turn, we subcontracted the work to expert institutions such as NASA's Jet Propulsion Laboratory, the Army Research Laboratory and Goddard Space Flight Center, to assist with research and development. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004. The contract has no special indemnification or renewal terms.

      We also have an agreement, described below under "Licensing Agreement - CalTech License Agreement," with NASA's Jet Propulsion Laboratory, through the California Institute of Technology, for new technical innovations (and rights to potential patents) in this technology. The end result is we are able to advance in the technology race by developing and licensing next generation sensors while, at the same time, mitigating or eliminating the high costs associated with such projects by entering into partnerships with direct funding sources, such as the DOD and the Jet Propulsion Laboratory. This cost-effective approach to the procurement of new technologies and their associated medical applications will continue to be one of our core competencies.

      We have conducted research and development on advanced infrared focal plane arrays and other technologies relating to the ongoing development of our BioScanIR system since 1997. Research and development expenditures were $1,315,746 and $1,016,422 in the nine months ended September 30, 2005 and 2004, respectively, and $1,413,194 and $1,129,248 in the years ended December 31, 2004 and 2003, respectively.

PATENTS AND INTELLECTUAL PROPERTY

      The BioScanIR system detects changes in blood flow distribution in tissues and organs characteristic of a cancer or vascular disease utilizing new patented QWIP sensor technology provided under exclusive license for specific biomedical applications to us by the California Institute of Technology. NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, developed this technology for the Ballistic Missile Defense Organization for the Strategic Defense Initiative (commonly referred to as the Star Wars program).

      The sensor is thousands of times more powerful than ones used previously for infrared breast cancer detection. The data collected by this sensor technology are analyzed using proprietary and patented methods and software, which were developed by our scientists and computer programmers.

      We use both the sensor and the method patents in the infrared biomedical imaging field either through direct ownership or exclusive, worldwide licenses. As part of our relationship with the California Institute of Technology, we have received subsequent rights to new patents. We have a growing portfolio of six issued and ten pending U.S. patents, along with corresponding foreign patents covering more than 25 other developed countries. We also hold registered trademarks on several product names and logos, including BioScanIR.

LICENSING AGREEMENTS

      The acquisition and licensing of intellectual property integral to the BioScanIR system is an important element of our business strategy. Through our portfolio of exclusive licensing agreements, we control the patents that protect the core diagnostic software and detection technology and other intellectual property upon which the BioScanIR system is based. Our principal agreements are summarized below.

      CALTECH LICENSE AGREEMENT. In May 1998, based on an option granted in September 1997, we entered into an agreement with NASA's Jet Propulsion Laboratory, which is managed by the California Institute of Technology, known as CalTech. Pursuant to this agreement, we obtained the exclusive license to exploit infrared radiation detection technology as embodied in certain issued and pending patents and any related U.S. or foreign patents or patent applications relating to QWIP technology. The CalTech technology was originally developed for earth/space science and weapon systems applications, through the efforts of the:

      o  Jet Propulsion Laboratory;

      o  Center for Space Microelectronics Technology;

      o  NASA Office of Space Access and Technology; and

      o  Ballistic   Missile   Defense   Organization/Innovative   Science   and
         Technology Office.

      Under this agreement, we own an exclusive license for the worldwide use of the CalTech technology for detection of passively-emitted infrared radiation from tissue, organs and organ systems for the generation of temperature related images for certain biomedical applications. Under defined circumstances, CalTech may permit other parties to exploit the CalTech technology, for specific applications or markets, if we are not exploiting the specific application or market, and choose not to do so after notification by CalTech that a third party is ready to do so. We must pay CalTech a minimum royalty of $10,000 per year as a condition of the license. As of March 25, 2005 we are current with our royalty payments to CalTech. The CalTech agreement also provides us with the right to enter into agreements, including sublicenses, to exploit the CalTech technology worldwide, subject to payment of royalties. The license from CalTech does not expire other than as a result of a breach of the license by us, but following the expiration of the last of the patents that are the subject of the license (October 2018), the license becomes non-exclusive and royalty-free.

      LOCKHEED MARTIN LICENSE AGREEMENT. In September 1998, we entered into a license agreement with Lockheed Martin Corporation pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. At the time we entered into the license agreement with Lockheed, we believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech.

      In order to maintain the exclusivity of the license, we were required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive and Lockheed provided a source of manufactured EQWIP detectors, we agreed to pay Lockheed certain minimum royalties. We also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, no manufacturer has produced EQWIPs and we have not utilized the EQWIP technology licensed from Lockheed and, therefore, believe that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. Lockheed, however, believes that royalties are due and has demanded payment. See "Legal Proceedings." If, pursuant to the license agreement, royalty payments are ever required to be paid by us to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, we are required to make specified annual minimum payments in order for us to maintain the exclusive rights to the EQWIP technology.

      The license from Lockheed does not expire other than as a result of a breach of the license by us, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. We do not believe that the loss of exclusivity of the license granted under our agreement with Lockheed will have a significant impact on us.

      ANBAR LICENSE AGREEMENT. In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we acquired the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. The Anbar patent is entitled "Detection of cancerous lesions by their effect on the periodic modulation of perfusion on the surrounding tissue." This patent describes the disease related physiological processes, which occur in the presence of cancerous tumors, as well as the method by which BioScanIR analyzes radiation emitted by tissue surrounding cancerous tumors. We are required to pay Dr. Anbar, who currently owns approximately 3.5% of our outstanding shares of common stock, a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015.

      Effective February 1, 2005, we have entered into a new two year consulting agreement with Dr. Anbar, which provides for Dr. Anbar to advise management on the optimization of our technology. As part of this agreement, we will acquire one patent on complimentary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide, support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We have obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the mental stress effects involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      AEG INFRAROT-MODULE GMBH. Our primary supplier for BioScanIR camera components is AEG Infrarot-Module GmbH, or AEG, a subsidiary of DaimlerChrysler AG. We entered into a strategic contract with AEG to manufacture and market advanced infrared disease detection systems and services to the healthcare industry for the early detection and management of cancer and other diseases. As part of the agreement, we have provided a non-exclusive technology license to AEG to utilize our proprietary digital infrared QWIP technology. AEG has granted us the exclusive right to market AEG's QWIP camera for a wide array of cancer and vascular disease detection applications.

      We have committed to purchase infrared camera systems and components from AEG for approximately U.S. $621,000 (478,000 euros) as of December 21, 2005. These cameras represent the most current technology and replace our order for previous generation units. These systems and components utilize QWIP technology, for which we are the exclusive licensee.

POTENTIAL STRATEGIC ALLIANCES

      As part of our marketing efforts, we are also pursuing strategic alliances with large pharmaceutical companies, as well as research foundations and government agencies. Our revenue model assumes we will be able to establish licensing agreements with pharmaceutical and medical device businesses, and these companies are expected to bear a majority of the expenses associated with the sales and marketing of the technology, in exchange for exclusive, or non-exclusive, performance-based royalties.

PRODUCT OVERVIEW

      HOW THE BIOSCANIR SYSTEM WORKS. During the BioScanIR examination, which takes less than ten minutes, the QWIP camera is positioned in front of the area on the patient to be studied, and records minute changes in infrared radiation that is passively emitted from the patient's body. The BioScanIR system consists of two modules:

      o  Data Acquisition - the QWIP camera and positioning system

      o  Data Processing - proprietary software and hardware

      The camera is a commercially-built, modular, high precision instrument manufactured exclusively for our applications. For more information on this instrument, see "Manufacturing" below. The data collected by the instrument is analyzed using our proprietary software and hardware, which process the data according to patented diagnostic principles. The results of this analysis are provided to the patient's doctor for interpretation.

      In certain markets where we might employ a transaction-based model, the BioScanIR system can be configured to employ a single-use, disposable scan card. The scan card is a CD-ROM, about the size and shape of a credit card, which contains the encryption key for the analytical software program to be used for the type of application for which the site is licensed. To begin data processing, the scan card is inserted into the BioScanIR system. At the conclusion of the individual image scanning session, the scan card is locked out, thus preventing its reuse. The BioScanIR provides critical medical information in a comfortable, non-invasive, cost-effective and timely manner. Unlike existing imaging modalities, BioScanIR does not require contrast agents and does not emit potentially damaging radiation. We believe that, in addition to its superior detection capabilities, a strong advantage of the BioScanIR system is its lower cost as compared with competing modalities. The per-use cost of the BioScanIR is estimated to be significantly less than the cost of some other functional imaging modalities. We believe that the quality of the patient's experience may lead to greater participation in earlier disease screening and, therefore, detection, and a lower dropout rate among patients in clinical drug trials.

      The sensitivity of the product's detector technology, the increased speed of data collection made possible by newly advanced camera technology, patented algorithms that analyze changes in blood flow and the development of fast and inexpensive CPU's, have together achieved a threshold that, for the first time, make the BioScanIR system's diagnostic process possible.

COMMERCIALIZATION STRATEGY

      PILOT PROGRAM. We have completed clinical studies of the BioScanIR technology in each of our chosen market segments over a five-year period, and commenced a non-revenue generating pilot program at prestigious medical centers in the United States and Europe. The BioScanIR has been clinically tested at Harvard's Dana-Farber Cancer Institute (therapeutic monitoring), the Mayo Clinic (surgical applications) and the State University of New York at Stony Brook (breast cancer detection). Our pilot program sites have included Pasadena's
Huntington Memorial Hospital (neurosurgery), the University of Geneva in Switzerland (reconstructive surgery) and the University of Leipzig in Germany (heart surgery), the Heidelberg Cancer Research Center in Germany (cancer therapy) and the University of Bergamo Hospital in Italy (brain surgery). In 2004 we added Milan Tumor Institute in Italy and in the first quarter of 2005, we added Karolinska Institute in Sweden (peripheral vascular disease - wound healing). We shipped the BioScanIR to the Cleveland Clinic in Ohio (breast cancer therapy monitoring), where clinical trials are expected to begin in the second quarter of 2005. Our pilot program has already produced what we believe to be positive results based on feedback from physicians, technicians and patients.

      Our studies completed in the period before 2004 served to validate our basic technology. As part of our rollout strategy, we intend to establish new pilot installations, with the goal of validating a commercially viable product in specific application areas, further demonstrating the efficacy of the BioScanIR system.

      o Addressable Markets and Revenue Opportunities. We continue to build a persuasive base of successful clinical studies and published papers through the successful conclusion of pilot studies in cancer therapy monitoring, reconstructive surgery, and neurosurgery in order to begin the rollout of our BioScanIR system in the United States and Europe. According to Medtech Insight's December 2002 report entitled "The Worldwide Market for Diagnostic Imaging Equipment," one-third of the world's annual healthcare budget, or $1.17 trillion, is spent on the detection and treatment of cancer and vascular disease. In the United States alone, according to the report, $400 billion is spent annually on cancer and vascular disease. Medical imaging comprises a large component of the total healthcare market, in the United States and abroad, and globally over one billion imaging procedures were performed in 2002. These procedures are performed using computed axial tomography (CTs), magnetic resonance imaging (MRIs), position emission tomography (PETs), x-ray and ultra-sound machines. CT scans use computerized analysis of x-rays to detect tumors. MRIs use magnetic fields and radio-frequency waves to produce three-dimensional images of normal and abnormal tissue. PET scans use a radioactive tracer to detect increased metabolic activity found in cancerous growths. According to Medtech Insight's report, the estimated number of annual procedures using these machines are:

                CT Scans:                           57.5 million

                MRIs:                               29.5 million

                PETs (nuclear medicine):            34.5 million

                X-rays:                             711 million

                Ultra-sounds:                       204 million

      The installed United States base of larger machines is approximately 15,000 units (8,100 CT scanners, 6,100 MRI scanners and 380 PET scanners). In view of BioScanIR's attributes and cost advantages, large and growing global healthcare expenditures, and the vast number of imaging procedures and applications for which the BioScanIR is suited, we believe that we will attract market share. Our plan is to initially target revenue-generating opportunities in the following two high-value areas: therapy/drug development and surgery.

      The estimated $4 billion market for therapy/drug development includes cancer research and development, vascular research and development, and cancer and vascular clinical trials. According to a 2003 report by the Pharmaceutical Research and Manufacturers Association, there are approximately 400 drugs under development for the treatment of cancer. Of these, we estimate that 219 are ideal candidates for development with the imaging assistance of the BioScanIR system. The drug discovery, development and approval process lasts, on average, 74 months, according to a 2003 report by The Tufts Center for the Study of Drug Development, and the average drug costs $802 million to develop and bring to market. Only five in 5,000 compounds that enter pre-clinical testing advance to human clinical testing, and only one of those five is ever approved for sale. We believe any research tool that can reduce the time and costs of drug development is of interest to biopharmaceutical companies. The BioScanIR system is designed to monitor patients in trials, and has product features which give it competitive advantages, particularly with respect to quick and effective tracking of a therapeutic regimen.

      The estimated $7 billion market for surgery includes brain, cardiovascular, vascular, and general surgery, and post-surgical monitoring. We believe any imaging tool that helps improve surgical outcomes, reduces the risk to patients and lowers healthcare costs, should be widely accepted by physicians, researchers, technicians and patients alike.

      If we are successful in penetrating the therapy/drug development and surgery markets, we will implement the second phase of our business strategy by addressing the estimated $12 billion diagnostics/screening market, which includes breast, cervical, skin and other cancers, and diabetes. The technologies available today to screen and diagnose cancer vary greatly according to the specific form of the disease being considered. X-ray mammography is the most widely-used method of diagnosing breast cancer despite the technology's severe limitations. For skin cancer detection, there are no effective diagnostic means other than surgical biopsy, and for cervical cancer, the inaccuracies of routinely conducted "pap smears" result in tens of thousands of unnecessary cervical biopsies. We believe that the BioScanIR system can potentially provide an easy-to-use, significantly lower cost, completely non-invasive, patient-friendly method of cancer detection in each of these areas.

      With an estimated market size of $12 billion, the diagnostic/screening market represents a significant opportunity for us. We recognize that, despite the substantial potential in this market segment, there are many clinical, regulatory and marketing hurdles to overcome in order to establish the BioScanIR as the standard of care in this fragmented and complex market. Consequently, we plan to partner with large research foundations, healthcare organizations and government agencies for the funding of large clinical trials to establish the BioScanIR as the standard of care in cancer detection and screening.

      We expect that these studies will progress in tandem with the BioScanIR system's success in the therapy/drug development and surgery segments. Success in these areas will provide us with both the medical validity and financial underpinnings to invest more aggressively in self-funded programs and studies that can accelerate the market acceptance of the BioScanIR system as the diagnostic and screening modality of choice in any number of important diseases, such as breast cancer and diabetes. We do not intend to build-out a full-scale internal sales and marketing force. In conjunction with successful clinical trials and publication of positive operating results, our strategy will be to establish marketing partnerships with medical device and pharmaceutical companies with a strong presence in each of the segments of the market.

      In addition, we have identified over 20 other potential applications for our system, many of which address markets of significant size such as breast cancer screening as an adjunct to mammography, head and neck cancers, melanoma, dermatological diseases like psoriasis and peripheral vascular diseases such as Reynauds Disease, which we intend to pursue as our system becomes more widely accepted and our resources permit.

      REVENUE MODEL. We believe that initial revenues will come primarily from the sale of the BioScanIR system to customers for use in cancer therapy monitoring and drug discovery, as well as in reconstructive and neurosurgery applications. In addition, initial customers will likely include imaging research organizations that will purchase BioScanIR systems for use in their own research programs. It is possible, however, that initial revenues in certain applications, such as cancer therapy monitoring, could involve a fee per use, either as the sole revenue source, or more likely in combination with other forms of revenue. Such other forms could include up front licensing fees, and/or annual maintenance fees over the estimated 4-5 year life of the BioScanIR system. Even if the initial source of revenue is the sale of the BioScanIR system, it is anticipated that such sales would also be accompanied by annual maintenance fees.

      As we expand our efforts into other applications we will evaluate our revenue model options. For example, as we move into the diagnostic/screening market it is anticipated that a fee per use model could be more appropriate. In this model, which may also apply to other initiatives as noted above, revenues would be generated through a combination of a fee per use, a one-time up-front fee for licensing, installation and training, and annual maintenance fees. We believe that the fee per use model may be more appropriate for physician office-based diagnostic and screening applications by minimizing capital equipment purchase barriers. This model is expected to generate sufficient fees to recoup the cost of the BioScanIR system within one year.

      SALES AND MARKETING. Given the significant overall market size - there are thousands of prospective installation sites and millions of potential screenings
- we believe there will be significant demand for our BioScanIR system. According to industry data, there are approximately 6,280 hospitals, 9,100 free-standing surgical centers, outpatient clinics and sub-acute care sites and 15,000 skilled nursing homes in the United States, approximately 9,266 hospitals in Japan and approximately 9,310 hospitals in France, Germany, Italy, Spain and the United Kingdom, as well as clinics and offices of obstetricians, gynecologists, oncologists, radiologists and other physicians and surgeons throughout the developed world.

      To drive broad distribution of our systems throughout our target applications markets, we will rely upon the establishment of channel partners. Channel partners will perform the primary sales and marketing functions for our systems. We expect that we may have different channel partners for different applications. Channel partners could include distributors (on a regional, national, multinational, or even global basis), manufacturers of medical equipment (OEM relationship), manufacturer's representative organizations, drug companies who market our system to physicians and hospitals as part of their drug's protocol for patient treatment, or other interested parties that can bring a strategy channel value to our company. To support these channel partners, we do envision adding a limited set of our own sales and customer support resources wherever appropriate globally.

      CLINICAL STUDIES AND EFFICACY. The BioScanIR system has been rigorously tested for a variety of applications at leading institutions. We have conducted clinical testing of our BioScanIR technology in our initial target market segments over a five-year period, and we have commenced a non-revenue generating pilot program at several prestigious medical centers in the United States and Europe for applications in surgery and therapy. Our clinical test sites (alpha sites) included Harvard's Dana-Farber Cancer Institute (for therapy monitoring), the Mayo Clinic (for surgical applications) and the State University of New York at Stony Brook (for breast cancer detection). Our beta site pilot program involves the installation of our systems for evaluation by physicians, technicians and patients. Units are situated in The Karolinska Institute (skin cancer, wound healing), The Ospedali Riuniti di Bergamo (brain surface perfusion changes related to tumor pathology), HUG-Hopitaux Universitaires de Geneve (plastic reconstructive surgery applications), and The Instituto Nazionale dei Tumori in Milan (breast cancer and cutaneous angioma therapy monitoring). The BioScan IR was shipped to The Cleveland Clinic (neoadjuvant breast chemotherapy), where

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


clinical trials are expected to begin in the second quarter of 2005. Additional beta site pilot studies in the USA are planned. All of our published testing results were reviewed and evaluated by medical or research experts in the specific fields of use through the peer review process. Leading physicians have documented the clinical efficacy of the BioScanIR in key peer-reviewed publications supporting the use of our technology as a viable and economic adjunct to these established imaging modalities. A recent study completed by neurosurgeons at the Mayo Clinic and published in the Journal of Neurosurgery described the BioScanIR system as "The Vision of the Future." In addition, at the 2001 and 2002 American Society of Clinical Oncology conventions, we were invited to present the results of the Dana-Farber Cancer Institute's study documenting the advantages and imaging capabilities of the BioScanIR system. In the most recent peer reviewed publication entitled "Dynamic Infrared Image of Newly Diagnosed Malignant Lymphoma Compared with Gallium-67 and Fluorine-18 Fluorodeoxyglucose (FDG) Positron Emission Tomography (PET)," researchers from Harvard's Dana-Farber Cancer Institute favorably compared the performance of the BioScanIR system with that of PET imaging for applications involving cancer treatment.

      REGULATORY AFFAIRS AND MILESTONES. We believe that we have sufficient regulatory clearance to execute our business plan in the United States and Europe. In December 1999, we received FDA Section 510(k) market clearance which permits marketing of the BioScanIR service as an adjunctive method to detect breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue and organs. In August 2003, we received "CE mark" clearance that permits us to market our BioScanIR throughout the European Union. For more information about how governmental regulation affects our business, see "Governmental Regulation" below.

COMPETITION AND INDUSTRY

      PRODUCT FEATURE COMPARISONS AND COMPETITIVE ADVANTAGES. Compared to other imaging modalities such as CTs, MRIs and PETs, the BioScanIR exhibits lower up-front and maintenance costs to hospitals, clinics and other healthcare providers and, as a result, a lower cost per procedure. The BioScanIR examination is non-invasive and patient-friendly, and the machine is easy for technicians to operate. We believe that a less expensive, functional imaging tool like the BioScanIR system will enable the use of many of the new, targeted cancer therapies that are being produced, as they require accurate, lower cost functional imaging techniques to ascertain early tumor response.

GOVERNMENTAL REGULATION

      FDA REGULATION. Our products and manufacturing activities are subject to regulation by the U.S. Food and Drug Administration, or FDA, and by other federal, state, local and foreign authorities. Pursuant to the Food, Drug, and Cosmetic Act of 1938, commonly known as the FD&C Act, and the regulations promulgated under it, the FDA regulates the development, clinical testing, manufacture, packaging, labeling, storage, distribution and promotion of medical devices. Before a new device can be introduced into the market, the manufacturer must generally obtain marketing clearance through a Section 510(k) notification or approval through a Premarket Approval, or PMA.

      CLASSIFICATION OF MEDICAL DEVICES. In the United States, medical devices intended for human use are classified into three categories, Class I, II or III, on the basis of the controls deemed reasonably necessary by the FDA to assure their safety and effectiveness with Class I requiring the fewest controls and Class III the most. Class I, unless exempted, and Class II devices are marketed following FDA clearance of a Section 510(k) premarket notification. Since Class III devices (e.g., implantable devices and life sustaining devices) tend to carry the greatest risks, the manufacturer must demonstrate that such a device is safe and effective for its intended use by submitting a PMA application. PMA approval by the FDA is required before a Class III device can be lawfully marketed in the United States. Usually, the PMA process is significantly more time consuming and costly than the 510(k) process.

      Breast cancer screening devices that use infrared detection instrumentation, such as that used in the BioScanIR system, which are intended to be used by physicians as an adjunct (supplement) to other established clinical detection methods for breast disease, are currently classified as Class I devices, requiring clearances under Section 510(k) before marketing. Such devices that are intended for stand-alone use, i.e., for use as a sole diagnostic screening tool for detection of breast cancer, are classified as either Class II or Class III devices, requiring PMA before marketing.

      CHANGES IN APPROVED DEVICES. The FD&C Act requires device manufacturers to obtain a new FDA 510(k) clearance when there is a substantial change or modification in the intended use of a legally marketed device or a change or modification, including product enhancements and, in some cases, manufacturing changes, to a legally marketed device that could significantly affect its safety or effectiveness. Supplements for approved PMA devices are required for device changes, including some manufacturing changes, that affect safety or effectiveness. For devices marketed pursuant to 510(k) determinations of substantial equivalence, the manufacturer must obtain FDA clearance of a new 510(k) notification prior to marketing the modified device. For devices marketed with PMA, the manufacturer must obtain FDA approval of a supplement to the PMA prior to marketing the modified device.

      GOOD MANUFACTURING  PRACTICES AND REPORTING.  The FD&C Act requires device manufacturers to comply with Good Manufacturing Practices regulations. The regulations require that medical device manufacturers comply with various quality control requirements pertaining to design controls, purchasing contracts, organization and personnel, including device and manufacturing process design, buildings, environmental control, cleaning and sanitation; equipment and calibration of equipment; medical device components; manufacturing specifications and processes; reprocessing of devices; labeling and packaging; in-process and finished device inspection and acceptance; device failure investigations; and record keeping requirements including complaint files and device tracking. We are in compliance with the above requirements.

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


      CURRENT REGULATORY STATUS. The FDA found that the BioScanIR system was substantially equivalent to an existing legally marketed device, thus permitting it to be marketed as an adjunct (supplemental) screening/diagnostic device. We received 510(k) clearance in December 1999 and, together with our field test data, are marketing the BioScanIR System as an adjunct (supplemental) method for the diagnosis of breast cancer and other diseases affecting the perfusion or reperfusion of blood in tissue or organs.

      REIMBURSEMENT BY THIRD-PARTY PAYORS. Most purchasers of medical devices such as physicians, hospitals and imaging centers rely on reimbursements from third-party payors including, by way of example, private indemnity health insurers, managed care health insurers, federal health insurance programs (e.g., Medicare), and state administered programs (e.g., Medicaid). Therefore, decisions by third-party payers concerning reimbursement for use of the BioScanIR system are likely to affect the use of this device. Use of the BioScanIR System for its current FDA cleared uses is not covered by any third-party insurer. Failure to secure third-party coverage, or failure to maintain coverage after it is received, could have an material adverse impact on our operations.

      Favorable coverage determinations for a medical device do not automatically follow FDA approval or clearance of the medical device. Rather, manufacturers of medical devices must affirmatively seek favorable coverage determinations from private and public insurers. A coverage determination usually involves two fundamental decisions. First, the insurer decides whether there are circumstances under which it will pay for a procedure involving the device or will pay an additional amount for use of the device, where the device is an adjunct to an already covered procedure. Second, if there are circumstances where coverage would be appropriate, the insurer sets out the conditions necessary to support coverage (e.g., medical history). The coverage conditions can be broad allowing many patients to qualify for coverage or so narrow, that few patients qualify for coverage. Following a favorable coverage determination, the insurer sets a level of reimbursement or a formula for determining that level.

      Coverage determinations by private and public insurers can proceed slowly, their outcomes are uncertain and can vary even within a single program owing in part to the fact that many determinations are made regionally, locally or on a case-by-case basis, rather than nationally. This is even so for Medicare, the federal health insurance program for the aged and disabled and single largest third-party payor.

      New technologies can receive a special temporary reimbursement code (a New Technology Ambulatory Procedure Code, or APC) provided by Medicare that allows users of the new technology to submit claims for reimbursement for their use of the new technology in an outpatient setting for Medicare patients. This type of code is used to collect actual clinical history on the costs of using the new technology as a precursor to the assignment of a permanent Current Procedural Terminology, or CPT code. We received notice that we have been awarded an APC code effective April 1, 2005 for usage of our system in providing the service, "dynamic infrared blood perfusion imaging." A critical element of our efforts over the next two years must be to build a history of claims submissions using the APC for the use of our system in order to demonstrate the viability of the technology and pave the way for securing a CPT code which is issued by the American Medical Association. The service associated with the use of the BioScanIR system has been assigned APC Code 1502 and HCPCS Code C9723. The service will be reimbursed at $75.00 per scan plus a $15.00 co-pay effective April 1, 2005.

MANUFACTURING

      We subcontract the manufacturing of components for our BioScanIR system to several third parties. We provide the manufacturing specifications for all of these components. Incoming components are tested and assembled, and the final units are retested, before being shipped to customers. We believe that our manufacturing environment is compliant with FDA GMP and ISO 9001. The BioScanIR is UL-certified.

EMPLOYEES

      As of December 21, 2005, we had a total of 7 full-time employees, 3 part-time employees and 4 additional outside consultants (part-time). Together, approximately 9 of these individuals are engaged in technology, research and product development, and 5 in management and finance. We have never experienced a work stoppage and believe our employee relations are very good.

                             DESCRIPTION OF PROPERTY

      Our corporate headquarters are located at 125 Wilbur Place, Suite 120, Bohemia, New York, in approximately 6,550 square feet of space occupied under a lease with a monthly rental rate of approximately $4,800 that expires in November 2009.

                                LEGAL PROCEEDINGS

      In September 1998, we entered into a license agreement with Lockheed Martin Corporation, pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology we licensed from CalTech. We have not utilized the EQWIP technology licensed from Lockheed.

      In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised us that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed by us pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified us that, in its view, we were in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. We have responded to Lockheed that, among other reasons, no sums are due to Lockheed by us, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although we believe that we have no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that we may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

      On March 8, 2003, our former Chief Financial Officer filed a declaratory judgment action against us in the U.S. District Court for the District of New Jersey. The complaint alleges that while serving as both a director and Chief Financial Officer, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

      On July 23, 2004, the Court granted, in part, our motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. We moved to dismiss the deferred salary claim based on an arbitration provision in the plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

      On February 15, 2005, we moved for partial summary judgment on Plaintiff's deferred salary claim. By Order dated March 23, 2005, the court denied our motion, but allowed us to renew our motion at the close of discovery. The Court did find that it is unlikely that Plaintiff could recover any deferred compensation prior to April 1, 1999. The parties have recently completed discovery and a final pretrial conference was held on August 17, 2005. The Company expects the Court to schedule trial for early 2006.

      While the ultimate outcome of this matter cannot presently be determined with certainty, according to our counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. We believe that our provision for such in the accompanying financial statements is adequate at December 31, 2004.

      On December 22, 2004, our former President and Chief Executive Officer Mark A. Fauci, who was terminated from employment on December 13, 2004, filed for arbitration under his employment agreement with the American Arbitration Association alleging that his termination was without cause as defined in the agreement, and demanding monies allegedly due and owing under the agreement, claimed to be in excess of $1.0 million but not exceeding $5.0 million. Mr. Fauci is a director and significant stockholder of our company.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we announced that we entered into a consulting agreement with Mr. Fauci. Mr. Fauci remains a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We are not a party to any other pending or threatened legal proceedings. The outcome of the matters described above could have a material impact on our financial condition, results of operations and cash flows.

                                   MANAGEMENT

EXECUTIVE OFFICERS, DIRECTORS AND KEY EMPLOYEES

      The following table sets forth information about our executive officers, key employees and directors as of December 21, 2005, most of whom joined us following the closing of the recapitalization transaction in December 2003 and most of whom previously served as executive officers or directors of privately-held OmniCorder.

Name                                              Age   Position
----                                              ---   --------
Michael A. Davis, M.D., D.Sc.                     63    Chairman of the Executive Committee and Director

Denis A. O'Connor                                 52    Director and President and Chief Executive Officer

Kevin J. Healy                                    43    General Counsel

Marek Pawlowski, Ph.D.                            56    Vice President - Product Development

Celia I. Schiffner                                49    Controller

Mark A. Fauci                                     45    Director

George Benedict                                   68    Director

Joseph T. Casey                                   73    Director

Gordon A. Lenz                                    68    Director

Hon. Joseph F. Lisa, Justice (Ret.)               68    Director

Anthony A. Lombardo                               57    Director

Robert W. Loy                                     67    Director

Jed Schutz                                        45    Director

William J. Wagner                                 54    Director

      The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, followed by our key employees, are as follows:

      MICHAEL A. DAVIS, M.D., D.SC. - CHAIRMAN OF THE EXECUTIVE COMMITTEE AND DIRECTOR. Dr. Davis has been a member of our Board of Directors since December 14, 2004 and is also the Chairman of the Executive Committee of the Board of Directors. From 1995 until December 2004, Dr. Davis served as a Director of E-Z-EM, Inc., a leader in the design, manufacture and marketing of contrast media for gastrointestinal tract radiology, and has been its Medical Director since 1994 and was its Technical Director from 1997 to 2000. Since December 2004, Dr. Davis has been a Director Emeritus of E-Z-EM, Inc. Dr. Davis was a Visiting Professor of Radiology at Harvard Medical School and Visiting Scientist in Radiology at Massachusetts General Hospital in 2002 and 2003. He has also served as Senior Vice President and Chief Medical Officer of MedEView, Inc., a radiology informatics company, from 2002 to 2003. He was Professor of Radiology and Nuclear Medicine and Director of the Division of Radiologic Research, University of Massachusetts Medical Center, from 1980 to 2002. During 1999, he also served as the President and Chief Executive Officer of Amerimmune
Pharmaceuticals, Inc. and its wholly-owned subsidiary, Amerimmune, Inc., which were involved in pharmaceutical research, and served as a director there from 1999 to 2003. Dr. Davis is also a director of MacroChem Corp., a publicly-traded specialty pharmaceutical company.

      DENIS A. O'CONNOR - PRESIDENT AND CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. O'Connor joined us on March 23, 2005 as President and Chief Executive Officer and as a member of our Board of Directors and Executive Committee of the Board of Directors. Mr. O'Connor recently resigned from DOBI Medical
International, Inc., a publicly-traded company focused on breast imaging technology, where he was responsible for the commercial leadership of the business. He had joined DOBI Medical in December 2003 as Senior Vice President - Sales and Marketing. Mr. O'Connor has held senior management positions at Philips Medical Systems, Sony Medical Systems and Lockheed Martin Medical Systems. From March 1997 to June 2000, Mr. O'Connor was President and Chief Executive Officer of Life Imaging Systems, Inc. From July 2000 to May 2003, Mr. O'Connor was Chairman and Chief Executive Officer of Advanced Imaging
Technologies, Inc., a medical imaging company. Mr. O'Connor received an M.B.A. from New York University's Stern School of Business and a B.S. in Computer Science and Business Administration from the City College of New York. He is also a graduate of Columbia University School of Radiological Technology, from which he received his certification in Radiologic Technology.

      KEVIN J. HEALY - GENERAL COUNSEL. Mr. Healy joined our company in June 2005 as General Counsel. Mr. Healy had been Corporate Counsel to Vishay Intertechnology's General Semiconductor Division since November 2001. From November 1997 to November 2001 he was with General Semiconductor, Inc., where he served as Assistant General Counsel handling all corporate legal matters. Mr. Healy holds a Master of Business Administration from Dowling College School of Business, a Juris Doctor from St. John's University School of Law and a B.A. degree from University at Albany. Mr. Healy is admitted to the New Jersey Bar, the District of Columbia Bar, and the United States District Court, District of New Jersey.

      MAREK PAWLOWSKI, PH.D. - VICE PRESIDENT - PRODUCT DEVELOPMENT. Dr. Pawlowski has worked with our company since November 2002. He became our Vice President -- Product Development on December 19, 2003. Dr. Pawlowski has 20 years of medical device development experience. Dr. Pawlowski's responsibilities include the commercialization of technology through market launch. He has held senior product development or research and development positions at Viatronix, Inc. (April 2001 to July 2002); RTS Wireless/Aether Systems, Inc. (March 2000 to April 2001); Veeco Instruments, Inc. (August 1998 to March 2000); Neuromedical Systems, Inc. (December 1995 to August 1998); and Medical Systems Corp. (August 1991 to November 1995). From July to November 2002, Dr. Pawlowski was an independent consultant. Dr. Pawlowski holds a Ph.D. in Technical Sciences, Warsaw University of Technology, Warsaw, Poland, and completed postgraduate work in statistics, linear algebra, digital filters and signal processing.

      CELIA I. SCHIFFNER - CONTROLLER. Ms. Schiffner joined our company in April 2004 as the Controller. Ms. Schiffner has over 20 years of accounting experience in technology, retail and not-for-profit. Most recently, from January 2001 to March 2004, Ms. Schiffner served as C.F.O. and Treasurer of VillageWorld.com where she helped her former employer complete a reverse merger. For more than three years prior to holding that position, she was the Controller of Montauk Rug and Carpet Corporation. Ms. Schiffner holds a B.A. degree in Accounting from St Joseph's College.

      MARK A. FAUCI - DIRECTOR. Mr. Fauci is our founder and has, since privately-held OmniCorder's incorporation in 1997, served as a director. He served as our President and Chief Executive Officer since privately-held OmniCorder's incorporation until December 2004. In March 2005, Mr. Fauci signed a two year consulting agreement with our company. Prior to 1997, Mr. Fauci served in a variety of roles at Reuters Health Information Services, a Reuters-owned, start-up company based in New York. Among his roles at Reuters, Mr. Fauci headed New Business Development, and was responsible for building strategic relationships in the United States and Europe, developing strategic technical business plans and exploring commercial applications of technology developed in private and government research laboratories. Before joining Reuters, Mr. Fauci served as President of E.C.A., Inc., a consulting firm specializing in the field of computer-aided design and digital-imaging systems. In the seven prior years, he was an engineer at Standard Microsystems Corporation and General Instruments. His work at these companies included research, development and the manufacture of application specific integrated circuits utilizing the same manufacturing processes now employed in the manufacturing of state-of-the-art infrared imaging sensors. Mr. Fauci received a B.S. degree in Science from the State University of New York at Stony Brook and an M.B.A. degree from Dowling College.

      JED SCHUTZ - DIRECTOR. Mr. Schutz had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors on December 19, 2003. Mr. Schutz is a member of the Executive Committee of the Board of Directors. For more than the past five years, Mr. Schutz has been a private investor and advisor to emerging technology companies, as well as a real estate developer. He is the Chairman of the Board of Campusfood.com, Inc., a company in the online food ordering business. He also currently serves as a director of Greenshoe, Inc., an alternative electronic payments company. He served as a director from 1993 to 1999, and for one year as Chairman of the Board, of FRM Nexus, a publicly-held company engaged primarily in medical financing. Mr. Schutz received a B.S. degree in biology from Duke University and a post-graduate Certificate in Business from New York University.

      GEORGE BENEDICT - DIRECTOR. Mr. Benedict had been a director of privately-held OmniCorder since December 2002, and became a member of our Board of Directors in January 2004. Mr. Benedict founded Seafield Center, Inc., an alcohol and chemical dependency rehabilitation center on Long Island, New York, where he has been associated since May 1985. Mr. Benedict has been the President of Seafield Services, which operates eight outpatient facilities, since September 1990, and the President of Seafield Resources, a not-for-profit organization which operates nine halfway houses, since December 1993. Mr. Benedict has also been the Vice President of NY Diagnostic, which is a Department of Health-approved medical outpatient clinic with five locations in the New York metropolitan and Long Island area, since August 2000. Mr. Benedict is regarded as a leading authority in the field of alcohol and chemical dependency rehabilitation.

      JOSEPH T. CASEY - DIRECTOR. Mr. Casey became a member of our Board of Directors in January 2004. Mr. Casey retired as Vice Chairman and Chief Financial Officer of Litton Industries, Inc., an aerospace and defense company, in March 1994, and had held various positions at Litton Industries beginning in October 1963. Mr. Casey served as Vice Chairman, Chief Financial Officer and Director of Western Atlas Inc., a global supplier of oilfield information services and industrial automation systems with annual revenues of more than $2.5 billion, from March 1994 until August 1996. He was a director of Pressure Systems, Inc. from October 1997 through September 2004, a director and member of the Audit and Compliance Committee of UNOVA, Inc. from September 1998 through May 2005, and a director of Baker Hughes Incorporated from 1996 through 2003. Mr. Casey has been a member of the Board of Trustees of Claremont McKenna College since 1988 and of the Don Bosco Technical Institute since 1972. He has also been a member of the Board of Overseers of the Center for Russia and Asia of the Rand Corporation since 1997. Mr. Casey received a B.S. degree from Fordham University and is a licensed certified public accountant in New York and New Jersey.

      GORDON A. LENZ - DIRECTOR. Mr. Lenz had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lenz has been Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., a provider of group health insurance to more than 150,000 small business owners, employees and dependents, since April 1993. Mr. Lenz has also been the Chairman and Chief Executive Officer of Cue Brokerage Corporation, a property casualty insurance agency, since June 1994. Mr. Lenz has written extensively on healthcare issues for a variety of publications.

      HON. JOSEPH F. LISA, JUSTICE (RET.) - DIRECTOR. Judge Lisa had been a director of privately-held OmniCorder since June 2003, and became a member of our Board of Directors in January 2004. He has been the Chairman of the Board of Directors since October 2004. Since

June 2001, Judge Lisa has been in private law practice and currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. In 1967, he was elected a Delegate to the New York State Constitutional Convention and later served as a member of the New York State Assembly (1969-76) and a member of the New York City Council (1981-90). He was elected Justice of the New York Supreme Court in January 1991 and served until May 2001. He has been a permanent member of the Scientific Committee of the San Marino Scientific Conference in the Republic of San Marino since 1998. Judge Lisa served in the United States Marine Corps Reserve and received an Honorable Discharge. Judge Lisa received a B.B.A. degree from St. John's University, a J.D. degree from St. John's University School of Law and an LL.M. degree from Brooklyn Law School.

      ANTHONY A. LOMBARDO - DIRECTOR. Mr. Lombardo had been a director of privately-held OmniCorder since August 2003, and became a member of our Board of Directors in January 2004. Mr. Lombardo is a member of the Executive Committee of our Board of Directors. Mr. Lombardo is an executive with more than 30 years of experience in the medical device industry and related industries. Since April 2000, he has been the President and Chief Executive Officer of E-Z-EM Inc., a company focused on the contrast market for gastrointestinal imaging. From 1998 to 1999, he was the President of ALI Imaging Systems Inc., a full-service provider of radiology information and image management systems. From 1996 to 1998, Mr. Lombardo was the General Manager of the Integrated Imaging Solutions division of General Electric Medical Systems. He also headed divisions of Loral/Lockheed Martin Corp. from 1994 to 1996, Sony Corporation from 1990 to 1994 and Philips Medical Systems from 1979 to 1990. Mr. Lombardo received a B.S. degree in Biology from St. Francis College and an M.S. degree in Physiology from Duquesne University.

      ROBERT W. LOY - DIRECTOR. Mr. Loy had been a director of privately-held OmniCorder since June 2002, and became a member of our Board of Directors in January 2004. Mr. Loy has been a pharmaceutical business development consultant since April 1999 and has more than 30 years of experience in the pharmaceutical industry. In August 1992, Mr. Loy joined Roberts Pharmaceutical Corp., which was later acquired by Shire Pharmaceuticals Group plc, as its Chief Operating Officer, and in July 1996 became Roberts Pharmaceutical's Executive Vice President of Operations and Business Development, where he served through March 1999. Mr. Loy holds a B.S. degree from Old Dominion University.

      WILLIAM J. WAGNER - DIRECTOR. Mr. Wagner became a member of our Board of Directors in January 2004. Mr. Wagner is a member of the Executive Committee of the Board of Directors. Mr. Wagner has been a Managing Director of Dauk/Wagner Investments, LLC, a private investment firm focused primarily on early-stage companies, since 1994. Prior to then, Mr. Wagner was a Managing Director and Co-Head of the Mergers & Acquisitions Group at Smith Barney from 1980 to 1993. Mr. Wagner received an M.B.A. degree from Wharton Graduate School of Business and a B.S. degree from the University of Pennsylvania.

      All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. A majority of our directors are considered "independent" under the SEC's new independence standards. Officers are elected annually by the board of directors and serve at the discretion of the board.

KEY EMPLOYEES

      MIHAI D. DIMANCESCU, M.D. - VICE PRESIDENT-MEDICAL AFFAIRS. Dr. Dimancescu joined us in January 2004 on a part-time basis. Dr. Dimancescu functions as our representative to the medical and scientific community through participation in meetings and symposiums. He assists in presenting our technology, communicating our goals and understanding how our technology can be applied to further benefit clinicians, surgeons and medical researchers. Dr. Dimancescu is board certified in neurosurgery. He worked in private medical practice from 1976 until 2003. He received a B.A. degree from Yale University, completed his internship in Medicine at the University of Toulouse, France, and performed his residency training in neurosurgery at Albert Einstein College of Medicine/Montefiore Hospital in New York and Jackson Memorial Hospital in Miami, Florida. He has held numerous professional positions including the President of the International Academy of Child Brain Development; Board of Directors, South Nassau Communities Hospital/Winthrop University Hospital System; President, Medical Board South Nassau Community Hospital; Chief, Division of Neurosurgery, Mercy Medical Center; President, New York State Neurosurgical Society; and Director, International Coma Recovery Institute. Dr. Dimancescu has receive d numerous awards and recognitions internationally for his research and leadership as a surgeon.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Board has an Audit Committee comprised of two non-employee directors, Messrs. Wagner (Chairman) and Casey. Each member of the Audit Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Board of Directors has determined that each of Messrs. Wagner and Casey qualifies as an "audit committee financial expert." The Audit Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Audit Committee has such powers as may be assigned to it by the Board from time to time. The Audit Committee is currently charged with, among other things:

      o recommending to the Board of Directors the engagement or discharge of our independent public accountants, including pre-approving all audit and non-audit related services;

      o the appointment, compensation, retention and oversight of the work of the independent auditor engaged by us for the purpose of preparing or issuing an audit report or performing other audit review or attest services for us;

      o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

      o  approving the scope of the financial audit;

      o  requiring the rotation of the lead audit partner;

      o  consulting regarding the completeness of our financial statements;

      o  reviewing changes in accounting principles;

      o reviewing the audit plan and results of the auditing engagement with our independent auditors and with our officers;

      o reviewing with our officers, the scope and nature and adequacy of our internal accounting and other internal controls over financial reporting and disclosure controls and procedures;

      o reviewing the adequacy of the Audit Committee Charter at least annually;

      o  meeting with our internal auditor on a regular basis;

      o performing an internal evaluation of the Audit Committee on an annual basis; and

      o  reporting  to  the  Board  of   Directors  on  the  Audit   Committee's
activities, conclusions and recommendations.

      The Audit Committee conducted one formal meeting and conferred on an informal basis on numerous occasions in 2004.

      COMPENSATION COMMITTEE. The Board has a Compensation Committee comprised of three non-employee directors, Messrs. Lombardo (Chairman), Loy and Schutz. Each member of the Compensation Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Compensation Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Compensation Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o approving and evaluating the compensation of directors and executive officers;

      o establishing strategies and compensation policies and programs for employees to provide incentives for delivery of value to our stockholders;

      o establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with our business and the interests of our stockholders;

      o together with management, surveying the amount and types of executive compensation paid by comparable companies, and engaging consultants as necessary to assist them;

      o periodically reviewing corporate goals and objectives relevant to executive compensation and making recommendations to the Board for changes;

      o assisting management in evaluating each executive officer's performance in light of corporate goals and objectives, and recommending to the Board (for approval by the independent directors) the executive officers' compensation levels based on this evaluation;

      o overseeing our stock option plan or other stock-based plans with respect to our executive officers and employee Board members, who are subject to the short-swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended;

      o reviewing the overall performance of our employee benefit plans and making recommendations to the Board regarding incentive-compensation plans and equity-based plans;

      o together with the Nominations and Governance Committee, reviewing and making recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o ensuring that our compensation policies meet or exceed all legal and regulatory requirements and any other requirements imposed on us by the Board; and

      o producing an annual report on executive compensation for inclusion in our proxy statement.

      In  general,   the  Compensation   Committee   formulates  and  recommends
compensation  policies  for  Board  approval,   oversees  and
implements these Board-approved policies, and keeps the Board apprised of its activities on a regular basis. In addition, the Compensation Committee together with the Nominations and Governance Committee, develops criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company.

      The Compensation Committee conducted three formal meetings and met and conferred on an informal basis on numerous occasions in 2004.

      NOMINATIONS AND GOVERNANCE COMMITTEE. The Board has a Nominations and Governance Committee comprised of three non-employee directors, Messrs. Lisa (Chairman), Benedict and Vietor. Each member of the Nominations and Governance Committee is independent as defined in Section 121(A) of the American Stock Exchange's listing standards. The Nominations and Governance Committee functions pursuant to a written Charter which was adopted by the Board in January 2004. The Nominations and Governance Committee has such powers as may be assigned to it by the Board from time to time. It is currently charged with, among other things, assisting the Board in:

      o  identifying   individuals   qualified  to  become  Board   members  and
recommending that the Board select a group of director nominees for each next annual meeting of our stockholders;

      o ensuring that the Audit, Compensation and Nominations and Governance Committees of the Board shall have the benefit of qualified and experienced "independent" directors;

      o developing and recommending to the Board a set of effective corporate governance policies and procedures applicable to us, and reviewing and reassessing the adequacy of such guidelines annually and recommending to the Board any changes deemed appropriate;

      o periodically reviewing the charters of all Board committees and recommending to the committees and Board any changes deemed appropriate;

      o  developing policies on the size and composition of the Board;

      o  conducting  annual   evaluations  of  the  performance  of  the  Board,
committees of the Board and individual directors;

      o  reviewing   conflicts  of  interest  and  the  independence  status  of directors;

      o  together  with  the  Compensation   Committee,   reviewing  and  making
recommendations to the independent directors of the Board regarding the form and amount of director compensation;

      o  reviewing  the  structure  of  our  senior   staffing  and   management
succession plans with the Chief Executive Officer;

      o together with the Compensation Committee, developing criteria to assist the Board's assessment of the Chief Executive Officer's leadership of our company; and

      o generally advising the Board (as a whole) on corporate governance matters.

      The Corporate Governance/Nominating Committee did not conduct any formal meetings in 2004 but met and conferred on an informal basis on numerous occasions during the year.

      The Nominations and Governance Committee is responsible for evaluating potential candidates to serve on our Board of Directors, and for selecting nominees to be presented for election to the Board at our Annual Meeting of Stockholders. In evaluating potential director candidates, the Nominations and Governance Committee considers the skills and characteristics possessed by each candidate in the context of the perceived needs of the Board at that point in time. Among the factors considered by the Nominations and Governance Committee in considering a potential nominee are the following:

      o  the nominee's independence;

      o the nominee's relevant professional skills and depth of business experience;

      o  the  nominee's  character,   judgment  and  personal  and  professional
integrity;

      o  the nominee's ability to read and understand financial statements;

      o the nominee's willingness to commit sufficient time to attend to his or her duties and responsibilities as a member of the Board;

      o the nominee's qualifications for membership on certain committees of the Board;

      o  any potential conflicts of interest involving the nominee; and

      o  the make up and diversity of our existing Board.

      In identifying potential candidates for the Board, the Committee relies on recommendations from a number of possible sources, including current directors. The Nominations and Governance Committee may also retain outside consultants or search firms to help in identifying potential candidates for membership on the Board.

      EXECUTIVE COMMITTEE. We have established an executive committee of the board of directors, which consists of Michael A. Davis, M.D., D.Sc., (Chairman), Denis A. O'Connor, Anthony A. Lombardo, Jed Schutz and William J. Wagner. The purpose of the executive committee is to concentrate on strategic initiatives and opportunities to maximize the commercial prospects of our functional medical imaging technology in drug discovery, cancer therapy monitoring, surgery, and screening and diagnostics.

      The Executive Committee met and conferred, both on a formal and informal basis, on approximately a weekly basis since it was formed in 2004.

DIRECTOR COMPENSATION

      Each member of our board of directors received a grant of stock options for his 2004 year of service. On February 14, 2005, each director was granted stock options to purchase 30,000 shares of our Common Stock at an exercise price of $1.00 per share vesting over three years from our 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 1998 Plan and a grant of stock options to purchase 15,000 shares of our common stock at an exercise price of $1.00 per share vesting over three years from the 2005 Plan. The Chairman of the Executive Committee received an additional grant of 5,000 stock options from the 1998 Plan and 5,000 stock options from the 2005 Plan with the same vesting terms. The 2005 Plan was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

      On March 7, 2005 the Board of Directors approved a grant of options to purchase 30,000 shares of our common stock to each of our outside directors. The options are exercisable at $1.00 per share and vest in equal installments over three years. In addition, the Board of Directors approved a grant of 30,000 shares of restricted common stock to each outside director. These restricted shares may not be sold for two years following the date of grant. The Board of Directors also approved a grant of options to purchase 30,000 shares of our common stock to each member of the Executive Committee of the Board of Directors. These options are exercisable at $1.00 per share and vest in equal installments over three years. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. These options vest in equal installments over three years. Each grant of options and restricted shares was made to each person for their service to our company during 2004 and 2005, and were made under our 2005 Incentive Compensation Plan, which was approved by our stockholders on June 7, 2005 at our 2005 annual meeting of stockholders.

      On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).

INDEBTEDNESS OF EXECUTIVE OFFICERS AND DIRECTORS

      No executive officer, director or any member of these individuals' immediate families or any corporation or organization with whom any of these individuals is an affiliate is or has been indebted to us since the beginning of our last fiscal year.

FAMILY RELATIONSHIPS

      There are no family relationships among our executive officers and directors.

LEGAL PROCEEDINGS

      As of the date of this prospectus, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

CODE OF ETHICS

      We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-B of the Securities Exchange Act of 1934. This Code of Ethics applies to our chief executive officer and our senior financial officers.

                             EXECUTIVE COMPENSATION

      The following table sets forth the cash compensation (including cash bonuses) paid or accrued by us for our years ended December 31, 2004, 2003 and 2002 to our Chief Executive Officer and our four most highly compensated officers other than the Chief Executive Officer at December 31, 2004.

                           SUMMARY COMPENSATION TABLE

                                                        Annual                  Long-term
                                                     Compensation             Compensation
                                                ----------------------- --------------------------
                                                                            Awards       Payouts
                                                                        -------------- -----------
                                                                          Securities
                                                                          Underlying       LTIP        All Other
                                       Fiscal     Salary       Bonus       Options/      Payouts      Compensation
Name and Principal Position             Year        ($)         ($)        SARs (#)        ($)            ($)
------------------------------------- --------- ------------ ---------- -------------- ----------- -----------------
Mark A. Fauci                           2004        180,000      --            --          --             --
Former President and Chief              2003        180,000      --         250,000        --             --
Executive Officer (1)                   2002        180,000      --            --          --             --

Loring D. Andersen                      2004        124,000      --         120,000        --             --
Vice President - Market Development     2003           --        --            --          --             --
                                        2002           --        --            --          --             --

Mihai Dimancescu                        2004        164,000      --          22,500        --             --
Vice President - Medical                2003           --        --            --          --             --
Affairs                                 2002           --        --            --          --             --

Marek Pawlowski, Ph.D                   2004        103,000      --            --          --             --
Vice President - Product                2003         85,000      --           8,728        --             --
Development                             2002         85,000      --          87,281        --             --

Anne Marie Fields                       2004        112,000      --          13,750        --             --
Vice President - Corporate              2003           --        --                                       --
Communications & Business Strategy (2)  2002           --        --                                       --

(1) Mr. Fauci ceased being an officer on December 13, 2004. Mr. Fauci deferred an aggregate of $625,000 of his salary since the commencement of privately-held OmniCorder's operations through December 31, 2003. This liability is included in deferred officer's salaries - current and deferred salaries - non current in our financial statements included with our Annual Report on Form 10-KSB for the year ended December 31, 2004. Mr. Fauci signed a two year consulting agreement with us effective March 1, 2005.

(2) Ms. Fields ceased being an employee of our company effective June 30, 2005.

OPTIONS GRANTS IN LAST FISCAL YEAR

      The following table sets forth information with respect to grants of options to purchase our common stock under our 1998 Stock Option Plan to the named executive officers during the fiscal year ended December 31, 2004.

                                                                 Percent of Total
                                                                   options/SARs
                                         Number of Securities        Granted
                                          Underlying Options/      to Employees         Exercise
Name                                         SARs Granted         in Fiscal Year      or Base Price       Expiration
--------------------------------------   ---------------------  -------------------  ---------------     ------------
                                                  (#)                                     ($/Sh)
Mark A. Fauci
Former President and
Chief Executive Officer (1)                        --                  --                   --                --

Loring D. Andersen
Vice President - Market Development             120,000                46%                 4.40            4/30/2009

Mihai Dimancescu
Vice President - Medical Affairs                 22,500               8.5%                 4.00            4/30/2009

Marek Pawlowski, Ph.D
Vice President - Product Development               --                  --                   --                --

Anne Marie Fields
Vice President - Corporate
Communications & Business Strategy (2)           13,750               5.2%                 4.00            4/30/2009

(1)   Mr. Fauci ceased being an officer on December 14, 2004.

(2) Ms. Fields ceased being an employee of our company effective June 30, 2005.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

      The following table sets forth with respect to the named executive officers information with respect to options exercised, unexercised options and year-end option values in each case with respect to options to purchase shares of our common stock.

                                                                  Number of Securities Underlying    Value of Unexercised In The
                                                                  Unexercised Options at December          Money Options At
                                                                         December 31, 2004               December 31, 2004(1)
                                                                  -------------------------------    ----------------------------
                                           Shares      Value
                                        Acquired on   Realized                      Unexercisable   Exercisable    Unexercisable
           Name                         Exercise (#)     ($)      Exercisable (#)        (#)            (#)             (#)
---------------------------             ------------  --------    ---------------   -------------   -----------    -------------
Mark A. Fauci
Former President and Chief
Executive Officer (2)                        0           0           250,000                0             0              0

Loring D. Anderson
Vice President- Market Development           0           0            30,000           90,000             0              0

Mihai Dimancescu
Vice President - Medical Affairs             0           0             5,625           16,875             0              0

Marek Pawlowski, Ph.D.
Vice President-Product Development           0           0            69,642           26,367             0              0

Anne Marie Fields
Vice President - Corporate
Communications & Business Strategy (3)       0           0            80,451           10,312             0              0


(1) Represents the difference between the last reported sale price of our common stock on December 31, 2004 and the exercise price of the option multiplied by the applicable number of shares.

(2)   Mr. Fauci ceased being an officer on December 14, 2004.

(3) Ms. Fields ceased being an employee of our company effective June 30, 2005.

EMPLOYMENT AGREEMENT

      We entered into an employment agreement with Denis A. O'Connor, with a two-year term commencing March 23, 2005. Under the terms of the employment agreement, Mr. O'Connor will devote all of his business time and efforts to our business and will report directly to our Board of Directors. We have agreed to nominate Mr. O'Connor for election to the board of directors for a full term at the 2005 annual meeting of stockholders.

      The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. We also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. We further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share issued under the 2005 Incentive Compensation Plan which was approved by our stockholders at our 2005 annual meeting on June 7, 2005, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. Finally, based upon the attainment of specified performance goals determined by the Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant.

      The employment agreement permits us to terminate Mr. O'Connor's employment upon his death or disability (defined as 90 consecutive days of incapacity during any 365-consecutive day period), or upon his conviction of a felony crime, acts of dishonesty or moral turpitude constituting fraud or embezzlement or upon his material breach of his obligations to us. In the event we terminate Mr. O'Connor's employment without cause or he leaves us for good reason, or if we engage in a transaction constituting a "change of control" (as defined in the agreement) he will be entitled to compensation from us equal to his salary for the balance of the remaining term of his employment agreement plus a lump sum payment equal to 90% of such salary for the balance of the remaining term.

      The employment agreement also contains covenants (a) restricting Mr. O'Connor from engaging in any activities which are competitive with our business during the term of his employment agreement and for one year thereafter, (b) prohibiting him from disclosure of confidential information regarding us at any time, and (c) confirming that all intellectual property developed by him and relating to our business is our sole and exclusive property.

      Our employment agreement with Mark A. Fauci, one of our directors, was terminated in March 2005, at which point Mr. Fauci entered into a two-year consulting agreement with us.

1998 STOCK OPTION PLAN

      In connection with the recapitalization transaction, our board of directors adopted and assumed privately-held OmniCorder's 1998 Stock Option Plan, which was previously adopted by privately-held OmniCorder's board of directors in April 1998. The following is a summary of the material terms of the 1998 Stock Option Plan.

      The purpose of the 1998 Stock Option Plan is to enable us to attract, retain and motivate key employees, directors and, on occasion, consultants, through the grant of stock options. Options granted under the 1998 Stock Option Plan may be either incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, or non-qualified stock options. We have reserved 4,435,500 shares of common stock for issuance under the 1998 Stock Option Plan. As of December 21, 2005, options to purchase an aggregate of 4,028,452 shares of common stock had been granted to 13 employees and 32 non-employee directors and consultants, at exercise prices ranging from $.55 to $4.40 per share, under the 1998 Stock Option Plan.

      The 1998 Stock Option Plan is administered by the compensation committee of the board of directors, or by the board of directors as a whole. The board of directors has the power to determine the terms of any stock options granted under the 1998 Stock Option Plan, including the exercise price, the number of shares subject to the stock option and conditions of exercise. Stock options granted under the 1998 Stock Option Plan are generally not transferable, and each stock option is generally exercisable during the lifetime of the optionee only by such optionee. The exercise price of all incentive stock options granted under the 1998 Stock Option Plan must be at least equal to the fair market value of the shares of common stock on the date of the grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of our stock, the exercise price of any incentive stock option granted must be equal to at least 110% of the fair market value on the grant date. The term of all incentive stock options under the 1998 Stock Option Plan may not exceed ten years, or five years in the case of 10% owners. The specific terms of each stock option grant must be approved by the compensation committee or the board of directors and are reflected in a written stock option agreement.

2005 INCENTIVE COMPENSATION PLAN

BACKGROUND AND PURPOSE

      On March 7, 2005, our board of directors adopted and approved a new 2005 Incentive Compensation Plan, which we refer to as the 2005 Plan. Our stockholders approved the 2005 Plan on June 7, 2005 at our 2005 annual meeting of stockholders.

      The purpose of the 2005 Plan is to provide a means for our company and its subsidiaries and other designated affiliates, which we refer to as Related Entities, to attract key personnel to provide services to our company and the Related Entities, as well as, to provide a means whereby those key persons can acquire and maintain stock ownership, thereby strengthening their commitment to the welfare of our company and its Related Entities and promoting the mutuality of interests between participants and our stockholders. A further purpose of the 2005 Plan is to provide participants with additional incentive and reward opportunities designed to enhance the profitable growth of our company and its Related Entities, and provide participants with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value.

      The terms of the 2005 Plan provide for grants of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

      As of September 30, 2005, 2,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 1,883,000 were stock option grants. Of the 2,213,000 awards, 825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

      On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately and are exercisable at $0.30 per share. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).

      Stockholder approval of the 2005 Plan was required (i) to comply with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, which we refer to as the Code, as described below, (ii) for the 2005 Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and (iii) to comply with the incentive stock options rules under Section 422 of the Code.

      The following is a summary of certain principal features of the 2005 Plan. This summary is qualified in its entirety by reference to the complete text of the 2005 Plan. Stockholders are urged to read the actual text of the 2005 Plan in its entirety which is included as an exhibit to the registration statement of which this prospectus is a part.

SHARES AVAILABLE FOR AWARDS; ANNUAL PER PERSON LIMITATIONS

      Initially, the total number of shares of our common stock that may be subject to the granting of awards under the 2005 Plan were equal to 5,000,000 shares, plus the number of shares with respect to which awards previously granted thereunder are forfeited, expire, terminate without being exercised or are settled with property other than shares, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements. On October 28, 2005 the Board of Directors of the Company increased the total number of awards allowable under the 2005 Plan to 10,000,000 shares.

      Awards with respect to shares that are granted to replace outstanding awards or other similar rights that are assumed or replaced by awards under the 2005 Plan pursuant to the acquisition of a business are not subject to, and do not count against, the foregoing limit.

      In addition, the 2005 Plan imposes individual limitations on the amount of certain awards in part to comply with Code Section 162(m). Under these limitations, during any fiscal year the number of options, SARs, restricted shares of our common stock, deferred shares of our common stock, shares as a bonus or in lieu of other company obligations, and other stock based awards granted to any one participant may not exceed 250,000 for each type of such award, subject to adjustment in certain circumstances. Such an adjustment was made in the case of the award to Denis A. O'Connor, our President and Chief Executive Officer. The maximum amount that may be earned by any one participant as a performance award in respect of a performance period of one year is $5,000,000, and in respect of a performance period greater than one year is $5,000,000 multiplied by the number of full years in the performance period.

      A committee of our Board of Directors, which we refer to as the Committee, is to administer the 2005 Plan. See "Administration." The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding awards (including adjustments to exercise prices of options and other affected terms of awards) in the event that a dividend or other distribution (whether in cash, shares of our company common stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects our company common stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

ELIGIBILITY

      The persons eligible to receive awards under the 2005 Plan are the officers, directors, employees and independent contractors of our company and our Related Entities. An employee on leave of absence may be considered as still in our employ or in the employ of a Related Entity for purposes of eligibility for participation in the 2005 Plan.

ADMINISTRATION

      Our Board of Directors shall select the Committee that will administer the 2005 Plan. All Committee members must be "non-employee directors" as defined by Rule 16b-3 of the Exchange Act, "outside directors" for purposes of Section 162(m) of the Code, and independent as defined by NASDAQ or any other national securities exchange on which any securities of our company may be listed for trading in the future. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, our Board of Directors may exercise any power or authority granted to the Committee. Subject to the terms of the 2005 Plan, the Committee is authorized to select eligible persons to receive awards, determine the type and number of awards to be granted and the number of shares of our company common stock to which awards will relate, specify times at which awards will be exercisable or settleable (including performance conditions that may be required as a condition), set other terms and conditions of awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2005 Plan and make all other determinations that may be necessary or advisable for the administration of the 2005 Plan.

STOCK OPTIONS AND SARS

      The Committee is authorized to grant stock options, including both incentive stock options or ISOs, which can result in potentially favorable tax treatment to the participant, and non qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of our company common stock on the date of exercise (or the "change in control price," as defined in the 2005

Plan, following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of our company common stock on the date of grant. For purposes of the 2005 Plan, the term "fair market value" means the fair market value of our company common stock, awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee or our Board of Directors, the fair market value of our company common stock as of any given date shall be the closing sales price per share of our company common stock as reported on the principal stock exchange or market on which our company common stock is traded on the date as of which such value is being determined or, if there is no sale on that date, the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment or service generally are fixed by the Committee except that no option or SAR may have a term exceeding 10 years. Options may be exercised by payment of the exercise price in cash, shares that have been held for at least six months (or that the Committee otherwise determines will not result in a financial accounting charge to our company), outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee. SARs granted under the 2005 Plan may include "limited SARs" exercisable for a stated period of time following a change in control of our company or upon the occurrence of some other event specified by the Committee, as discussed below.

RESTRICTED AND DEFERRED STOCK

      The Committee is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of our company common stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment or service, prior to the end of a restricted period specified by the Committee. A participant granted restricted stock generally has all of the rights of a shareholder of our company, unless otherwise determined by the Committee. An award of deferred stock confers upon a participant the right to receive shares of our company common stock at the end of a specified deferral period, and may be subject to possible forfeiture of the award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

DIVIDEND EQUIVALENTS

      The Committee is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of our company common stock, other awards or other property equal in value to dividends paid on a specific number of shares of our company common stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of our company common stock, awards or otherwise as specified by the Committee.

BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS

      The Committee is authorized to grant shares of our company common stock as a bonus free of restrictions, or to grant shares of our company common stock or other awards in lieu of our company obligations to pay cash under the 2005 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

OTHER STOCK BASED AWARDS

      The Committee is authorized to grant awards under the 2005 Plan that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of our company common stock. Such awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of our company common stock, purchase rights for shares of our company common stock, awards with value and payment contingent upon performance of our company or any other factors designated by the Committee, and awards valued by reference to the book value of shares of our company common stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee determines the terms and conditions of such awards.

PERFORMANCE AWARDS

      The right of a participant to exercise or receive a grant or settlement of an award, and the timing, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee. In addition, the 2005 Plan authorizes specific performance awards, which represent a conditional right to receive cash, shares of our company common stock or other awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be "covered employees" (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such awards as "performance based compensation" not subject to the limitation on tax deductibility by our company under Code Section 162(m). For purposes of
Section 162(m), the term "covered employee" means our chief executive officer and each other person whose compensation is required to be disclosed in our company's filings with the SEC by reason of that person being among the four highest compensated officers of our company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee, not our Board of Directors.

      Subject to the requirements of the 2005 Plan, the Committee will determine performance award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. One or more of the following business criteria for our company, on a consolidated basis, and/or for Related Entities, or for business or geographical units of our company and/or a Related Entity (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for performance awards to "covered employees" that are intended to qualify under Section 162(m):
(1) earnings per share; (2) revenues or margin; (3) cash flow; (4) operating margin; (5) return on net assets; (6) return on investment; (7) return on capital; (8) return on equity; (9) economic value added; (10) direct contribution; (11) net income, (12) pretax earnings; (13) earnings before interest, taxes, depreciation and amortization; (14) earnings after interest expense and before extraordinary or special items; (15) operating income; (16) income before interest income or expense, unusual items and income taxes, local, state or federal and excluding budgeted and actual bonuses which might be paid under any ongoing bonus plans of our company; (17) working capital; (18) management of fixed costs or variable costs; (19) identification or consummation of investment opportunities or completion of specified projects in accordance with corporate business plans, including strategic mergers, acquisitions or divestitures; (20) total shareholder return; (21) debt reduction; and (22) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparable companies. The Committee may exclude the impact of an event or occurrence which the Committee determines should appropriately be excluded, including without limitation (i) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges,
(ii) an event either not directly related to the operations of our company or not within the reasonable control of our company's management, or (iii) a change in accounting standards required by generally accepted accounting principles.

      In granting performance awards, the Committee may establish unfunded award "pools," the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2005 Plan (including, for example, total shareholder return, net income, pretax earnings, EBITDA, earnings per share, and return on investment). During the first 90 days of a performance period, the Committee will determine who will potentially receive performance awards for that performance period, either out of the pool or otherwise.

      After the end of each performance period, the Committee will determine (i) the amount of any pools and the maximum amount of potential performance awards payable to each participant in the pools and (ii) the amount of any other potential performance awards payable to participants in the 2005 Plan. The Committee may, in its discretion, determine that the amount payable as a performance award will be reduced from the amount of any potential award.

OTHER TERMS OF AWARDS

      Awards may be settled in the form of cash, shares of our company common stock, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee is authorized to place cash, shares of our company common stock or other property in trusts or make other arrangements to provide for payment of our company's obligations under the 2005 Plan. The Committee may condition any payment relating to an award on the withholding of taxes and may provide that a portion of any shares of our company common stock or other property to be distributed will be withheld (or previously acquired shares of our company common stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2005 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b 3 of the Exchange Act.

      Awards under the 2005 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in exchange for other awards under the 2005 Plan awards or under other company plans, or other rights to payment from our company, and may grant awards in addition to and in tandem with such other awards, rights or other awards.

ACCELERATION OF VESTING; CHANGE IN CONTROL

      The Committee may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any award, and such accelerated exercisability, lapse, expiration and if so provided in the award agreement, vesting shall occur automatically in the case of a "change in control" of our company, as defined in the 2005 Plan (including the cash settlement of SARs and "limited SARs" which may be exercisable in the event of a change in control). In addition, the Committee may provide in an award agreement that the performance goals relating to any performance based award will be deemed to have been met upon the occurrence of any "change in control." Upon the occurrence of a change in control, if so provided in the award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined "change in control price," which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of our company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control.

AMENDMENT AND TERMINATION

      Our Board of Directors may amend, alter, suspend, discontinue or terminate the 2005 Plan or the Committee's authority to grant awards without further shareholder approval, except shareholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of our company common stock are then listed or quoted. Thus, shareholder approval may not necessarily be required for every amendment to the 2005 Plan which might increase the cost of the 2005 Plan or alter the eligibility of persons to receive awards. Shareholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although our Board of Directors may, in its discretion, seek shareholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by our Board of Directors, the 2005 Plan will terminate at such time as no shares of our company common stock remain available for issuance under the 2005 Plan and our company has no further rights or obligations with respect to outstanding awards under the 2005 Plan.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS

      The 2005 Plan is not qualified under the provisions of section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

      NONQUALIFIED STOCK OPTIONS. On exercise of a nonqualified stock option granted under the 2005 Plan an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of our company or a Related Entity, that income will be subject to the withholding of Federal income tax. The optionee's tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

      If an optionee pays for shares of stock on exercise of an option by delivering shares of our company's stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee's tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee's tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered.

      The optionee's tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

      Our company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      INCENTIVE STOCK OPTIONS. The 2005 Plan provides for the grant of stock options that qualify as "incentive stock options" as defined in section 422 of the Code, which we refer to as ISOs. Under the Code, an optionee generally is not subject to tax upon the grant or exercise of an ISO. In addition, if the optionee holds a share received on exercise of an ISO for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder's tax basis in that share will be long-term capital gain or loss.

      If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

      An optionee who exercises an ISO by delivering shares of stock acquired previously pursuant to the exercise of an ISO before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents "pyramiding" or the exercise of an ISO (that is, exercising an ISO for one share and using that share, and others so acquired, to exercise successive ISOs) without the imposition of current income tax.

      For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee's alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee's alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

      Our company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, our company is allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for our company and is reasonable in amount, and either the employee includes that amount in income or our company timely satisfies its reporting requirements with respect to that amount.

      STOCK AWARDS. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2005 Plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

      The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2005 Plan the difference between the sale price and the recipient's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

STOCK APPRECIATION RIGHTS

      Our company may grant SARs separate from any other award, which we refer to as Stand-Alone SARs, or in tandem with options, which we refer to as Tandem SARs, under the 2005 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

      With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the stock on the day it is received over any amounts paid by the recipient for the stock.

      With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of stock over the exercise price.

      In general, there will be no federal income tax deduction allowed to our company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, our company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

      DIVIDEND EQUIVALENTS. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. Our company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

      SECTION 409A. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to "nonqualified deferred compensation plans," including new rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer's financial health. These new rules generally apply with respect to deferred compensation that becomes earned and vested on or after January 1, 2005. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation required to be included in income. Some of the awards to be granted under this 2005 Plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, discounted stock options, deferred stock and SARs that are not payable in shares of our company stock. It is our company's intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

      SECTION 162 LIMITATIONS. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company's tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as "performance based compensation" is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Our Company intends that options granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such options, will qualify as such "performance based compensation," so that such options will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of our company to ensure that options under the 2005 Plan will qualify as "performance based compensation" that is fully deductible by our company under Section 162(m).

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2004 regarding shares outstanding and available for issuance under our then-existing equity compensation plans.

                                                                                          Number of securities
                                                                                          remaining available for
                                                                                          future issuance under
                                     Number of securities to    Weighted-average          equity compensation plans
                                     be issued upon exercise    exercise price of         (excluding securities
                                     of outstanding options,    outstanding options,      reflected in the second
Plan Category                        warrants and rights        warrants and rights       column)
----------------------------------   -----------------------    ---------------------     --------------------------
Equity Compensation plans approved
by security holders                            4,308,517                  $1.22                        0

Equity Compensation plans not
approved by security holders                   1,929,339                  $1.06                        0

         Total                                 6,237,856                  $1.17                        0

      At our 2005 annual meeting of stockholders held on June 7, 2005, our stockholders approved a new 2005 Incentive Compensation Plan that reserves 5,000,000 shares of common stock for issuance upon the granting of awards under the 2005 Plan. Award grants under the 2005 Plan may be either stock options, stock appreciation rights, restricted shares of stock, deferred shares of stock, shares granted as a bonus or in lieu of another award, dividend equivalent, and other stock based award or performance award. As of June 23, 2005, options to purchase 1,650,000 shares of common stock were outstanding under the 2005 Plan, at a weighted-average exercise price of $1.00 per share.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In March 1997, we entered into an option agreement with Michael Anbar, Ph.D., Professor in the Department of Physiology and Biophysics, School of Medicine, and Chairman of Biomedical Sciences, at the State University of New York at Buffalo (now retired), pursuant to which we could acquire the exclusive worldwide right to commercialize the technology relating to a patent owned by Dr. Anbar, subject to specified research funding requirements being met. We are required to pay Dr. Anbar a royalty of $300 for each commercial BioScanIR system installed at a client site. The Anbar license does not expire other than as a result of a breach of the license by us. The Anbar patent expires in January 2015. Dr. Anbar currently owns 6.2% of the outstanding shares of our common stock, but is not an officer or director of the company.

      Effective February 1, 2005, we entered into a two-year consulting agreement with Dr. Anbar. The agreement provides for the payment of $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first 12 month period as well as a grant of 250,000 additional restricted shares. The agreement may be extended at either party's option for an additional two year term. As part of this agreement, we acquired a patent on complementary technology developed and held by Dr. Anbar, who will work closely with senior management, to provide support and assistance in order to advance our commercialization strategy, expand our clinical applications and enhance new product development efforts. We obtained from Dr. Anbar U.S. Patent 5,771,261 which comprises methods and apparatus for assessment of the effects of mental stress involving the measurement of periodic changes in skin perfusion. Using a remotely mounted infrared camera, dynamic area telethermometry (DAT) measures the autonomic nervous activity by monitoring and quantitatively analyzing the modulation of cutaneous perfusion. Our strategy initially is to utilize our patents which relate to perfusion in medical pathology. At a later date, we might look to utilize the patent that we obtained from Dr. Anbar, which relates to psychological evaluation through the assessment of changes in perfusion.

      Gordon A. Lenz, one of our directors, is the Chairman and Chief Executive Officer of New York State Business Group, Inc./Conference Associates, Inc., which has provided insurance brokerage services to us during the past two fiscal years. Insurance premiums paid to carriers dealt with by Mr. Lenz's company totaled $223,000 in 2003 and $239,000 in 2004.

      Investors in our December 2004 private placement included three members of our board of directors. Joseph Casey, as co-trustee for the Casey Living Trust, and Jed Schutz each invested $250,000 and received 250,000 shares of series A convertible preferred stock and warrants to purchase 75,000 shares of common stock. George Benedict invested $100,000 and received 100,000 shares of series A convertible preferred stock and warrants to purchase 30,000 shares of common stock.

      On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and Chief Executive Officer, we entered into a consulting agreement with Mark A. Fauci, a member of our board of directors. The agreement, which terminates Mr. Fauci's previous employment with us, provides that Mr. Fauci will perform consulting services for us for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of stockholders to continue as a board member. The agreement also provides for a three-year payout schedule of our obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

      We believe that these transactions were advantageous to us and were on terms no less favorable to us than could have been obtained from unaffiliated third parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following tables sets forth, as of December 21, 2005, the number of and percent of the Company's common stock beneficially owned by:

      o  all directors and nominees, naming them,

      o  our executive officers,

      o our directors and executive officers as a group, without naming them, and

      o persons or groups known by us to own beneficially 5% or more of our common stock:

      The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

      A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from December 21, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of December 21, 2005 have been exercised and converted.


          Name and Address of           Amount Beneficially          Percent of
           Beneficial Owner                  Owned (1)                Class (1)
           ----------------                  ---------                ---------
Mark A. Fauci                                  8,849,883(2)                26.5%

Michael Anbar, Ph.D.
  145 Deer Run Road
  Amherst, New York 14221                      1,170,858(3)                 3.5%

Jed Schutz                                     3,332,807(4)                 9.6%

Marek Pawlowski, Ph.D.                           108,509(13)                   *

Celia I. Schiffner                                19,375(13)                   *

Kevin J. Healy                                   200,000(15)                   *

Michael A. Davis, M.D., D.Sc.                    215,000(5)                    *

George Benedict                                1,847,344(6)                 5.4%

Joseph T. Casey                                1,970,080(7)                 5.8%

Gordon A. Lenz                                   667,356(8)                 2.0%

Hon. Joseph F. Lisa 204,285(9) *

Anthony A. Lombardo                             246,744(10)                    *

Robert W. Loy                                   325,210(11)                 1.0%

William J. Wagner                               392,948(12)                 1.2%

Denis A. O'Connor                             2,677,000(14)                 7.5%

All executive officers and directors
as a group (14 persons)                          21,056,541                51.1%

*Less than one percent.

(1) In accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, shares beneficially owned at any date include shares issuable upon the exercise of stock options, warrants, rights or conversion privileges within 60 days of that date. For the purpose of computing the percentage of outstanding shares beneficially owned by a particular person, any securities not outstanding that are subject to stock options, warrants, rights or conversion privileges exercisable by that person within 60 days of December 21, 2005 have been deemed to be outstanding, but have not been deemed outstanding for the purpose of computing the percentage of the class beneficially owned by any other person.

(2) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes stock options to purchase 250,000 shares of our common stock granted under the 1998 Stock Option Plan and 30,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan pursuant to Mr. Fauci's employment agreement.

(3) Based on a Schedule 13D filed on January 5, 2004 and other information known to us. Of these shares, 620,000 are held in the Name Anbar Foundation, 200,000 are held in the name Dr. Ariel Anbar TTEE U/A DTD 3/29/05 Dr. Ran Dani Anbar Family Trust and 100,000 are held in the name Dr. Ran Dani Anbar TTEE U/A DTD 3/29/05 Dr. Ariel Anbar Family Trust.

(4) Based on a Schedule 13D filed on January 5, 2004, and other information known to us. Includes: (i) 1,401,840 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 152,816 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 500,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement and (iv) 100,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering The shares of common stock and warrants beneficially owned by Mr. Schutz are held jointly with his spouse.

(5) Based on the information known to us. Includes: (i) 50,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 120,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (ii) 10,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering; and (iii) 5,000 shares of our common stock issuable upon exercise of an outstanding warrant.

(6) Includes (i) 385,368 shares of our common stock issuable upon exercise of outstanding warrants; (ii) 137,818 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 200,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placement; and
(iv) 100,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering.

(7) Held by The Casey Living Trust, of which Mr. Casey and his spouse are co-trustees. Includes (i)472,735 shares of our common stock issuable upon exercise of outstanding warrants, which is currently exercisable; (ii) 30,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable; (iii) 500,000 shares of our common stock issuable upon the conversion of shares of series A preferred stock purchased in our December 2004 private placemen; and (iv) 150,000 shares of our common stock issuable upon the conversion of shares of series B preferred stock purchased in our August 2005 Rights Offering.

(8) Includes 96,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(9) Includes 107,012 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(10) Includes111,744 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(11) Includes 194,292 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 60,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(12) Held by Dauk/Wagner Investments, LLC, of which Mr. Wagner is a managing director. Includes 157,948 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 105,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(13) Representing shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan.

(14) Includes 852,000 shares of our common stock issuable upon exercise of stock options granted under the 1998 Stock Option Plan and 1,825,000 shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan, which are currently exercisable.

(15) Representing shares of our common stock issuable upon exercise of stock options granted under the 2005 Incentive Compensation Plan.

                            DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 60,000,000 shares of stock, of which 50,000,000 shares are designated common stock, par value $.001 per share, and 10,000,000 shares are designated preferred stock, par value $.01 per share. Of the preferred stock, 3,000,000 shares have been designated as series A preferred stock and 7,000,0000 shares have been designated as series B preferred stock. As of December 6, 2005, there were 33,072,772 shares of common stock, 1,550,000 shares of series A preferred stock and 1,293,202 shares of series B preferred stock issued and outstanding. We intend on filing a definitive information statement on Schedule 14C with the Securities and Exchange Commission on December 23, 2005 pursuant to which a majority of our stockholders have approved by written consent an amendment to our certificate of incorporation to increase our authorized common stock from 50,000,000 shares to 200,000,000 shares.

      The following summary of the material provisions of our common stock, series A preferred stock, series B preferred stock, warrants, certificate of incorporation and by-laws is qualified by reference to the provisions of our certificate of incorporation and by-laws and the forms of warrants included as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

      The holders of common stock do not have cumulative voting rights and are entitled to one vote per share on all matters to be voted upon by the stockholders. Our common stock is not entitled to preemptive rights and is not subject to redemption (including sinking fund provisions) or conversion. Upon our liquidation, dissolution or winding-up, the assets (if any) legally available for distribution to stockholders are distributable ratably among the holders of our common stock after payment of all classes or series of our preferred stock. All outstanding shares of our common stock are validly issued, fully-paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to the preferential rights of all classes or series of preferred stock that we may issue in the future.

PREFERRED STOCK

      Our board of directors has the authority to issue 10,000,000 shares of preferred stock in one or more series and to determine all of the rights, preferences, privileges and restrictions of the preferred stock. In December 2004, our Board of Directors designated 6,000,000 preferred shares as series A preferred stock. We did not issue all of the shares of series A preferred stock, and in June 2005, our board of directors reduced the number of shares of series A preferred stock subject to such designation to 3,000,000 shares and in June 2005, our board of directors designated 7,000,000 preferred shares as series B preferred stock. If we issue any preferred stock, it may have the effect of delaying or preventing a change in control without further action by our stockholders and may adversely affect the voting, dividend and other rights of the holders of our common stock. In addition, as discussed below, the issuance of preferred stock with voting and/or conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

SERIES A PREFERRED STOCK

      CONVERSION. Holders of series A preferred stock will be entitled at any time to convert their shares of series A preferred stock into common stock without any further payment therefor. The series A preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A preferred stock. Each share of series A preferred stock is convertible into .91 of a share of common stock, determined at a conversion price of 1.10 per share. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      ANTI-DILUTION PROVISIONS. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series A preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." In addition, if we complete a subscription rights offering before December 31, 2005 in which the subscription price is less than $1.00 per share, then the price at which the series A preferred stock may be converted into common stock will be reduced to such lower price. If this subscription rights offering is completed, the price at which the series A preferred stock may be converted into common stock will be reduced to $.50 per share, which is the price at which the series B preferred stock may be purchased in this rights offering. This will result in the issuance of 1,690,909 additional shares of common stock upon the conversion of the series A preferred stock. The conversion price of all the shares of series A preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series A preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series A preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series A preferred stock, plus any accrued but unpaid dividends.

      DIVIDENDS. Holders of series A preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 4% per year of the issue price of any outstanding share of series A preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series A preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series A preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series A preferred stock with respect to such year in the amount described above. If dividends on the series A preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series A preferred stock will not bear interest.

      Shares of series A preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series A preferred stock issued as dividends is then convertible.

      VOTING RIGHTS. Holders of series A preferred stock will have the right to one vote for each share of common stock into which the series A preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      REDEMPTION. The series A preferred stock may not be redeemed by us at any time.

      RESTRICTIONS ON TRANSFER. The offer and sale of the shares of series A preferred stock issued in our December 2004 private placement was not registered under either federal or state securities laws or the laws of any other country and was made pursuant to claims of exemption therefrom. Consequently, neither the shares of series A preferred stock nor the shares of common stock underlying the series A preferred stock may be sold or otherwise transferred absent compliance with the registration or qualification requirements of applicable securities laws or the exemptive provisions of such laws. The common stock underlying the series A preferred stock is being registered pursuant to a separate prospectus which is part of this registration statement.

SERIES B PREFERRED STOCK

      RANKING. The series B preferred stock will rank senior to our shares of common stock in right of payment of dividends and upon liquidation. The series B preferred stock will rank pari passu in right of payment of dividends and upon liquidation to our series A preferred stock and any other series or class of preferred stock hereafter issued by our company, except and to the extent such series or class of preferred stock are designated in our certificate of incorporation as ranking senior or junior to the series B preferred stock.

      CONVERSION. Holders of series B preferred stock will be entitled at any time to convert their shares of series B preferred stock into common stock without any further payment therefor. The series B preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20. Each share of series B preferred stock is convertible into one share of common stock. A "trading day" shall be any day on which the principal market for our common stock is open for trading, notwithstanding the volume of trading.

      ANTI-DILUTION PROVISIONS. In the event of any issuances of shares of common stock or stock options, warrants or securities convertible or exercisable into common stock within two years after the final closing of our December 2004 private placement of series A preferred stock at a price per share of common stock less than the 10-day volume-weighted average price of our common stock on the American Stock Exchange, Nasdaq SmallCap Market or OTC Bulletin Board, the conversion price of the series B preferred stock will be adjusted to a lower price per share computed on the basis of a "weighted average formula." The conversion price of all the shares of series B preferred stock issued will also be subject to adjustment in connection with any subdivision, stock split, combination of shares, recapitalization or the issuance of

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


common stock or securities convertible or exercisable into common stock as a dividend in-kind (other than as a dividend on the series B preferred stock). Employee stock options, warrants for commercial banks and equipment lessors, strategic alliances and acquisitions approved by our board of directors are excluded from this provision. For purposes of calculating the "weighted average formula," trading days in which there are no trades still count as trading days in the calculation period, with the price on such day being the previous trading day's closing price.

      LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of our company, holders of series B preferred stock will be entitled to receive out of our assets available for distribution to stockholders, before any distribution is made to holders of our common stock, liquidating distributions in an amount per share equal to the conversion price of the series B preferred stock, plus any accrued but unpaid dividends.

      DIVIDENDS. Holders of series B preferred stock will be entitled to receive an annual cumulative dividend at the end of each calendar year calculated at a rate of 7% per year of the issue price of any outstanding share of series B preferred stock. At our option, this dividend may be paid in either cash or in additional shares of series B preferred stock. The first dividend shall be paid on December 31, 2005 or, if that day is not a business day, the nearest preceding business day. The amount of such initial dividend, and any other dividend payable on the series B preferred stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. With respect to any given year, no dividends (other than a dividend payable solely in our common stock), shall be paid upon, or declared and set apart for, any junior securities if our board of directors has failed to declare and pay in full a cash dividend to the holders of our series B preferred stock with respect to such year in the amount described above. If dividends on the series B preferred stock have not been paid or set apart in full, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment prior to the payment of any dividend by our company (other than a dividend payable solely in common stock) with respect to any junior securities. Accumulations of dividends on our series B preferred stock will not bear interest.

      Shares of series B preferred stock issued as dividends will be valued at the product of: (i) the 10-day volume-weighted average price of our common stock on the principal stock exchange on which it is traded, including the American Stock Exchange or NASDAQ SmallCap Market, or if not traded on such exchange, on the OTC Bulletin Board or, if, in the reasonable judgment of our board of directors, there exists no exchange or other market on which the common stock is traded, then as reasonably determined by the board; and (ii) the aggregate number of shares of common stock into which the aggregate number of series B preferred stock issued as dividends is then convertible.

      VOTING RIGHTS. Holders of series B preferred stock will have the right to one vote for each share of common stock into which the series B preferred stock then held by such holders may be converted, and will vote together with the holders of common stock as a single class, except where otherwise required by law.

      REDEMPTION. The series B preferred stock may not be redeemed by us at any time.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock and series B preferred stock is Corporate Stock Transfer, Inc. Corporate Stock Transfer's address is 3200 Cherry Creek South Drive, Suite 430, Denver, Colorado 80209.

MARKET INFORMATION

      Our common stock is quoted on the OTC Bulletin Board under the symbol "ABPH.OB." The market for our common stock is characterized generally by low volume and broad price and volume volatility.

     COMMISSION'S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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


                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o  ordinary   brokerage   transactions   and  transactions  in  which  the
         broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o  purchases  by  a   broker-dealer   as  principal   and  resale  by  the
         broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o  privately-negotiated  transactions;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o  a combination of any such methods of sale; and

      o  any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, or Regulation S, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

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




      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock t

      o  be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

--------------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
                                                  Total
                              Total Shares of   Percentage                                                           Percentage
                               Common Stock     of Common     Shares of                                 Beneficial   of Common
                               Issuable Upon      Stock,     Common Stock   Beneficial  Percentage of   Ownership   Stock Owned
                               Conversion of     Assuming     Included in   Ownership   Common Stock    After the      After
        Name                    Notes              Full       Prospectus    Before the  Owned Before    Offering     Offering
                              and/or Warrants*   Conversion       (1)       Offering**   Offering**        (7)           (7)

--------------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Offshore, Ltd. (2)          6,768,374(3)      20.47%         Up to       1,650,331     4.99%            --            --
                                                              6,768,374
                                                              shares of
                                                              common stock
--------------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Qualified                   4,086,092(4)      12.36%         Up to       1,650,331     4.99%            --            --
Partners, LLC (2)                                             4,086,092
                                                              shares of
                                                              common stock
--------------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
AJW Partners, LLC (2)           1,491,549(5)       4.51%         Up to       1,491,549     4.51%            --            --
                                                              1,491,549
                                                              shares of
                                                              common stock
--------------------------- ----------------- ------------- ------------- ------------ -------------- ------------ -------------
New Millennium Capital            188,010(6)         ***         Up to         188,010      ***             --            --
Partners II, LLC (2)                                          188,010
                                                              shares of
                                                              common stock
================================================================================================================================

* This column represents an estimated number based on a conversion price as of a recent date of December 21, 2005 of $.114, divided into the principal amount.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

*** Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on December 21, 2005, the secured convertible notes would have had a conversion price of $.114. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) Includes (i) 6,457,176 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 311,199 shares of common stock issuable upon exercise of common stock purchase warrants.

(4) Includes (i) 3,883,295 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 202,797 shares of common stock issuable upon exercise of common stock purchase warrants.

(5) Includes (i) 1,406,289 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 85,260 shares of common stock issuable upon exercise of common stock purchase warrants.

(6) Includes (i) 178,266 shares of common stock issuable upon conversion of secured convertible notes, and (ii) 9,744 shares of common stock issuable upon exercise of common stock purchase warrants.

(7)   Assumes that all securities registered will be sold.

TERMS OF SECURED CONVERTIBLE NOTES AND THE WARRANTS

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock.

      The investors are obligated to provide us with the funds (gross proceeds) as follows:

      o  $1,000,000 was disbursed on November 15, 2005;

      o $1,000,000 will be disbursed within five days of the filing of this registration statement; and

      o $2,000,000 will be disbursed within five days of the effectiveness of this prospectus.

      The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

      We have a call option under the terms of the secured convertible notes. The call option provides us with the right to prepay all of the outstanding secured convertible notes at any time, provided we are not in default and our stock is trading at or below $.10 per share. Prepayment of the notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

      In connection with the Securities Purchase Agreement, we executed a Security Agreement and an Intellectual Property Security Agreement in favor of the investors granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. Under the Security Agreement and Intellectual Property Security Agreement, events of default occur upon:

      o The occurrence of an event of default (as defined in the secured convertible notes) under the secured convertible notes;

      o Any representation or warranty we made in the Security Agreement or in the Intellectual Property Security Agreement shall prove to have been incorrect in any material respect when made;

      o The failure by us to observe or perform any of our obligations under the Security Agreement or in the Intellectual Property Security Agreement for ten (10) days after receipt of notice of such failure from the investors; and

      o  Any breach of, or default under, the Warrants.

      An event of default under the secured convertible notes occurs if we:

      o  Fail to pay the principal or interest when due;

      o Do not issue shares of common stock upon receipt of a conversion notice;

      o Fail to file a registration statement within 45 days after November 14, 2005 or fail to have the registration statement effective by within 120 days after November 14, 2005;

      o Breach any material covenant or other material term or condition in the secured convertible notes or the Securities Purchase Agreement;

      o Breach any representation or warranty made in the Securities Purchase Agreement or other document executed in connection therewith;

      o Apply for or consent to the appointment of a receiver or trustee for us or any of our subsidiaries or for a substantial part of our of our subsidiaries' property or business, or such a receiver or trustee shall otherwise be appointed;

      o Have any money judgment, writ or similar process shall be entered or filed against us or any of our subsidiaries or any of our property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the investors;

      o Institute or have instituted against us or any of our subsidiaries any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors;

      o Fail to maintain the listing of our common stock on one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange; or

      o Default under any other secured convertible note issued pursuant to the Securities Purchase Agreement.

      Upon occurrence of any event of default under either the Security Agreement or the Intellectual Property Security Agreement, the investors shall have the right to exercise all of the remedies conferred under the Security Agreement, the Intellectual Property and under the secured convertible notes, and the investors shall have all the rights and remedies of a secured party under the Uniform Commercial Code and/or any other applicable law (including the Uniform Commercial Code of any jurisdiction in which any collateral is then located). The investors shall have the following rights and powers:

      o Taking possession of all of our assets, including, but not limited to, our inventory, receivables, equipment, contract rights and other general intangibles, as well as our intellectual property; and

      o Operating our business using the collateral as set forth above with the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise, for cash or on credit.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position.

      The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

      Under a Guaranty and Pledge Agreement, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations.

      Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. ("Axiom") and us, Axiom will earn a finders fee of $260,000 in cash of which $65,000 will be paid as of November 15, 2005 and $65,000 will be paid when the registration statement is filed, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom will receive five year warrants to purchase an aggregate of 1,513,781 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche.

      A  complete  copy  of  the  Securities  Purchase  Agreements  and  related
documents  are   incorporated   by  reference  as  exhibits  to  our  Form  SB-2
registration statement relating to this prospectus.

SAMPLE CONVERSION CALCULATION

      The number of shares of common stock issuable upon conversion of the secured convertible notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of the $4,000,000 of secured convertible notes on December 21, 2005, at a conversion price of $0.114, the number of shares issuable upon conversion would be:

$4,000,000/$0.114 = 35,087,719 shares

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the principal amount of our secured convertible notes, based on market prices 25%, 50% and 75% below the market price as of December 21, 2005 of $0.19.

  % Below Market   Price Per Share   DISCOUNT OF 40%   NUMBER OF SHARES ISSUABLE
                                     ---------------   -------------------------
  25%              $.1425            $.0855            46,783,626
  50%              $.095             $.057             70,175,439
  75%              $.0475            $.0285            140,350,877

                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      The financial statements of our financial statements as of December 31, 2004 and 2003, and for each of the two years in the period ended December 31, 2004 and 2003 and for the period from February 7, 1997 (Inception) to December 31, 2004, included in this prospectus have been audited by Marcum & Kliegman LLP, independent registered public accounting firm, as stated in their report, appearing in this prospectus and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

      On December 19, 2003, we dismissed Janet Loss, C.P.A., P.C., as our independent accountant. Janet Loss had been previously engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Janet Loss was that we had recently acquired all the assets and assumed all the liabilities of privately-held OmniCorder in consideration for the issuance of a majority of our outstanding common stock to privately-held OmniCorder. The historical business of privately-held OmniCorder is now our sole business and our current independent accountant is the firm of Marcum & Kliegman LLP. We believed that it was in our best interests to have Marcum & Kliegman continue to work with the OmniCorder business, and we therefore retained Marcum & Kliegman as our new independent registered public accounting firm on December 19, 2003.

      Janet Loss's report on our financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, and the report was not qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our board of directors.

      During our two most recent fiscal years, and the subsequent interim periods, prior to December 19, 2003, there were no disagreements with Janet Loss on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Janet Loss would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Itronics Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

        ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                        (A Development Stage Enterprise)


Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheets as of December 31, 2004                                       F-2
Statements of Operations for the years ended December 31, 2004
  and 2003                                                                   F-3
Statements of Stockholders' Deficit for the years ended
  December 31, 2004 and 2003                                          F-4 to F-7
Statements of Cash Flows for the years ended December 31, 2004
  and 2003                                                                   F-8
Notes to Financial Statements                                        F-9 to F-23

Balance Sheet as of September 30, 2005 (Unaudited)                          F-24
Statements of Operations for the three and nine months ended
  September 30, 2005 and 2004 (Unaudited)                                   F-25
Statements of Stockholders' Deficit for the period
  January 1, 2005 through September 30, 2005 (Unaudited)            F-26 to F-28
Statements of Cash Flows for the nine months ended
  September 30, 2005 and 2004 (Unaudited)                                   F-29
Notes to the Financial Statements (Unaudited)                       F-30 to F-42

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the Board of Directors and Stockholders Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.)

We have audited the accompanying balance sheets of Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company") (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as, evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (A Development Stage Enterprise) as of December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from February 7, 1997 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a deficit accumulated during the development stage of $15,413,090, and cash flows used in operating activities of $10,245,899 during the development stage, which commenced on February 7, 1997 through December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MARCUM & KLIEGMAN LLP

New York, New York
March 10, 2005

        ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                        (A Development Stage Enterprise)

                                 BALANCE SHEETS



                                                      December 31,  December 31,
                                                          2004          2003
                                                      -----------   -----------

CURRENT ASSETS
    Cash and cash equivalents                         $ 3,403,712   $ 6,816,254
    Prepaid expenses and other current assets             226,519       198,162
                                                      -----------   -----------
        Total Current Assets                            3,630,231     7,014,416

    Property and equipment, net                           284,850       271,241
    Other assets                                          151,945         3,538
                                                      -----------   -----------
        TOTAL ASSETS                                  $ 4,067,026   $ 7,289,195
                                                      ===========   ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable                                     $   165,883   $   239,952
    Accounts payable and accrued expenses                 439,718       515,465
    Deferred officers salaries                            431,555       979,632
                                                      -----------   -----------
        Total Current Liabilities                       1,037,156     1,735,049

    Deferred officers salaries, non current               555,000            --
                                                      -----------   -----------
        Total Liabilities                               1,592,156     1,735,049
                                                      -----------   -----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY

    Preferred stock, $.01 par value, 4,000,000
        shares authorized; 0 shares issued and
        outstanding                                            --            --
    Series A Convertible preferred stock, $.01 par
        value, 6,000,000 shares authorized;
        1,550,000 and 0 shares issued and
        outstanding, respectively, liquidation
        preference $1,550,000                              15,500            --
    Common stock, $.001 par value; 50,000,000 shares
        authorized; 29,695,889 and 29,570,100 shares
        issued and outstanding, respectively               29,695        29,570
    Additional paid-in capital                         17,842,765    15,844,396
    Deficit accumulated during the development stage  (15,413,090)  (10,319,820)
                                                      -----------   -----------
        Total Stockholders' Equity                      2,474,870     5,554,146
                                                      -----------   -----------
            TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY                 $ 4,067,026   $ 7,289,195
                                                      ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                            STATEMENTS OF OPERATIONS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                Cumulative For
                                                                                                                the Period From
                                                                                                               February 7, 1997
                                                                           For the Years Ended                    (inception)
                                                                               December 31,                    through December 31,
                                                                   -------------------------------------       -------------------
                                                                       2004                     2003                  2004
                                                                   ------------             ------------          ------------
    DEVELOPMENT REVENUES                                           $     69,800             $       --            $     69,800
    DEVELOPMENT COSTS                                                    20,000                     --                  20,000
                                                                   ------------             ------------          ------------
            GROSS PROFIT                                                 49,800                     --                  49,800
                                                                   ------------             ------------          ------------
OPERATING EXPENSES
    Research and development                                          1,413,194                1,129,248             6,139,108
    Selling, general and administrative                               3,288,844                1,206,036             6,821,208
    Related party legal expense                                            --                       --                 544,881
    Write-off of public offering costs                                     --                       --                 501,992
                                                                   ------------             ------------          ------------
        TOTAL OPERATING EXPENSES                                      4,702,038                2,335,284            14,007,189
                                                                   ------------             ------------          ------------
        OPERATING LOSS                                               (4,652,238)              (2,335,284)          (13,957,389)

    Interest and other (income) expenses, net                           (17,089)                  40,635               997,580
                                                                   ------------             ------------          ------------

        NET LOSS                                                     (4,635,149)              (2,375,919)          (14,954,969)

    Series A Convertible Preferred Stock beneficial
        conversion feature                                              458,121                     --                 458,121
                                                                   ------------             ------------          ------------
    NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS-BASIC
        AND DILUTED                                                $ (5,093,270)            $ (2,375,919)         $(15,413,090)
                                                                   ============             ============          ============
    Basic and diluted net loss per share attributable
        to common stockholders                                     $      (0.17)            $      (0.11)
                                                                   ============             ============
    Weighted average number of shares outstanding                    29,584,357               21,645,945
                                                                   ============             ============


   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------
Issuance of common
    stock to founders       10,301,259   $   10,301        --       $    --      $    6,419    $        --   $(15,070)  $     1,650

Sale of common stock
    at $.55 per
    share, net of
    expense of
    $35,164                    361,437          361        --            --         164,469             --         --       164,830

Issuance of common
    stock warrants
    to related party
    for legal
    services                        --           --        --            --          75,000             --         --        75,000

Sale of common stock
    warrants to
    related party                   --           --        --            --          40,000             --    (30,000)       10,000

Net loss                            --           --        --            --              --       (168,516)        --      (168,516)
                            -------------------------------------------------------------------------------------------------------
Balance at
    December 31, 1997       10,662,696       10,662        --            --         285,888       (168,516)   (45,070)       82,964
                            -------------------------------------------------------------------------------------------------------

Issuance of common
    stock to founders        2,710,858        2,711        --            --           1,689             --         --         4,400

Sale of common stock
    at $.55 per
    share, net of
    expenses of
    $62,900                    885,539          886        --            --         426,209             --         --       427,095

Issuance of common
    stock for
    research and
    development                271,086          271        --            --         149,729             --         --       150,000

Issuance of common
    stock warrants
    to related party
    for legal
    services                        --           --        --            --          20,000             --         --        20,000

Cash received from
    sale of common
    stock warrant                   --           --        --            --              --             --     30,000        30,000

Issuance of common
    stock warrants
    in connection
    with sale of
    bridge notes                    --           --        --            --         329,625             --         --       329,625

Net loss                            --           --        --            --              --     (1,594,054)        --    (1,594,054)
                            -------------------------------------------------------------------------------------------------------
Balance at
    December 31, 1998       14,530,179       14,530        --            --       1,213,140     (1,762,570)   (15,070)     (549,970)
                            -------------------------------------------------------------------------------------------------------

Conversion of bridge
    notes into
    common stock             1,433,015        1,433        --            --         789,192             --         --       790,625


   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                                                            For the period from February 7, 1997 (inception) through
                                                                                                       December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------
Issuance of common
    stock for research
    and development              135,543   $      136                           $   74,864   $        --   $      --   $    75,000

Sale of common stock
    at $1.14 per share           945,282          945                            1,073,055            --          --     1,074,000
               Net Loss               --           --                                   --    (1,547,973)         --    (1,547,973)
                              ----------------------------------------------------------------------------------------------------
Balance at
    December 31, 1999         17,044,019   $   17,044                           $3,150,251   $(3,310,543)  $ (15,070)  $  (158,318)

Issuance of common
    stock for research
    and development              135,543   $      136                           $   74,864   $        --   $      --   $    75,000

Issuance of common
    stock for services
    rendered                       8,810            9                               10,001            --          --        10,010

Sale of common stock
    at $1.14 and $1.38
    per share for
    691,269 and
    924,156 shares,
    respectively               1,615,425        1,615                            2,058,786            --          --     2,060,401

Issuance of stock
    options and
    warrants for
    services rendered                 --           --                               51,357            --          --        51,357
               Net loss               --           --        --       --                --    (1,446,203)         --    (1,446,203)
                              ----------------------------------------------------------------------------------------------------
Balance at December
    31, 2000                  18,803,797       18,804                            5,345,259    (4,756,746)    (15,070)      592,247
Issuance of common
    stock for services
    rendered                      12,322           12                               29,988            --          --        30,000
Sale of common stock
    at $2.44 per share           164,294          164                              399,836            --          --       400,000
Issuance of stock
    options and
    warrants for
    services rendered                              --                               21,012            --          --        21,012
               Net loss               --           --        --       --                --    (1,675,158)         --    (1,675,158)
                              ----------------------------------------------------------------------------------------------------
Balance at December
    31, 2001                  18,980,413       18,980        --       --         5,796,095    (6,431,904)    (15,070)     (631,899)
Issuance of common
    stock in
    accordance with
    anti-dilution
    provisions                   164,294          164                                 (164)           --          --            --
Sale of common stock
    at $1.22 and $.97
    per share for
    102,684 and
    385,065 shares,
    respectively                 487,749          488                              499,512            --          --       500,000
Issuance of stock
    options and
    warrants for
    services rendered                 --           --                              595,188            --          --       595,188
               Net loss               --           --        --       --                --    (1,511,997)         --    (1,511,997)
                              ----------------------------------------------------------------------------------------------------
Balance at December
    31, 2002                  19,632,456       19,632                            6,890,631    (7,943,901)    (15,070)   (1,048,708)
Elimination of
    subscription
    receivable                                                                     (15,070)                   15,070            --
                              ----------------------------------------------------------------------------------------------------

   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                              For the period from February 7, 1997 (inception) through December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                               Deficit
                                                                                              Accumulated
                                                      Series A Convertible                    During the      Stock
                                 Common Stock            Preferred Stock        Additional    Development  Subscription
                             Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                           --------------------------------------------------------------------------------------------------------
Sale of common stock
    at $.97 per share       1,317,849     1,318                                   1,282,084             --         --     1,283,402
Issuance of stock
    options and
    warrants for
    services rendered                                                               691,377                                 691,377
Issuance of common
    stock in
    accordance with
    antidilution
    provisions                107,821       108                                        (108)                                     --
Exercise of warrants          480,274       480                                        (480)                                     --
Issuance of common
    shares to
    shareholders of
    company acquired
    in
    recapitalization
    transaction             1,133,600     1,134                                      (1,134)                                     --
Net assets of Promos,
    Inc                                                                              20,584                                  20,584
Sale of common stock
    for cash at $1.375
    per share, net          5,486,027     5,486                                   6,702,924                               6,708,410
Conversion of Bridge
    Loan at $1.375 per
    share                     200,000       200                                     274,800                                 275,000
Issuance of common
    stock for offering
    services                1,212,073     1,212                                      (1,212)                                     --
               Net loss            --        --              --          --              --     (2,375,919)        --    (2,375,919)
                           --------------------------------------------------------------------------------------------------------
Balance at December
    31, 2003               29,570,100    29,570              --          --      15,844,396    (10,319,820)        --     5,554,146
Issuance of stock
    options and
    warrants for
    services rendered                                                                53,156                                  53,156
Issuance of stock
    granted for
    services rendered          15,000        15                                      43,485                                  43,500
Sale of Series A
    Convertible
    preferred stock at
    $1.00 per share                                   1,550,000      15,500       1,534,500                               1,550,000
Series A Convertible
    Preferred Stock
    beneficial
    conversion feature                                                              458,121       (458,121)                      --
Costs incurred
    associated with
    the sale of stock
    and
    recapitalization
    transactions                                                                   (101,711)                               (101,711)
Costs incurred
    associated with
    sale of Series A
    Convertible
    preferred stock                                                                 (31,072)                                (31,072)
Exercise of options            76,101        76                                      41,924                                  42,000
                           --------------------------------------------------------------------------------------------------------


   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)


                                                                                                   STATEMENT OF STOCKHOLDERS' EQUITY

                                              For the period from February 7, 1997 (inception) through December 31, 2004 (continued)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                              Deficit
                                                                                             Accumulated
                                                     Series A Convertible                    During the      Stock
                                Common Stock            Preferred Stock        Additional    Development  Subscription
                            Shares      Amount       Shares        Amount    Paid-in Capital    Stage       Receivable   Total
                          --------------------------------------------------------------------------------------------------------
Exercise of options
    (cashless)                27,388           27                                      (27)                                     --
Adjustments of sale of
    common stock for
    cash at $1,375 per
    share                      7,300            7                                       (7)                                     --
Net Loss                          --           --           --            --            --     (4,635,149)        --    (4,635,149)
                          --------------------------------------------------------------------------------------------------------
Balance at
    December 31, 2004     29,695,889    $  29,695    1,550,000     $  15,500   $17,842,765   $(15,413,090)  $     --   $ 2,474,870
                          ========================================================================================================

   The accompanying notes are an integral part of these financial statements.

                                                                    ADVANCED BIOPHOTONICS INC. (F/K/A OMNICORDER TECHNOLOGIES, INC.)
                                                                                                    (A Development Stage Enterprise)

                                                                                                             STATEMENT OF CASH FLOWS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                Cumulative
                                                                                                             For the Period
                                                                                                           from February 7, 1997
                                                                                For the Years Ended         (inception) through
                                                                                   December 31,                 December 31,
                                                                              2004              2003                2004
                                                                          ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                                                  $ (4,635,149)      $ (2,375,919)      $(14,954,969)
                                                                          ------------       ------------       ------------

Adjustments to reconcile net loss to net cash used in operating activities:

         Depreciation and amortization                                         144,846            165,132            763,199
         Loss on disposal of net assets                                             --             20,584             20,584
         Unrealized loss form foreign currency transactions                         --              4,778             19,271
         Warrants issued to related party for legal services                        --                 --             95,000
         Issuance of stock options and warrants for services rendered           53,156            691,377          1,412,090
         Issuances of stock options and warrants for services rendered          43,500                 --             83,510
         Issuance of common stock for research and development                      --                 --            300,000
         Amortization of original issue discount                                    --                 --            329,625
         Amortization of deferred financing costs                                   --                 --            188,125
         Changes in operating assets and liabilities:

         Prepaid expenses and other current assets                             183,638           (126,321)           (14,524)
         Other assets                                                         (148,407)               (85)          (151,945)
         Accounts payable and accrued expenses                                 (75,745)           (68,260)           677,580
         Deferred officers salaries                                              6,923             95,519            986,555
                                                                          ------------       ------------       ------------

             NET CASH USED IN OPERATING ACTIVITIES                          (4,427,238)        (1,593,195)       (10,245,899)
                                                                          ------------       ------------       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES

     Purchases of property and equipment                                      (179,348)           (72,144)        (1,068,943)
                                                                          ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES

     Proceeds from (costs of) issuance of common stock                        (101,711)         7,991,812         12,522,477
     Net proceeds from issuance of Series A convertible preferred stock      1,518,928                 --          1,518,928
     Proceeds from issuance of warrants                                             --                 --             40,000
     Proceeds from options exercised                                            42,000                 --             42,000
     Issuance of bridge note payable                                                --            275,000          1,025,000
     Payment of deferred financing costs                                            --                 --           (147,500)
     Repayment of notes payable                                               (265,173)            69,499           (282,351)
                                                                          ------------       ------------       ------------

         NET CASH PROVIDED BY FINANCING ACTIVITIES                           1,194,044          8,336,311         14,718,554
                                                                          ------------       ------------       ------------

         NET (DECREASE) INCREASE IN CASH                                    (3,412,542)         6,670,972          3,403,712
                                                                          ------------       ------------       ------------

CASH AND CASH EQUIVALENTS - Beginning                                        6,816,254            145,282                 --
                                                                          ------------       ------------       ------------


CASH AND CASH EQUIVALENTS - Ending                                        $  3,403,712       $  6,816,254       $  3,403,712
                                                                          ============       ============       ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
     Cash paid during the periods for:

         Interest                                                         $      7,277       $     11,008       $    964,038
         Income Taxes                                                     $         --       $      1,867       $      4,509

     Non cash investing and financing activities:

         Conversion of bridge notes                                       $         --       $    275,000       $  1,065,625
         Conversion of accounts payable to notes payable                  $         --       $         --       $    237,861
         Insurance premiums financed using a note                         $    191,104       $         --       $    373,835
     Cashless exercise of common stock resulting in
         the issuance of 27,399 shares of common stock                    $         27       $         --       $         27

     Beneficial conversion charge attributable
         to Series A convertible preferred stock                          $    458,121       $         --       $    458,121


   The accompanying notes are an integral part of these financial statements.

NOTE 1 - ORGANIZATION AND BUSINESS

Advanced BioPhotonics Inc. (f/k/a OmniCorder Technologies, Inc.) (the "Company" was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

In December 1999, the Company received FDA Section 510(k) market clearance, which permits marketing, throughout the United States, of the BioScanIR System, an adjunctive method to detect breast cancer and other diseases affecting the perfusion of blood in tissue and organs. In August 2003, the Company received CE mark clearance to market its BioScanIR System throughout the European Union. The Company believes that it will generate revenues from the sale of licenses, user fees and sale of the medical device to commercial, institutional and clinical customers to use its technology for cancer and vascular disease applications throughout the United States and Europe. However, there is no assurance that the Company will be able to generate any revenues.

RECAPITALIZATION TRANSACTION

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos") in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock (the "Recapitalization"). The transaction was completed pursuant to an Agreement of Purchase and Sale, dated as of December 19, 2003. On December 29, 2003, the Company subsequently merged into a newly formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to the Recapitalization, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Concurrent with the Recapitalization, all of the net assets of Promos, Inc. were sold to its former President for no monetary consideration and her indemnification to the Company against any potential liabilities from the historical Promos operations. After the sale of all of the net assets, Promos, in substance, became a public shell. For accounting purposes, the Company is deemed to be the acquirer in the transaction and has been accounted for as a recapitalization. Consequently the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

Since the transaction is in substance a recapitalization of the Company and not a business combination, pro forma information is not presented. Such pro forma statements of operations would be substantially identical to the historical statements of operations of the Company, which are presented in the accompanying statements of operations.

Following the completion of the Recapitalization, the December 19, 2003 private offering (Note 7), related stock purchase and payment of equity-based transaction fees, the shareholders of the Company owned 21,538,400 shares, or 72.8% of the outstanding shares of Promos' common stock. The Company filed a Certificate of Dissolution on December 29, 2003 with the Delaware Secretary of State and promptly thereafter, in accordance with the tax-free reorganization provisions of Internal Revenue Code Section 368(a) (1) (C), liquidated the shares of Promos' common stock it received in the Recapitalization to its stockholders in proportion to their respective interests in OmniCorder Technologies, Inc. The consideration and other terms of these transactions were determined as a result of arm's-length negotiations between the parties.

As more fully described in Note 7, all share and per share amounts have been retroactively restated in all periods for the effect of the Recapitalization.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

MANAGEMENT'S LIQUIDITY PLANS

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 through December 31, 2004 of $15,413,090 and cash flows used in operating activities during the development stage of $10,245,899. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and fund raising activities. As more fully described in Note 7, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants which expire December 19, 2006 of approximately $327,000, although there is no assurance that they will be exercised.

As of December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock. The Company received gross proceeds of $1,550,000. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 14, 2009) of approximately $511,000, although there is no assurance that they will be exercised. As of December 31, 2004, the Company had cash balances and working capital of $3,403,712 and $2,593,075, respectively and total stockholders' equity of $2,474,870. At March 28, 2005, the Company has approximately $2.3 million in cash balances (unaudited).

Management estimates that it will require additional cash resources during 2005, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels. The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company is in the process of preparing a subscription rights offering to distribute to holders of its common stock of up to 3,500,000 transferable subscription rights to purchase shares of our series A convertible preferred stock. The Company will issue the subscription rights at the rate of one right for approximately eight shares of our common stock held on the record date of March 25, 2005, which represents the ratio of subscription rights to total common shares outstanding 29,951,107. Each subscription right represents the right to purchase one share of our series B convertible preferred stock for $1.00 per share. The shares of series A convertible preferred stock are convertible into shares of common stock at $1.10 per share (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share, or 200% of the $1.10 conversion price per share. If all 3,500,000 subscription rights are exercised, then the Company will receive gross proceeds, prior to expenses, of $3,500,000. There is no assurance as to how many rights will be exercised.

In August 2003, the Company entered into a research and development contract with the U.S. Department of Defense's Missile Defense Agency to further develop core sensor technology. We earned and recognized the amount of this contract of $69,800 in the quarter ended June 30, 2004.

USE OF ESTIMATES

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

EMPLOYEE BENEFIT PLANS

The Company provides medical insurance coverage to eligible employees through a third party provider. Employees pay a percentage of the associated premium. Other than medical plans and Stock Based Compensation Plans described below, the company does not provide any other employee benefit plans.

CASH AND CASH EQUIVALENTS

For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with maturity of three months or less to be cash equivalents.

CONCENTRATION OF CREDIT RISK

The  Company   maintains  cash  and  cash   equivalents   with  major  financial
institutions. Cash is insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000 at each institution. At times, such amounts may exceed the FDIC limits. At December 31, 2004 the uninsured cash balance at one bank was approximately $3.4 million.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost and depreciated, using the straight-line method, over the estimated useful lives of the related assets, generally five to seven years. Upon retirement or other disposition of these assets, the cost and related accumulated depreciation of these assets are removed from the accounts and the resulting gain or losses are reflected in the results of operations. Expenditures for maintenance and repairs are charged to operations. Renewals and betterments are capitalized.

SOFTWARE DEVELOPMENT COSTS

Software development costs have been charged to operations as incurred since technological feasibility for the Company's computer software is generally based upon achievement of a detail program design, free of high risk development issues and the completion of research and development on the product hardware in which it is to be used. These costs are included in research and development in the accompanying financial statements.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred.

REVENUE RECOGNITION

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at the time the Company begins to generate each type of revenue. For specific discussion of these activities, see the "Summary of Significant Accounting Policies-Basis of Presentation." Based upon its circumstances at the time, the Company will apply the appropriate methods that comply with accounting principles generally accepted in the United States as they relate to its business practices, as follows:

1. Rental - The Company may enter into rental agreements with end-users for various periods of time. Under this arrangement, the Company would provide the user with a non-exclusive right to use the software and hardware and receive software upgrades as required to provide the level of services contracted for. This arrangement would require a one-time, non-refundable fee and monthly rental charge to be earned for the period of service and the passage of time. This one-time fee would be initially recorded on the balance sheet as deferred revenue and then recognized as revenue ratably over the rental period. The costs and major improvements of these Systems would be capitalized and depreciated on a straight-line basis over their estimated five-year useful life.

2. Sale - The Company may sell Systems to medical, diagnostic or any other end user. These contracts may be for single or multiple units. The Company intends to recognize revenue associated with single or multiple unit contracts upon shipment and acceptance of each specific unit by the end-user. The Company may provide an initial warranty period of one year as part of their sales arrangements. The Company will establish a liability for estimated warranty costs as appropriate and record actual warranty expenses against this liability as incurred. The Company may offer an extended warranty and maintenance arrangement to its customers after the expiration of the initial warranty period. This arrangement would be sold pursuant to a contract distinctly separate from the original sales arrangement. These extended warranty and maintenance fees would be recognized ratably over the life of the extended warranty and maintenance contracts.

3. Licensing - The Company may enter into licensing agreements for its technology as part of sublicensing or distribution agreements with third parties. The Company also intends to enter into licensing agreements that provide third parties with exclusive or semi-exclusive rights to some portion of its intellectual property in certain well defined fields of use. License revenues are expected to be recognized ratably over the life of the license.

4. Development contracts - The Company may engage in research and development contracts or other specialized arrangements with specific customers. While each project may vary, it is planned that each would have milestones in the development or delivery process for which stipulated amounts of the contract value would be earned. The Company intends to recognize revenues as milestones are achieved and upon substantial evidence of acceptance by the customer.

Systems available for sale, either newly constructed or which may have been previously rented to customers, would be maintained in inventory at cost determined on a first-in, first out method, or at depreciated cost (if previously rented); in all cases at the lower of cost or market.

PATENTS

Patent costs have been charged to operations as incurred as their realizability was uncertain. These costs are included in research and development in the accompanying financial statements.

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes" SFAS No. 109 requires the recognition of deferred tax assets and liabilities for the expected impact of differences between the financial statements and the tax basis of assets and liabilities and for the expected future tax benefits to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

FOREIGN CURRENCY TRANSACTIONS

The Company entered into exclusive agreement with a Germany manufacturer to manufacture the BioScanIR System, payable in Euro dollars. The translation from Euro dollars to U.S. dollars is performed for the balance sheet accounts using current exchange rates in effect at the balance sheet date and for operations accounts using the actual rate at the time of the transaction. The Company incurred transaction losses of $ 0 , $4,778, and $19,271 resulting from foreign currency transactions included in interest and other expenses for the years ended December 31,

2004 and 2003 and for the period from February 7, 1997 (inception) to December 31, 2004, respectively in the accompanying financial statements.

LOSS PER COMMON SHARE

Loss per share ("EPS") is computed based on weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants and conversion of the series A convertible preferred stock are excluded from the calculation of net loss per share as their effect would be antidilutive.

Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been antidilutive for the periods presented consist of the following:

TOTAL POTENTIAL COMMON SHARES AS OF DECEMBER 31, 2004

       Warrants to purchase common stock                             1,915,397
       Options to purchase common stock                              3,039,875
       Series A convertible preferred stock                          1,409,091
                                                                     ---------
                                                                     6,364,363
                                                                     =========

STOCK-BASED COMPENSATION

In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees" and FASB Interpretation No. ("FIN") 44, "Accounting for Certain Transactions Involving Stock Compensation". No compensation expense has been recognized for options granted to employees, as all options granted under those plans have an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

As discussed in "New Accounting Pronouncements" SFAS No. 123R will require the Company to expense stock options based on grant date fair value in its financial statements. The effect of expensing stock options on the Company's results of operations using the Black-Scholes option pricing model is presented in the following pro forma table:

                                                                     For the Years Ended December 31,
                                                                        2004                2003
                                                                     -----------       -------------
Net loss attributable to common stockholders -  basic and diluted    $(5,093,270)      $  (2,375,919)
Deduct:

    Total stock-based employee compensation expense determined
    under fair value-based method for all awards                        (342,877)           (435,706)
                                                                     -----------       -------------
Pro forma net loss attributable to common stockholders               $(5,436,147)      $  (2,811,625)
                                                                     ===========       =============
Basic and diluted net loss per share as reported                     $     (0.17)      $       (0.11)
                                                                     ===========       =============
Basic and diluted pro forma net loss per share                       $     (0.18)      $       (0.13)
                                                                     ===========       =============

The fair value of the Company's options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                              For the Years Ended December 31,
                                 2004                2003
                               --------             -------
Expected life (years)             4.3                 5.3
Risk free interest rate           3.61%               3.25%
Volatility                      147.7%               77%


The weighted average fair value of option s at the date of grant using the Black-Scholes fair value based methodology for options granted in the years ended December 31, 2004 and 2003 is estimated at $3.79 and $1.31, respectively.

IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARDS

In March 2004, The Emerging Issues Task Force ("EITF") reached a consensus on recognition and measurement guidance previously discussed under EITF 03-01, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain
Investments." The consensus clarifies the meaning of other-than-temporary impairment and its application to investments classified as either available-for-sale or held-to-maturity under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," and investments accounted for under the cost method or the equity method. The EITF 03-01 includes new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB delayed the accounting provisions of EITF 03-1; however the disclosure requirements remain effective for annual periods ending after June 15, 2004. The application of the disclosure requirements did not have a material effect on the Company's financial position or results of operations.

In April 2004, the EITF issued Statement No. 03-06 "Participating Securities and the Two-Class Method Under FASB Statement No. 128, Earnings Per Share" ("EITF 03-06"). EITF 03-06 addresses a number of questions regarding the computation of earnings per share by companies that have issued securities other than common stock that contractually entitle the holder to participate in dividends and earnings of the company when, and if, it declares dividends on its common stock. The issue also provides further guidance in applying the two-class method of calculating earnings per share, clarifying what constitutes a participating security and how to apply the two-class method of computing earnings per share once it is determined that a security is participating, including how to allocate undistributed earnings to such a security. EITF 03-06 is effective for fiscal periods beginning after March 31, 2004. The adoption of this statement did not have any effect on the Company's calculation of EPS.

In September 2004, the EITF issued statement EITF Issue No. 04-08, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share" ("EITF 04-08"). Contingently convertible debt instruments are generally convertible into common shares of an issuer after the common stock price has exceeded a predetermined threshold for a specified period of time (the "market price contingency"). EITF 04-08 requires that shares issuable upon conversion of contingently convertible debt be included in diluted earnings per share computations regardless of whether the market price contingency contained in the debt instrument has been met. EITF 04-08 is effective for reporting periods ending after December 15, 2004 and requires restatement of prior periods to the extent applicable. The adoption of this statement is not expected to have an effect on the Company's calculation of EPS.

In December 2003, the FASB issued revised SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits - an amendment of FASB Statements No. 87, 88, and 106." This statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, "Employers' Accounting for Pensions," SFAS No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for
Termination Benefits" and SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on the Company's financial condition or results of operations.

In November 2004, the FASB issued SFAS No. 151, Inventory Costs." The statement amends Accounting Research Bulletin ("ARB") No. 43, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be "so abnormal as to require treatment as current-period charges." SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company's current financial condition or results of operations.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- An Amendment of APB Opinion No. 29." APB Opinion No. 29, "Accounting For Nonmonetary Transactions," is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

In December 2004. the FASB revised its SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after December 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statement of financial position for current assets and current liabilities qualifying as financial instruments is a reasonable estimate of fair value.

RECLASSIFICATIONS

Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                December    December 31,
                                                  2004           2003
                                                --------    ------------
       Research and development equipment       $876,563      $856,093
       Office equipment                           67,603        22,497
       Furniture and fixtures                     26,804        11,004
       Leasehold Improvements                     17,465            --
                                                --------      --------
                                                 988,435       889,594
       Less:  accumulated depreciation and
         Amortization                            703,585       618,353
                                                --------      --------
                                                $284,850      $271,241
                                                ========      ========

Depreciation and amortization expenses charged to operations for the years ended December 31, 2004 and 2003 and for the period February 7, 1997 (inception) to December 31, 2004 was $144,846, $165,132 and $763,199, respectively.

NOTE 4 - NOTES PAYABLE

The Company financed its annual insurance premiums over a nine-month period with one financing Company through two notes payable. The notes payable balances at December 31, 2004 and 2003 were $165,883 and $159,627, respectively. The balance as of December 31, 2004 is due in monthly installments approximating $17,246 and $3,987, including interest at the rates of 6.85 % and 7.75% per annum through August 2005. The balance as of December 31, 2003 was due in monthly installments approximating $17,433 and $3,333, including interest at the rates of 5.0 % and 7.75% per annum through August 2004.

In September 2001, the Company converted its accounts payable balance due to a vendor into a note payable. The balance at December 31, 2003 amounted to $80,325, which was due in monthly installments of $12,930, including interest at the rate of 8% per annum commencing in June 2003 through May 2004. This note was paid in full in January 2004.

NOTE 5 - INCOME TAXES

The tax effect of temporary differences and carryforwards that give rise to significant portions of the deferred assets are as follows:


                                       December 31,      December 31,
                                          2004               2003
                                       -----------       -----------
Deferred tax assets(liabilities):

Net operating loss carryforward        $ 5,412,000       $ 3,807,000

Property and Equipment                      (1,000)          (30,000)

Accrued Expenses                           443,000           481,000
     Valuation allowance                (5,854,000)       (4,258,000)
                                       -----------       -----------
Net Deferred Tax Asset                 $        --       $        --
                                       ===========       ===========

The expiration dates for the net operating loss carry forward are as follows:

                          2019            $ 2,746,000
                          2020              1,467,000
                          2021              1,688,000
                          2022              1,260,000
                          2023              1,607,000
                          2024              4,762,000
                                          -----------
                                          $13,530,000
                                          ===========

The Company has recorded a full valuation allowance against its deferred tax assets since management believes that based upon current available objective evidence it is more likely than not that the deferred tax asset will not be realized. The Company's effective tax rate differs from the federal statutory rate as a result of the change in the valuation allowance.

A reconciliation between the effective rate for income taxes and the amount computed by applying the statutory Federal income tax rate to loss from continuing operations before provision for income taxes and cumulative effect for a change in accounting principle as follows:

                                                            For the Years Ended
                                                               December 31,
                                                            --------------------
                                                             2004         2003
                                                            --------    --------
Tax provision at statutory rate                              (34%)       (34%)
Non deductible expenses                                         1%          1%
Other                                                         (1%)          0%
Change in valuation allowance for net deferred tax assets      34%         33%
                                                            --------    --------
                                                                0%          0%
                                                            ========    ========

The change in the valuation allowance for deferred tax assets are summarized as follows:

                                                  Years Ended December 31,
                                                2004                  2003
                                             ----------            ----------
Beginning Balance                            $4,258,000            $3,321,000
Change in Allowance                           1,596,000               937,000
                                             ----------            ----------
Ending Balance                               $5,854,000            $4,258,000
                                             ==========            ==========

As of December 31, 2004 and 2003, the Company has net operating loss carryforwards of $13,530,000 and $8,768,000, respectively, available to offset future taxable income. These carryforwards will expire at various dates through 2024. Internal Revenue Code Section 382 rules limit the utilization of net operating losses upon a change of control of a company. The Company has not performed an evaluation whether a change of control has taken place and as such, utilization of its net operating losses may be subject to substantial limitation in future periods.

NOTE 6 - ACCOUNTS PAYABLE, ACCRUED EXPENSES AND DEFERRED OFFICERS SALARIES

The Company has incurred legal fees of $544,178 since inception to a former law firm in which a former director of the Company is a partner. The Company had an accounts payable balance of $320,297 due to the law firm at December 31, 2002. The balance was settled in full for a payment of $200,000 in March 2004. This liability, included in accrued expenses, was reduced to $200,000 as of December 31, 2003 in the accompanying balance sheet, and legal expense was reduced by $120,297 for the year ended December 31, 2003. Deferred officers salaries represents payroll amounts deferred by the former CEO and former CFO which aggregated $986,555 and $979,632 at December 31, 2004 and 2003 respectively. (See Note 10, Litigation).

NOTE 7 - STOCKHOLDERS' EQUITY

Initial Capitalization and Founders' shares

In February 1997 and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050 including technology rights (valued at $4,400) transferred to the Company.

STOCK SPLITS AND RECAPITALIZATION

In August 1998, the Company's board of directors approved a 2.2 for 1 stock split on its common stock and in June 2001, the Company's board of directors approved a 3 for 1 stock split on its common stock. On December 19, 2003, the company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc.) for each outstanding share of the original OmniCorder, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements have been retroactively restated to reflect such stock splits and the Recapitalization .

PRIVATE PLACEMENTS

In October 1997, the Company commenced a private placement of shares of common stock at a price of $.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 (including the issuance of 200,000 common shares upon the conversion of the $275,000 Bridge Promissory
Note) shares common stock at a price of $1.375 per share, with gross proceeds of $7,820,405. Promos also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, Promos redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had 29,570,100 outstanding shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement expenses were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization transaction of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization transaction of approximately $223,000.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction purchase of 7,764,700 shares of Promos common stock for a consideration of $180,000 from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (convertible into 1,409,091 shares of common stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments" , "the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The noncash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. The series A convertible preferred stock is convertible into shares of our common stock at a conversion price of $1.10 per share. The series A convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent is involved in this offering.

WARRANTS

In 1997, the Company received $40,000 from the sale of stock warrants, to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997 the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors on January 6, 2004 (as to $337,500 worth of such securities) and on February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 337,970 shares of common stock.

In 2004 the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. These warrants will expire if unexercised on December 14, 2009.

For the years ended December 31, 2004 and 2003, the Company had warrants outstanding to purchase an aggregate of 1,915,397 and 1,450,397 common shares, respectively.

BRIDGE FINANCING

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year Bridge Promissory Note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 common shares of the Company at $1.375 per share as part of the December 19, 2003 private placement.

NOTE 8 - STOCK OPTION PLAN AND WARRANTS

In 1998, the Company adopted a stock option plan under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants, as amended on February 26, 2004. Qualified options shall be exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options shall be five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and shall be exercisable for no less than 110% of fair value on the date of grant for such holders.

As a result of stock options awarded in February and March 2005 the Company has issued 13,942 stock options in excess of the shares reserved under the 1998 Stock Option Plan.

A summary of activity under the stock option plan is as follows:

                                    December 31, 2004         December 31, 2003
                                  --------------------      --------------------
                                              Weighted                  Weighted
                                               Average                   Average
                                              Exercise                  Exercise
                                    Shares     Price          Shares      Price
                                  ---------   --------      ---------   --------
Outstanding, beginning of year    2,781,899   $    .96      4,173,622   $   1.15
Options granted                     565,983       2.66      1,267,794        .98
Options exercised                  (113,067)       .74             --         --
Options forfeited                  (194,940)      1.34     (2,659,517)      1.16
                                  ---------   --------      ---------   --------
Outstanding, end of year          3,039,875   $    .73      2,781,899   $    .96
                                  =========   ========      =========   ========
Exercisable, end of year          2,739,306   $    .84      2,384,107   $   1.07
                                  =========   ========      =========   ========


The following table summarizes stock option information as of December 31, 2004:

                                       Options Outstanding
               -----------------------------------------------------------------
                                         Weighted Average          Options
                Number Outstanding at      Remaining         Number Exercisable
  Exercise          December 31,          Contractual          At December 31,
   Prices               2004                  Life                  2004
-------------  -----------------------  ------------------  --------------------
   $ .55                 167,877               3.27                 167,877
   $ .97               1,480,871               3.36               1,388,358
   $1.13                 449,755               3.44                 449,755
   $1.135                221,796               1.25                 221,796
   $1.375                250,000               8.75                 250,000
   $1.378                 41,865                .88                  31,853
   $1.38                     727               1.96                     727
   $2.43                 175,588               1.02                 166,090
   $3.95                   6,646               4.41                   1,662
   $4.00                 124,750               4.33                  31,188
   $4.40                 120,000               4.33                  30,000
                ----------------------  ------------------  --------------------
          Total       $3,039,875               3.36              $2,739,306
                ======================  ==================  ====================

The Company had granted a total of 2,550,760 shares of stock options to its former chief financial officer during his employment with the Company. Upon expiration of a 90-day period subsequent to the termination of the former chief financial officer's employment, effective on February 28, 2003 2,464,416 shares of stock options were forfeited. However, this former chief financial officer will retain non-qualified stock options to purchase 86,254 shares of common stock that were granted to him in his capacity as a director, and which expire in April 2005 and 2006 (See Note 10, Litigation).

A summary of stock warrant activity is as follows:

                                    December 31, 2004        December 31, 2003
                                  ---------------------    ---------------------
                                               Weighted                 Weighted
                                               Average                  Average
                                               Exercise                 Exercise
                                   Shares       Price       Shares       Price
                                  ---------    --------    ---------    --------
Outstanding, beginning of year    1,450,397    $   1.05    3,183,229    $    .65

Warrants granted                    465,000        1.10      218,189        1.50

Warrants exercised                       --       --      (1,104,081)        .55

Warrants expired                         --       --        (846,940)        .94

Outstanding, end of year          1,915,397        1.06    1,450,397    $   1.05
                                  =========    ========    =========    ========
Exercisable, end of year          1,915,397    $   1.06    1,450,397    $   1.05
                                  =========    ========    =========    ========

The warrants that were exercised in 2003 contained cashless exercise provisions. Consequently no cash proceeds resulted.

The following table summarizes warrants information as of December 31, 2004:

                                     Warrants Outstanding
               -----------------------------------------------------------------
                                                                     Warrants
               Number Outstanding   Weighted Average   Weighted       Number
                       at               Remaining      Average    Exercisable at
  Exercise        December 31,         Contractual     Exercise    December 31,
   Prices             2004                Life          Price          2004
-------------  ------------------   ----------------   --------   --------------

   $0.97             1,232,208            7.67          $  .97       1,232,208
   $1.10               465,000            4.96            1.10         465,000
   $1.50               218,189            1.97            1.50         218,189
               ------------------   ----------------   --------   --------------
                     1,915,397            6.36          $ 1.06       1,915,397
               ==================   ================   ========   ==============

During the year ended December 31, 2002, the Company issued warrants to purchase 1,026,840 shares of common stock at $.97 per share to a consultant for services rendered, of which 400,000 were earned in 2002, and the remainder in 2003. The Company recorded a charge to operations of approximately $473,000 for the fair value of the warrants earned in 2002. For the year ended December 31, 2003, the Company issued additional warrants to purchase 205,368 shares of common stock at $.97 per share to another consultant for services rendered, all of which were earned in 2003. The company recorded a charge to operations of approximately $236,000 for the fair value of the warrants earned in 2003. As of December 31, 2004, these warrants are fully vested and are exercisable through September 1, 2012.

The Company issued warrants to purchase 218,189 shares of its common stock to lead investors in its December 19, 2003 Private Placement (Note 7). These warrants were immediately exercisable at $1.50 per share through December 19, 2006.

The Company issued warrants to purchase 465,000 shares of its common stock to investors in its December 14, 2004 Private Placement (Note 7). These warrants were immediately exercisable at $1.10 per share through December 14, 2009.

NOTE 9 - LICENSE AGREEMENTS

TECHNOLOGY LICENSE AGREEMENT

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Anbar. The Company recorded the issuance of these shares at the historical cost of $4,400 of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a twelve month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at client's site based only on installations at which the Company derived revenues from the licensed technology. As more fully described in Note 13, the Company entered into a two year consulting agreement with Dr. Anbar subsequent to year-end.

CALTECH LICENSE AGREEMENT

In September 1997, the Company entered into an option agreement with the California Institute of Technology ("Caltech"), which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. As of December 31, 2004, the Company has issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be until 2018 through 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorney fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

THE LOCKHEED MARTIN LICENSE AGREEMENT

In September 1998, we entered into a license agreement with Lockheed Martin Corporation ("Lockheed") pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, we licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues we derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See
Note 10 Commitments and Contingencies under "Litigation".

NOTE 10 - COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH ("AIM") in the amount of 200,000 Euros or $266,000 as of December 31, 2004. In March 2005 we committed to purchase an additional 410,000 Euros or $533,000 of camera systems and components from AIM.

OPERATING LEASE COMMITMENTS

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space which expires November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of December 31, 2004 are as follows:


                  For the Year Ending
                      December 31,           Amount
                  -------------------     ------------
                          2005            $     58,300
                          2006                  60,500
                          2007                  62,800
                          2008                  65,100
                          2009                  61,800
                                          ------------
                         Total            $    308,500
                                          ============

Rent expense charged to operations for the years ended December 31, 2004 and December 31, 2003 and for period February 7, 1997 (inception) to December 31, 2004 amounted to $60,590, $31,714 and $182,249, respectively.

LITIGATION

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. We believed that these technologies would enhance the sensitivity of the technology the Company licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed by the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such litigation.

On March 8, 2003, our former Chief Financial Officer ("CFO"), filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the District Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justifiable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in Plaintiff's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and we intend to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at December 31, 2004.

The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

The Company is not a party to any other pending or threatened legal proceedings.

EMPLOYMENT AND CONSULTING AGREEMENTS

In March 2005, the Company entered into a two year agreement with a new CEO and President, which provides for an annual salary of $225,000. See Note 13 - Subsequent events.

On March 9, 2005, we announced that we entered into a Consulting Agreement with Mark A. Fauci, which terminates the pending arbitration proceeding and includes a mutual release by the parties. The agreement, which terminates Mr. Fauci's previous employment agreement with us, provides that Mr. Fauci will perform consulting services for us for a two-year period in exchange for consulting fees and other consideration and will be nominated at our upcoming annual meeting of shareholders to continue as a board member. See Note 13 - Subsequent events.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar .

In December 2003, the Company entered into a five-year employment agreement with its then CEO and President, which provided for an annual salary of $180,000 with annual cost of living increases and an annual performance bonus at the discretion of the board of directors or compensation committee. Pursuant to his agreement, he has been granted stock options to purchase 250,000 shares of common stock at $1.375 per share, which vest upon granting and have a ten year life. He is also entitled to payment of deferred salary of approximately $625,000, the payment terms of which are more fully described in Note 13-Subsequent Events for additional information. Mr. Fauci ceased being an officer on December 13, 2004. On March 1, 2005, Mr. Fauci signed a two year consulting agreement with our Company. See Note 13 - Subsequent Events for additional information.

In February 2004, the Company entered into a one-year employment agreement with its Senior Vice President of Operations and Planning, which provides for an annual salary of $140,000. Pursuant to his agreement, he has been granted incentive stock options to purchase 120,000 shares of common stock at $4.40 per share. The options vest 25% upon grant and the remainder at 25% per year over the following three years' anniversary dates. These options have a five-year life. The agreement was subject to the approval of the Compensation Committee of the Board of Directors, which approved it in May 2004. This agreement expired in February 2005 at which time the employee was offered and he accepted a new role in the Company (without an employment agreement) as Vice President of Market Development.

The following table summarizes the aggregate commitments under employment and related agreement obligations by year as of December 31, 2004:

                       Year Ending       Aggregate Annual
                       December 31          Commitment
                       -----------       ----------------
                           2005            $    443,000
                           2006                 615,000
                           2007                 292,000
                           2008                 125,000
                                           ------------
                         Totals            $  1,475,000
                                           ============

NOTE 11 - RELATED PARTY TRANSACTIONS

In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of our common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock.

The Company purchases all of its insurance policies from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $239,000.

NOTE 12 - PUBLIC OFFERING COSTS

The Company discontinued its efforts to pursue an initial public offering in April 1999. The Company expensed $501,992 of costs incurred in connection with its proposed initial public offering in the year ended December 31, 1998.

NOTE 13 - SUBSEQUENT EVENTS

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the board of directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the current subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members, including Mr. Fauci, extended their commitment not to publicly sell any of their shares through the end of 2005. Further, Mr. Fauci has agreed to be bound by the same restrictions as all other board members regarding the sale of director stock through the term of his consulting agreement, whether or not he remains a member of the Company's board of directors.

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as our new President and Chief Executive Officer, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005.

The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, options to purchase an aggregate of 852,000 shares of our common stock at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company further agreed to issue an option to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share following approval by our stockholders of a new incentive compensation plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, we agreed to pay Mr. O'Connor (1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of our common stock at an exercise price of the market price of our common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a 10-year period from the date of grant.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001 and entered into a two year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complimentary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either parties option for an additional 2 year terms.

On February 14, 2004, the Board of Directors voted and approved to grant options to purchase shares of the Company's common stock to its employees and outside directors. Stock options to purchase an aggregate of 200,000 shares of common stock to individual employees of the

Company, each at an exercise price of $1.00 per share. For their service in 2004, each outside director was granted stock options to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a stock option grant to purchase 30,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of stock options to purchase 15,000 shares of common stock at an exercise price of $1.00 per share vesting over three years under the 1998 Stock Option Plan and a grant of stock options to purchase 15,000 shares of the common stock at an exercise price of $1.00 per share vesting over three years under our proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee will receive an additional grant of 5,000 stock options under the 1998 Stock Option Plan and 5,000 stock options from the proposed 2005 Incentive Compensation Plan with the same vesting terms. The proposed 2005 Incentive Compensation Plan is subject to shareholder approval at the Company's annual stockholder meeting to be held in May 2005.

On March 7, 2005 the Board of Directors voted and approved a grant to each outside Director options for their 2005 service to purchase 30,000 shares of the Company's common stock at an exercise price of $1.00 per share vesting over three years and 30,000 restricted shares of common stock, which may not be sold for two years under the proposed 2005 Incentive Compensation Plan. Additionally, members of the Executive Committee of the Board of Directors each received a grant of options to purchase 30,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan. The Chairman of the Executive Committee received an additional grant of options to purchase 10,000 shares of common stock at an exercise price of $1.00 vesting over three years under the proposed 2005 Incentive Compensation Plan.

                                                      ADVANCED BIOPHOTONICS INC.
                                                (A Development Stage Enterprise)

                                                        CONDENSED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                    September 30,  December 31,
                                                        2005           2004
                                                    ------------   ------------
                                                     (Unaudited)
CURRENT ASSETS
    Cash and cash equivalents                       $    933,513   $  3,403,712
    Prepaid expenses and other current assets             43,879        226,519
                                                    ------------   ------------
        Total Current Assets                             977,392      3,630,231

    Property and equipment, net                          205,126        284,850
    Other assets:
        Equipment deposits                               257,982         97,245
         Deferred offering costs                              --         37,000
         Security deposits                                 9,662         17,700
                                                    ------------   ------------
        TOTAL ASSETS                                $  1,450,162   $  4,067,026
                                                    ============   ============

CURRENT LIABILITIES
    Notes payable                                   $         --   $    165,883
    Accounts payable and accrued expenses                442,396        280,656
    Professional fees payable                            428,056        159,062
    Deferred officers' salaries                          524,632        431,555
                                                    ------------   ------------
        Total Current Liabilities                      1,395,084      1,037,156

    Deferred officers' salaries                          455,000        555,000
                                                    ------------   ------------
        Total Liabilities                              1,850,084      1,592,156
                                                    ------------   ------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS'  (DEFICIENCY) EQUITY

    Series A Convertible preferred stock,
        $.01 par value, 3,000,000 shares
        authorized; 1,550,000 shares issued
        and outstanding respectively,
        liquidation preference $1,550,000                 15,500         15,500
    Series B Convertible preferred stock,
        $.01 par value, 7,000,000 shares
        authorized; 1,357,867 shares issued
        and outstanding respectively,
        liquidation preference $1,357,867                 13,579             --
    Common stock, $.001 par value; 50,000,000
        shares authorized; 30,331,107 and
        29,695,889 shares issued and
        outstanding, respectively                         30,330         29,695
    Additional paid-in capital                        20,706,823     17,842,765
    Deferred stock compensation                          (70,780)            --
    Deficit accumulated during the
        development stage                            (21,095,374)   (15,413,090)
                                                    ------------   ------------
        Total Stockholders'  (Deficiency) Equity        (399,922)     2,474,870
                                                    ------------   ------------
            TOTAL LIABILITIES AND
                 STOCKHOLDERS' (DEFICIENCY) EQUITY  $  1,450,162   $  4,067,026
                                                    ============   ============


            See accompanying notes to condensed financial statements.

                                                                                                     ADVANCED BIOPHOTONICS INC.
                                                                                               (A Development Stage Enterprise)

                                                                                             CONDENSED STATEMENTS OF OPERATIONS
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Cumulative
                                                                                                                For the Period
                                                                                                               From February 7,
                                                                                                               1997 (inception)
                                               For the Nine Months Ended            For the Quarter Ended          through
                                                     September 30,                      September 30,           September 30,
                                              2005                 2004             2005              2004           2005
                                          -------------       -------------    -------------     -------------   -----------
                                           (Unaudited)         (Unaudited)      (Unaudited)       (Unaudited)     (Unaudited)
                                          -------------       -------------    -------------     -------------   ------------
Development revenues                       $       --          $     69,800     $       --       $       --      $     69,800

Development costs                                  --                20,000             --               --            20,000
                                           ------------        ------------     ------------     ------------    ------------
     GROSS PROFIT                                  --                49,800             --               --            49,800
                                           ------------        ------------     ------------     ------------    ------------
OPERATING EXPENSES
------------------
   Research and development                   1,315,746           1,016,422          303,661          318,880       7,454,854
   Selling, general and administrative        3,232,734           2,446,288        1,522,878          859,314      10,053,942
   Related party legal expense                     --                  --               --               --           544,881
   Write-off of public offering costs              --                  --               --               --           501,992
                                           ------------        ------------     ------------     ------------    ------------
     TOTAL OPERATING
     EXPENSES                                 4,548,480           3,462,710        1,826,539        1,178,194      18,555,669
                                           ------------        ------------     ------------     ------------    ------------
     OPERATING LOSS                          (4,548,480)         (3,412,910)      (1,826,539)      (1,178,194)    (18,505,869)

Interest and other (income) expenses, net        10,418             (14,092)           1,253           (4,878)      1,007,998
                                           ------------        ------------     ------------     ------------    ------------
     NET LOSS                                (4,558,898)         (3,398,818)      (1,827,792)      (1,173,316)    (19,513,867)

Series A Convertible Preferred Stock --
    beneficial conversion feature               703,128                --            703,128             --         1,161,249

Series B Convertible Preferred Stock
    beneficial conversion feature               420,258               --             420,258                          420,258

Accumulated dividends on Series A
   Convertible Preferred Stock                   49,083                --             15,500             --            49,083


Accumulated dividends on Series B
   Convertible Preferred Stock                   13,228                --             13,228             --            13,228
                                           ------------        ------------     ------------     ------------    ------------
NET LOSS ATTRIBUTABLE TO COMMON STOCK
    HOLDERS- BASIC AND DILUTED             $ (5,744,595)       $ (3,398,818)    $ (2,979,906)    $ (1,173,316)   $(21,157,685)
                                           ============        ============     ============     ============    ============
Basic and diluted net loss per share
   attributable to common shareholders     $      (0.19)       $      (0.11)    $      (0.10)    $      (0.04)
                                           ============        ============     ============     ============
Weighted average number of shares
   outstanding                               30,014,494          29,579,433       30,293,607       29,583,433
                                           ============        ============     ============     ============

            See accompanying notes to condensed financial statements.

                                                                                                      ADVANCED BIOPHOTONICS INC.
                                                                                                (A Development Stage Enterprise)

                                                                        CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                                      For the period from January 1, 2005 through September 30, 2005 (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Series A Convertible
                                                                 Commmon Stock                                 Preferred Stock
                                                         -----------------------------              -----------------------------
                                                           Shares             Amount                 Shares              Amount
                                                          ------------      -----------             ----------         ----------
Balance at January 1, 2005                                 29,695,889          $29,695               1,550,000          $15,500

Issuance of common stock for research and development         250,000              250

Exercise of Options                                             5,218                5

Sale of series B
    convertiblepreferred stock at $0.50 per share

Costs incurred associated with sale
    of Series B convertible preferred stock

Preferred Series B Convertible
    Preferred Stock beneficial conversion feature

Preferred Series A Convertible
    Preferred Stock beneficial conversion feature

Conversion of Series B convertible
    Preferred Stock to Common Stock                            50,000               50

Issuance of stock for services rendered                       330,000              330

Issuance of warrants for services rendered

Issuance of  stock options

Amortization of deferred stock compensation

Net Loss

Balance at September 30, 2005
    (unaudited)                                            30,331,107         $30,330                1,550,000          $15,500
                                                           ==========         =======                =========          =======

            See accompanying notes to condensed financial statements

                                                                                                      ADVANCED BIOPHOTONICS INC.
                                                                                                (A Development Stage Enterprise)


                                                                    CONDENSED  STATEMENT OF  STOCKHOLDERS'  EQUITY  (DEFICIENCY)
                                                      For the period from January 1, 2005 through September 30, 2005 (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
[TABLE CONTINUED]

                                                               Series B Convertible
                                                           ---------------------------              Additional
                                                             Shares         Amount               Paid-in Capital
                                                           -----------    -------------          ---------------
Balance at January 1, 2005                                      --         $    --                 $17,842,765

Issuance of common stock for
    research and development                                                                           212,250

Exercise of Options                                                                                      2,875

Sale of series B
    convertiblepreferred stock at $0.50 per share       1,407,867           14,079                     689,854

Costs incurred associated with sale
    of Series B convertible preferred stock                                                           (312,245)

Preferred Series B Convertible
    Preferred Stock beneficial conversion feature                                                      420,258

Preferred Series A Convertible
    Preferred Stock beneficial conversion feature                                                      703,128

Conversion of Series B convertible
    Preferred Stock to Common Stock                       (50,000)            (500)                        450

Issuance of stock for services rendered                                                                197,670

Issuance of warrants for services rendered                                                             816,000

Issuance of  stock options                                                                             133,818

Amortization of deferred stock compensation

Net Loss

Balance at September 30, 2005
    (unaudited)                                         1,357,867          $13,579                 $20,706,823
                                                       ==========          =======                 ===========

            See accompanying notes to condensed financial statements

                                                                                                      ADVANCED BIOPHOTONICS INC.
                                                                                                (A Development Stage Enterprise)


                                                                        CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                                                      For the period from January 1, 2005 through September 30, 2005 (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
[TABLE CONTINUED]

                                                                                 Deficit
                                                                               Accumulated
                                                    Deferred                    During the
                                                   Stock Based                 Development
                                                   Compensation                   Stage                      Total
                                                 --------------------        ----------------            ------------
Balance at January 1, 2005                          $       --                 ($15,413,090)               $2,474,870

Issuance of common stock for
    research and development                                                                                  212,500

Exercise of Options                                                                                             2,880

Sale of series B
    convertiblepreferred stock at $0.50 per share                                                             703,933

Costs incurred associated with sale
    of Series B convertible preferred stock                                                                  (312,245)

Preferred Series B Convertible
    Preferred Stock beneficial conversion feature                                  (420,258)                      --

Preferred Series A Convertible
    Preferred Stock beneficial conversion feature                                  (703,128)                      --

Conversion of Series B convertible
    Preferred Stock to Common Stock                                                                               --

Issuance of stock for services rendered                                                                       198,000

Issuance of warrants for services rendered                                                                    816,000

Issuance of  stock options                            (133,818)                                                    --

Amortization of deferred stock compensation             63,038                                                 63,038

Net Loss                                                                         (4,558,898)               (4,558,898)

Balance at September 30, 2005
    (unaudited)                                     $ (70,780)                 ($21,095,374)                ($399,922)
                                                    =========                  ============                 ==========

            See accompanying notes to condensed financial statements

                                                                                                      ADVANCED BIOPHOTONICS INC.
                                                                                                (A Development Stage Enterprise)
                                                                                              CONDENSED STATEMENTS OF CASH FLOWS
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Cumulative
                                                                                                              For the Period
                                                                                                           from February 7, 1997
                                                                            For the Nine Months Ended    (inception) through
                                                                                   September 30,               September 30,
                                                                             2005               2004                2005
                                                                         -------------------------------   ---------------------
                                                                         (Unaudited)         (Unaudited)         (Unaudited)
                                                                         ------------       ------------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net loss                                                                 $ (4,558,898)      $ (3,398,818)       $(19,513,866)

     Adjustments to reconcile net loss to net cash
         used in operating activities:
         Depreciation and amortization                                         84,149            104,324             847,348
         Loss on disposal of net assets                                          --                 --                20,584
         Unrealized loss from foreign currency transactions                      --                 --                19,271
         Warrants issued to related party for legal services                     --                 --                95,000
         Issuance of stock options and warrants for services rendered         816,000             93,822           2,311,600
         Amortization of deferred stock compensation                           63,038               --                63,038
         Issuance of common stock for services rendered                       410,500               --               710,500
         Amortization of original issue discount                                 --                 --               329,625
         Amortization of deferred offering  costs                                --                 --               188,125
         Writing off of deferred offering costs                                37,000               --                37,000

         Changes in operating assets and liabilities:
         Accounts receivable                                                     --              (69,800)               --
         Prepaid expenses and other current assets                            182,640              8,507             168,115
         Security deposits                                                      8,038            (14,161)             (9,662)
         Accounts payable and accrued expenses                                430,734            (16,776)          1,108,314
         Deferred officers salaries                                            (6,923)              --               979,632
                                                                         ------------       ------------        ------------
             NET CASH USED IN OPERATING ACTIVITIES                         (2,533,722)        (3,292,901)        (12,645,377)
                                                                         ------------       ------------        ------------
CASH FLOWS USED IN INVESTING ACTIVITIES
---------------------------------------
     Purchases of and deposits on property and equipment                     (165,162)           (45,781)         (1,331,350)
                                                                          ------------       ------------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
     Proceeds from (costs of) issuance of common stock                           --             (101,711)         12,522,477
     Net proceeds from issuance of Series A convertible preferred stock          --                 --             1,518,928
     Net proceeds from issuance of Series B convertible preferred stock       391,688               --               391,688
     Proceeds from issuance of warrants                                          --                 --                40,000
     Proceeds from options exercised                                            2,880               --                44,880
     Issuance of bridge note payable                                             --                 --             1,025,000
     Payment of deferred offering costs                                          --                 --               (37,000)
     Payment of deferred financing costs                                         --                 --              (147,500)
     Repayment of notes payable                                              (165,883)          (239,952)           (448,234)
                                                                         ------------       ------------        ------------

         NET CASH  PROVIDED BY (USED IN)FINANCING ACTIVITIES                  228,685           (341,663)         14,910,239
                                                                         ------------       ------------        ------------
         NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS              (2,470,199)        (3,680,345)            933,513

CASH AND CASH EQUIVALENTS - Beginning                                       3,403,712          6,816,254                --
                                                                         ------------       ------------        ------------
CASH AND CASH EQUIVALENTS - Ending                                       $    933,513       $  3,135,909        $    933,513
                                                                         ============       ============        ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
   Cash paid during the periods for:
         Interest                                                        $      4,210       $      5,990        $    968,248
         Income Taxes                                                    $     16,046       $         --        $     20,555

     Non cash investing and financing activities:
         Conversion of bridge notes                                      $         --       $         --        $  1,065,625
         Conversion of accounts payable to notes payable                 $         --       $         --        $    237,861
         Insurance premiums financed using a note                        $         --       $         --        $    373,835
     Cashless exercise of common stock resulting in
         the issuance of 27,399 shares of common stock                   $         --       $         --        $         27
     Conversion of 50,000 shares series B convertible
         preferred stock into 50,000 shares of common stock              $        500       $         --        $        500
     Beneficial conversion charge attributable to
         Series A convertible preferred stock                            $    703,128       $         --        $  1,161,249
     Beneficial conversion charge attributable to
         Series B convertible preferred stock                            $    420,258       $         --        $    420,258

            See accompanying notes to condensed financial statements.

NOTE 1 - ORGANIZATION AND BUSINESS

Advanced BioPhotonics Inc. (the "Company") formerly known as OmniCorder Technologies Inc, was incorporated in the State of Delaware on February 7, 1997, to develop and commercialize an advanced digital imaging technology for the diagnosis and management of a large variety of diseases including cancer and vascular disease through its lead product, the BioScanIR System ("System").

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-QSB pursuant to the rules and regulations of the U.S. Securities and Exchange Commission. Accordingly, they do not include all of the information required by accounting principles generally accepted in the United States of America for complete financial statements. The accompanying financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Management acknowledges its responsibility for the preparation of the accompanying interim financial statements, which reflect all adjustments (consisting of normal recurring accruals) considered necessary, in the opinion of management, for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results of operations for the entire year.

On December 19, 2003, the Company completed a transaction with Promos, Inc. ("Promos"), in which Promos acquired all the assets and assumed all the liabilities of the Company, in consideration for the issuance of a majority of Promos' shares of common stock. This transaction was accounted for as a recapitalization of OmniCorder, who was the acquirer for accounting purposes. Concurrent with the closing of the recapitalization transaction, we completed a private placement of 5,686,027 shares of common stock, from which we received gross proceeds of $7,820,405. Also, concurrent with the recapitalization transaction, we sold the promotional products business to one of our previous directors, and succeeded to the business of OmniCorder as our sole line of business.

On December 29, 2003, the Company merged into a newly-formed Delaware corporation under the original name of the accounting acquirer, OmniCorder Technologies, Inc. Subsequent to this transaction, the original shareholders of the Company owned 95% of the outstanding shares of the Company and the original Promos shareholders owned 5% before the impact of the concurrent private placement. Consequently, the assets and liabilities and the historical operations reflected in the financial statements are those of the Company and are recorded at the historical cost basis of the Company.

On June 7, 2005, we changed our corporate name from OmniCorder Technologies, Inc. to Advanced BioPhotonics Inc. The corporate name change was approved by our stockholders at our 2005 annual meeting of stockholders on June 7, 2005.

Management's Liquidity Plans

The Company has a deficit accumulated during the development stage, which commenced on February 7, 1997 (inception) and through September 30, 2005, in the amount of $21,095,374. The accumulated loss resulted principally from costs incurred in developing its business plan, acquiring licenses for its technology, research and development, general and administrative expenses, establishing sales channels and capital raising activities. As more fully described in Note 7 to Financial Statements included in its Annual Report on Form 10-KSB for the year ended December 31, 2004, the Company received gross and net proceeds approximating $7.8 million and $6.7 million, respectively, on December 19, 2003 in a private placement of its common stock and warrants. The Company could receive additional gross proceeds upon the exercise of the associated warrants (which expire December 19, 2006) of approximately $327,000, although there is no assurance that they will be exercised.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock (initially convertible into 1,409,091 shares of common stock) and issued, for no additional consideration, to the investors in the private placement, five year warrants to purchase 465,000 shares of its common stock at an exercise price of $1.10 per share. The Company received gross proceeds of $1,550,000 in the private placement. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering described below, the shares of the series A convertible preferred stock are now convertible into 3,100,000 shares of common stock, and the exercise price for the December 2004 warrants has been reduced to $0.50 per share. On October 28, 2005, as anti-dilution protection to each investor in the December 2004 Private Placement, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock with an exercise price of $0.75 per share which will expire on August 9, 2010. The Company expects to record a charge of approximately $527,000 for the fair value of those warrants during the fourth quarter of 2005. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock.

On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company issued the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock. The shares of series B convertible preferred stock are convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. Stockholders that purchased shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. In the three months ended September 30, 2005, 50,000 shares of series B convertible stock were converted into 50,000 shares of the Company's common stock. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised. The Company has incurred legal and accounting fees in connection with the rights offering totaling approximately $312,000, as of September 30, 2005.

As of September 30, 2005, the Company had cash balances and a working capital deficit of $933,513 and $417,692, respectively, and a total stockholders' deficiency of $399,922. Management estimates that it will require additional cash resources during the fourth quarter 2005 and in 2006, based upon its current operating plan and condition. The Company is currently investigating additional financing alternatives, including equity and/or debt financing and asset based funding sources associated with the commencement of product delivery. The Company has signed two separate agreements - one with Trilogy Capital Partners Inc. ("Trilogy") and the other with Axiom Capital Management Inc. ("Axiom"). Both Trilogy and Axiom will use their best efforts to find and introduce potential accredited investors to the Company. The terms of the agreements are described below. There is no assurance that capital in any form would be available to the Company, and if available, on terms and conditions that are acceptable. The success of the Company depends upon many factors, including securing market acceptance for its products, obtaining adequate additional financing on acceptable terms, and its ability to roll out the BioScanIR system in sufficient quantities and at profitable revenue levels.

The uncertainties regarding the availability of continued financing and commencement of adequate commercial revenues raise substantial doubt about the Company's ability to continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The condensed financial statements do not include any adjustments relating to the recoverability of the recorded assets or the classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

On March 7, 2005, the Company's board of directors unanimously agreed to extend the original stock lock-up agreements entered into in September 2004 and set to expire on March 17, 2005, until December 31, 2005. Under this agreement, all board members extended their commitment not to publicly sell any of their shares through the end of 2005.

On July 25, 2005, the Company signed a non-exclusive finder's fee agreement with Trilogy. Trilogy will act as finder to seek financing and other strategic relationships for the Company. If the Company receives any financing from a qualified introduction during the fee agreement period, the Company will pay Trilogy a cash finder's fee equal to 10% of the gross proceeds of the financing. The fee period commenced the date of the agreement and terminates one year following the termination of Trilogy as finder. Either Trilogy or the Company may terminate the agreement at any time. There are no assurances that Trilogy will be able to locate suitable investors or that the Company will close a transaction with investors introduced by Trilogy.

On September 14, 2005, the Company finalized a Letter of Engagement with Trilogy, pursuant to which Trilogy agreed to implement a marketing program, and, to the extent the Company requests, to assist it in business development and strategic advisory and investor relations services. The Letter of Engagement has an initial term of 12 months and is terminable by the Company or Trilogy at any time thereafter upon 30 days' prior written notice. For their services Trilogy will be paid $12,500 per month and were issued 2,400,000 warrants to purchase shares of the Company's common stock. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The warrants had an estimated fair value of $816,000 on the date of issuance and were recorded in general and administrative expense during the quarter ended September 30, 2005. The Company agreed to support the marketing program set up by Trilogy with a budget not less than $200,000. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement. (See Note 8 - subsequent events).

On September 23, 2005 the Company signed a non-exclusive finder's fee agreement with Axiom. Axiom will use its best efforts to introduce the Company to prospective investors with respect to an offering of issuance of any security by the Company, in private placement or series of private placements. Axiom agrees to introduce to the Company, only proposed investors that qualify as "accredited investors" as defined in Regulation D promulgated under the Securities Act of 1933. The Company agrees that for each introduced investor that completes a transaction with the Company, it shall pay to Axiom (i) an amount in cash equal to 8% of the dollar value of any securities issued by the Company which are purchased by each introduced investor; and (ii) warrants to purchase the number of shares of common stock of the Company as shall equal 8% of shares sold in that transaction to each introduced investor. The agreement will continue until
(i) a final closing of a transaction (ii) terminated by either party on 30 days prior written notice to the other party or (iii) terminated immediately on written notice by one party to the other party upon material breach of the agreement. On November 8, 2005, an addendum was added to the agreement which reduces percentage that the Company shall pay to Axiom, an amount in cash equal to 6.5% from 8% of the dollar value of any securities issued by the Company.

The BioScanIR System has received FDA Section 510(k) clearance, permitting its sale in the U.S., and CE mark approval permitting its sale in Europe. The Company's approved labeling permits it to market the BioScanIR system for use in imaging a large variety of diseases - such as cancer and vascular disease - that affect the movement of blood (known as blood perfusion), in tissue and organs.

The Company continues to further improve its system for target end-market applications based upon pilot site feedback. Current systems production is driven by its need for units for pilot site and internal development activities. Such units are non-revenue generating at this time, but could be sold, leased, or converted to revenue generating sites at some time in the future. The Company will build and deploy these units to the extent that they advance its product development and validation efforts and its drive to commercialization. On November 1, 2004, the

Company delivered the new cancer therapy monitoring configuration of our BioScanIR System to the Cleveland Clinic's Department of Hematology/Oncology for test and evaluation in detecting the effects of cancer treatments in patients undergoing neoadjuvant breast cancer therapy; clinical trials began in the second quarter of 2005. As of September 30, 2005, the Company has three fully functional prototype or commercial units installed in various U.S. and European medical institutions for testing and evaluation.

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)478,000, or $621,000 as of September 30, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from the California Institute of Technology ("Caltech") for biomedical applications.

NOTE 2 - ACCOUNTING POLICIES

The accounting policies followed by the Company are set forth in Notes 1 and 2 to the Company's financial statements as filed in its Annual Report on Form 10-KSB for the year ended December 31, 2004. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

BASIS OF PRESENTATION

The Company has been presented as a "development stage enterprise" in accordance with Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company's primary activities since inception have been securing technology licenses, the research and development of its technology and the commercial development of its BioScanIR System including negotiating strategic alliances, securing production component purchase agreements including customized infrared cameras and related components, and securing FDA clearance, UL and CE approval and raising capital.

Use of Estimates

The preparation of financial statements, in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Critical estimates include management's judgments associated with deferred income tax valuation allowance, fair value of options and warrants issued to consultants and the capitalization and depreciation of long-term assets. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company recognizes revenues and costs and expenses generally utilizing the accrual method of accounting. The Company is presently in the development stage and will adopt revenue recognition accounting policies that are reflective of its business model at that time and that will comply with accounting principles generally accepted in the United States as they relate to its business practices. The Company reported development revenues in the second quarter of 2004. For full disclosure of the Company's revenue recognition policies, refer to the Notes to Financial Statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2004.

Loss Per Common Share

Loss per share ("EPS") is computed based on the weighted average number of common shares outstanding and excludes any potential dilution. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock, which would then share in the earnings of the Company. The shares issuable upon the exercise of stock options, warrants, conversion of the series A convertible preferred stock and the conversion of the series B preferred stock are excluded from the calculation of net loss per share as their effect would be anti-dilutive.

Securities that could be potentially dilute basic EPS in the future that were not included in the computation of diluted EPS because to do so would have been anti-dilutive for the periods presented consist of the following:

Total potential common shares as of September 30, 2005:


              Warrants to purchase common stock          5,019,331

              Options to purchase common stock:

                   1998 Stock Option Plan                4,068,499

                   2005 Incentive Plan                   1,883,000

              Series A convertible preferred stock       3,100,000
              Series B convertible preferred stock       1,357,867
                                                        ----------
                                                        15,428,697
                                                        ==========

Issuances after September 30, 2005 through November 1, 2005


             Conversion of series B preferred stock         64,665

             Warrants to purchase common stock           1,550,000

             Options to purchase common stock            1,000,000

STOCK-BASED COMPENSATION

In accordance with SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure," which amends SFAS No. 123, "Accounting for Stock-Based Compensation," the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB Opinion No. 25, "Accounting for Stock Issued to Employees," and FASB Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation." The following table illustrates the effect on net loss and net loss per share had the Company applied the fair value recognition provisions of SFAS No. 123 to options granted to employees.

The unaudited pro forma information is as follows:

                                        Nine Months            Nine Months           Three Months        Three Months
                                            Ended                  Ended                Ended                Ended
                                        September 30,          September 30,        September 30,        September 30,
                                             2005                   2004                 2005                2004
                                        -------------           -----------          -----------          -----------
Net loss as reported                    $   (4,558,898)         $(3,398,818)         $(1,827,792)         $(1,173,316)
                                        ==============          ===========          ===========          ===========

Net loss attributable to
    common shareholders -
    basic and diluted                   $   (5,744,595)         $(3,398,818)         $(2,979,906)         $(1,173,316)
    Add:

Stock based employee
    compensation expense
    included in net income                       3,000                 --                  1,500                 --

Deduct:
  Total stock-based employee
    compensation expense
    determined under fair value
    based method for all awards             (8,41,148)             (325,900)            (229,199)             (10,753)
                                        --------------          -----------          -----------          -----------
                                        $   (6,582,743)         $(3,724,718)         $(3,207,605)         $(1,184,069)
                                        ==============          ===========          ===========          ===========
Basic and diluted net loss per
    share as reported                   $        (0.19)         $     (0.11)         $     (0.10)         $     (0.04)
                                        ==============          ===========          ===========          ===========
Basic and diluted pro
  forma net loss per share              $        (0.22)         $      (013)         $     (0.11          $     (0.04)
                                        ==============          ===========          ===========          ===========

In December 2004, the FASB revised SFAS No. 123 ("SFAS No. 123R"), "Accounting for Stock Based Compensation." The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, "Statement of Cash Flows," to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. For small business issuers, the provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period of the first fiscal year beginning after December 15, 2005, with early adoption encouraged.

After evaluation, on October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).

In March 2005, the SEC issued Staff Accounting Bulletin No. 107, "Share Based Payments" ("SAB 107"). The interpretations in SAB 107 express views of the staff regarding the interaction between SFAS 123R and certain SEC rules and regulations and provide the staff's views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from non-public to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS 123R, the modification of employee share options prior to adoption of SFAS 123R, and disclosures in Management's Discussion and Analysis or Plan of Operation subsequent to adoption of SFAS 123R.

NEW ACCOUNTING PRONOUNCEMENTS

In March 2005,the FASB issued FASB Interpretation No. 47, "Accounting for Conditional Asset Retirement Obligations" ("FIN 47"), which is effective for the Company on December 31, 2005. FIN 47 clarifies that the phrase "conditional asset retirement obligation," as used in FASB Statement No. 143, "Accounting for Asset Retirement Obligations" (FAS 143), refers to a legal obligation to perform an asset retirement activity for which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the company. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and/or method of settlement. Uncertainty about the timing and/or method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FAS 143 acknowledges that in some cases, sufficient information may not be available to reasonably estimate the fair value of an asset retirement obligation. FIN 47 also clarifies when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company does not expect that adoption of FIN 47 will have a significant effect on its condensed financial position or results of operations.

In May 2005, FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"). SFAS 154 requires retrospective application to prior periods' financial statements of changes in accounting principle. It also requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement. The statement will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS 154 will have a material effect on its condensed financial position or results of operations.

In June 2005, the Emerging Issues Task Force ("EITF") reached consensus on Issue No. 05-2, "The Meaning of 'Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, 'Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" Issue 00-19 is used to evaluate whether embedded derivatives should be bifurcated under FASB Statement No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, as amended. Specifically, Statement 133 provides guidance as to when an issuer is required to bifurcate a conversion option that is embedded in convertible debt. However, Issue 00-19 does not define "conventional convertible debt instrument." Given the development of numerous contractual terms that may be included in a convertible debt instrument, it is not clear when a convertible debt instrument is "conventional." Our issue is that our instruments do not meet the definition of conventional convertible debt and as such forces us back into Issue 00-19 in paragraphs 12-23. The Company is evaluating the effect that adoption of the Issue will have on its financial position or results of operations in future periods.

In June 2005, the Emerging Issues Task Force ("EITF") reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6"). EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material impact on the Company's condensed financial position or results of operations.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues.", which addresses whether a modification to a conversion option that changes its fair value effects the recognition of interest expense for the associated dept instrument after the modification, and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment, if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature", which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is treated recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes) and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, Accounting for Income Taxes. The adoption of the Issues may have a material effect on our consolidated financial position or results of operations in future periods.

Reclassifications
Certain accounts in prior periods' financial statements have been reclassified for comparative purposes to conform with the presentation of the current period's financial statements. These reclassifications have no effect on the previously reported income.

NOTE 3 - DEFERRED OFFICERS' SALARIES

Deferred officers' salaries, current and non-current, represent payroll amounts deferred by the former Chief Executive Officer ("CEO") and former Chief Financial Officer ("CFO"), which aggregated $979,632 and $986,555 at September 30, 2005 and December 31, 2004, respectively. (See Note 6, Litigation).

NOTE 4 - STOCKHOLDERS' (DEFICIENCY) EQUITY

Initial Capitalization and Founders' Shares In February 1997 (inception) and March 1998, the Company issued to its founders 10,301,259 and 2,710,858 shares of common stock, respectively, for an aggregate of $6,050, including technology rights (valued at $4,400) transferred to the Company.

Stock Splits and Recapitalization

In August 1998, the Company's Board of Directors approved a 2.2-for-1 stock split on its common stock and in September 2001, the Company's Board of Directors approved a 3-for-1 stock split on its common stock. On December 19, 2003, the Company completed the recapitalization transaction with Promos, Inc. This resulted in the issuance of 2.054 shares of Promos, Inc. (subsequently renamed OmniCorder Technologies, Inc. and then Advanced BioPhotonics Inc.) for each outstanding share of the pre-recapitalization OmniCorder Technologies, and the corresponding adjustment of the number of options and warrants and their exercise prices. All share information in the accompanying financial statements has been retroactively restated to reflect such stock splits and the recapitalization.

Private Placements

In October 1997, the Company commenced a private placement of shares of common stock at a price of $0.55 per share. The placement agent received a commission of 5% of the aggregate purchase price of the common stock placed, and was granted warrants with a five-year term to purchase 76,810 shares of common stock on August 31, 1998, at an exercise price of $0.55 per share, which expired on August 31, 2003. The Company issued 1,246,976 shares of its common stock at $0.55 per share, which related to this private placement, from October 1997 through May 1998 for net proceeds of $591,925.

In April 1999, the Company issued 945,282 shares of common stock at a price of $1.14 per share for aggregate proceeds of $1,074,000. The Company's former chief financial officer purchased 184,831 of these shares.

In 2000, the Company issued 1,615,425 shares of common stock to various investors for aggregate proceeds of $2,060,401.

In 2001, the Company issued 164,294 shares of common stock to various investors for aggregate proceeds of $400,000.

In 2002, the Company issued 487,749 shares of common stock for aggregate proceeds of $500,000. Additionally, the Company issued 164,294 shares of common stock to the stockholders who participated in the 2001 private placement in accordance with the anti-dilution provisions of the subscription agreements. In October 2003, the Company issued to these stockholders an additional 107,822 shares of common stock based on the anti-dilution provisions of the subscription agreements.

In 2003, the Company issued 1,317,849 shares of common stock to various investors for aggregate proceeds of $1,238,402 at $0.97 per share. Concurrent with the closing of the recapitalization transaction on December 19, 2003, the Company completed a private offering of 5,686,027 shares of common stock (including the issuance of 200,000 shares of common stock upon the conversion of a $275,000 bridge promissory note) at a price of $1.375 per share, with gross proceeds of $7,820,405. The Company also issued warrants to three investors to purchase an aggregate of 218,189 shares of its common stock at an exercise price of $1.50 per share for a three-year period. Prior to the completion of the recapitalization transaction, the Company redeemed and cancelled 1,135,300 shares of its outstanding common stock from seven unaffiliated and existing stockholders for a total cash consideration of $10. At the time of the completion of the recapitalization transaction, private offering, related stock purchase and payment of equity-based transaction fees, OmniCorder had outstanding 29,570,100 shares of common stock, warrants to purchase 1,450,397 shares and stock options to purchase 2,781,899 shares of common stock.

In connection with the private offering and recapitalization transaction, the Company incurred cash transaction expenses which reduced the gross proceeds as follows: (i) placement agent fees associated with the private offering of approximately $289,000, which included reimbursement of expenses that were paid on closing; (ii) investor and financial relations services fees associated with the recapitalization of approximately $135,000 and (iii) legal fees and reimbursement expenses associated with the recapitalization of approximately $223,000. Additional legal expenses associated with the transaction in the amount of $101,711 were recorded in the quarter ended March 31, 2004 as a reduction of the proceeds.

As part of the transaction, the Company purchased and distributed to its shareholders as part of the recapitalization transaction 7,764,700 shares of Promos common stock for a consideration of $180,000 purchased from a former director of Promos. This payment has been reflected as a reduction of the proceeds of the December 19, 2003 private placement. In the transaction, 13,773,700 shares held by Promos shareholders were redeemed and distributed to shareholders of the Company, and an aggregate of 1,135,300 shares of Promos common stock from seven unaffiliated and existing stockholders were cancelled.

In addition, the Company issued 1,212,073 shares of its common stock to the placement agent and its financial advisors in connection with the private offering and recapitalization transaction.

On December 14, 2004, the Company completed a private placement of 1,550,000 shares of its series A convertible preferred stock and warrants to purchase 465,000 shares of its common stock at $1.10 per share. The Company received gross proceeds of $1,550,000. The Company allocated $387,667 of the gross proceeds to the warrants based on estimated fair value. In accordance with EITF Issue No. 00-27 "Application of EITF Issue No. 98-5 to Certain Convertible Instruments," ("EITF 00-27") the Company recorded a non-cash charge of $458,121 to deficit accumulated during the development stage. The non-cash charge measures the difference between the relative fair value of the series A convertible preferred stock and the fair market value of the Company's common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series A convertible preferred stock are entitled to receive a cumulative dividend of 4% per annum, payable either in cash or, at the Company's option, additional shares of series A convertible preferred stock. As a result of anti-dilution provisions relating to the series A convertible preferred stock and the warrants that were triggered by the subscription rights offering consummated on August 10, 2005, the 1,550,000 shares of its series A convertible preferred stock are convertible into 3,100,000 shares of its common stock, including 1,690,909 shares of common stock which are issuable as a result of the triggering of these anti-dilution provisions and the exercise price of the warrants was reduced to $0.50. As a result of the reduction in the series A convertible preferred stocks conversion price, the Company recorded a non-cash charge of approximately $703,000 during the third quarter of 2005 in accordance with EITF 00-27. On October 28, 2005, as anti-dilution protection, the Company issued additional five year warrants to purchase 1,550,000 shares of its common stock to the December 2004 private placement investors.The warrants have an exercise price of $0.75 per share and will expire August 9, 2010. The Company expects to record a charge of approximately $527,000 for the fair value of those warrants during the fourth quarter of 2005. The series A convertible preferred stock is convertible into shares of common stock (i) at any time at the option of the holder thereof, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq Small Cap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 200% of the $1.10 conversion price per share, subject to adjustment. No underwriter or selling agent was involved in this offering.

On August 10, 2005 the Company consummated a subscription rights offering to existing stockholders of the Company, for which the Company received gross proceeds of $703,934, issued 1,407,867 shares of series B convertible preferred stock convertible on a one-to-one basis of the Company's common stock and five year warrants to purchase 703,934 shares of common stock. In accordance with EITF 00-27 the Company recorded a non-cash charge of approximately $420,000 during the third quarter of 2005 associated with the sale of our series B convertible preferred stock. The charge measures the difference between the relative fair value of the series B convertible preferred stock and the fair market value of the shares of our common stock issuable pursuant to the conversion terms on the date of issuance. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. In the three months ended September 30, 2005, 50,000 shares of series B preferred convertible stock were converted into 50,000 shares of the Company's common stock. As of November 1, 2005 a total of 114,665 shares of series B preferred convertible stock were converted into 114,665 shares of the Company's common stock.

Warrants

In 1997, the Company received $40,000 from the sale of stock warrants to a former director of the Company who is a partner at the Company's former law firm. These warrants entitled the holder to purchase up to $180,000 of any securities the Company may issue through January 6, 2004, on the same terms and conditions as those issued. In October 2003, these warrants were exercised on a cashless basis and the Company issued 142,304 shares of common stock.

In 1997, the Company issued warrants to a law firm in which a former director of the Company is a partner, in consideration for the deferral of payment of legal fees. The warrants entitled the Company's former legal counsel to purchase up to $427,500 of any securities sold by the Company to outside investors at the same prices as sold to such investors through January 6, 2004 (as to $337,500 worth of such securities) and through February 15, 2004 (as to $90,000 worth of such securities). The estimated fair value of the warrants was $95,000, of which $75,000 and $20,000 was charged to general and administrative expense for the period February 7, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. In October 2003, these warrants were exercised on a cashless basis and the Company issued 480,274 shares of common stock.

In 2004, the Company issued warrants in connection with the December 14, 2004 private placement transaction. The warrants entitled the participants of the private placement to purchase up to 465,000 shares of common stock at an exercise price of $1.10 per share. The exercise price was adjusted to $0.50 per share on August 10, 2005 as a result of the consummation of the subscription rights offering. These warrants will expire if unexercised on December 14, 2009. As noted above in October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9,2004..

On August 10, 2005, the Company's subscription rights offering of newly-created series B convertible preferred stock closed. Stockholders that purchased shares of the Company's series B preferred stock in the rights offering were issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. The Company issued warrants to purchase 703,934 shares of common stock and could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There is no assurance as to how many warrants will be exercised.

On September 14, 2005, the Company issued warrants to purchase 2,400,000 shares of the Company's common stock in connection with the Letter of Engagement with Trilogy. Each warrant represents the right to purchase one share of the Company's common stock for $0.50 per share at any time through the third year of issuance. The estimated fair value of the warrants was determined to be $816,000, which was charged to general and administrative expense in September 2005. On October 31, 2005, Trilogy notified the Company that it has resigned the engagement, but the parties have not finalized the terms of such resignation.

As of September 30, 2005 and December 31, 2004, the Company had warrants outstanding to purchase an aggregate of 5,019,331 and 1,915,397 common shares respectively.

Bridge Financing

On August 31, 1998, the Company sold an aggregate of $750,000 of 10% Exchangeable Senior Bridge Notes ("Bridge Notes") to accredited investors. The net proceeds of the Bridge Notes were approximately $602,500 after the payment of offering costs of $147,500. The Company issued warrants to purchase 1,540,260 shares of common stock at an exercise price of $0.97 per share. Included in the Bridge Financing is $150,000 of Bridge Notes and 308,052 warrants with related parties. The Company allocated $329,625 of the gross proceeds to the Bridge Warrants based on estimated fair value, which resulted in $329,625 of original issue discount and a corresponding amount of additional paid-in capital.

In March 1999, the Company exercised its option to convert the Bridge Notes and accrued interest into common stock at a conversion price of $0.55 per share. The Company issued 1,443,015 shares of its common stock in conjunction with the conversion. As a result of the Bridge Notes conversion, the amount of convertible warrants was reduced by half to 770,130 shares of warrants to purchase common stock. These warrants expired unexercised on August 31, 2003.

On November 20, 2003, the Company entered into a one-year bridge promissory note in the amount of $275,000 bearing interest at 1%. By its terms, this note was automatically converted into 200,000 shares of common stock of the Company at $1.375 per share as part of the December 19, 2003 private placement.

STOCK OPTION AND INCENTIVE COMPENSATION PLANS

In 1998, the Company adopted a stock option plan, as amended on February 26, 2004, under which it may grant qualified and nonqualified options to purchase up to 4,435,500 shares of common stock to employees and consultants. Qualified options are exercisable for a period of up to ten years from the date of the grant at no less than the fair value of the common stock on the date of grant. The term of such options is five years from the date of grant for stockholders who own more than ten percent of the voting power of all classes of stock of the Company at the date of grant, and are exercisable for no less than 110% of fair value on the date of grant for such holders.

During the nine months ended September 30, 2005, under the 1998 stock option plan, the Company awarded stock options to purchase 1,422,500 shares of common stock, of which 143,000 were to employees, 852,000 were to the Company's new CEO and 365,000 were to members of the Board of Directors and stock options to purchase 62,500 shares of common stock to consultants. At September 30, 2005, options to purchase 4,068,499 shares of common stock were outstanding. These options have exercise prices ranging from $0.55 to $4.40 per share. Effective June 7, 2005, no further options can be granted from the 1998 stock option plan.

On March 7, 2005, the board of directors of the Company adopted and approved the 2005 Incentive Compensation Plan (the "2005 Plan"), which was approved by the stockholders on June 7, 2005 at the annual meeting of stockholders.

The terms of the 2005 Plan provide for the issuance of up to 5,000,000 awards of stock options, stock appreciation rights or SARs, restricted stock, deferred stock, other stock related awards and performance awards that may be settled in cash, stock or other property.

As of September 30, 2005, 2,213,000 awards have been granted under the 2005 Plan, of which 330,000 were restricted stock grants and 1,883,000 were stock option grants. Of the 2,213,000 awards, 825,000 were granted to our new CEO pursuant to the terms of his employment agreement, 200,000 were issued to an employee, 33,000 were granted to management advisory consultants and 1,155,000 were granted to outside directors for their service to the Company in 2004 and 2005.

On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of approximately 2.9 million stock options outstanding under the Company's stock plans and granted 1,000,000 options to our President which vest immediately and are exercisable at $0.30 per share. The options have a range of exercise prices of $0.30 to $4.40. The acceleration and immediate vesting affects grants to the Company's President of approximately 2.7 million options having a weighted average exercise price of $0.74. The closing price of the Company's common stock on October 25, 2005, the last trading day before approval of acceleration, was $0.30. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment." The aggregate pre-tax expense that, absent the accelerated and immediate vesting, would have been reflected in the Company's consolidated financial statements beginning in fiscal 2006 is estimated to be approximately $1.9 million (approximately $1.2 million of which relates to options held by the President of the Company).

NOTE 5 - LICENSE AGREEMENTS

Technology License Agreement

In 1997, and in connection with the formation of the Company, the founding stockholders entered into an agreement pursuant to which the Company could acquire the exclusive worldwide right to exploit technology related to the detection of cancerous lesions by their effect on the periodic modification of perfusion in the surrounding tissues (the "Technology"). In February 1998, the Company funded the required research budget and in March 1998, issued 1,320,000 shares of previously reserved common stock to one of the founders, Dr. Michael
A. Anbar. The

Company recorded the issuance of these shares at the historical cost ($4,400) of the technology transferred from Dr. Anbar. The license, as amended, required the Company to fund future research and development costs in the amount of $495,000. The Company funded the first $110,000 of this obligation in late 1997 with the balance paid in March 1998. The Company also entered into a consulting agreement with a company controlled by this stockholder of the Company. Under the terms of the agreement, the Company is contractually obligated to pay a maximum of $26,000 for consulting services; $25,000 for travel; and $50,000 for research supplies for a 12-month period. The Company satisfied this entire obligation with a one-time $50,000 payment, which is included in the $495,000 as discussed above. The Company will also be obligated to pay this shareholder a royalty of $300 for each device installed at a client's site based only on installations at which the Company derives revenues from the licensed technology. Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum consulting fee of $12,000 for the first 12-month period, as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for an additional two-year term.

Caltech License Agreement

In September 1997, the Company entered into an option agreement with Caltech, which grants the Company the right to enter into an exclusive license to exploit Caltech's infrared radiation detection technology in the field of detection of infrared radiation for commercial medical applications. In addition, the Company has the right to sublicense this technology. The Company is obligated to pay Caltech a royalty based on revenues derived from licensed products and services and from sublicenses. The Company issued Caltech 542,172 shares of its common stock in connection with the license agreement. The license may be cancelled at Caltech's option if it has not received minimum license fees of $10,000 in any one-year period commencing June 30, 1999. The license continues in effect for as long as the patent rights remain effective, which will be from 2018 to 2020, depending on the relevant patent.

While in effect, the agreement requires that the Company pay 50% of all attorneys' fees in connection with preparation, filing and prosecution, issuance and maintenance of the licensed patent rights in the United States. The Company is also obligated to pay 100% of patent costs in foreign jurisdictions.

The Lockheed Martin License Agreement

In September 1998, the Company entered into a license agreement with Lockheed Martin Corporation ("Lockheed"), pursuant to which we were initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The EQWIP technology is protected by a patent owned by Lockheed. In addition, the Company licensed the same rights with respect to patent filings on the EQWIP technology in a number of foreign countries. In order to maintain the exclusivity of the license, the Company was required to meet certain milestones relating to royalty generation, development of markets and territories and utilization of the EQWIP technology in certain percentages of our installed base of diagnostic equipment. If the license agreement remained exclusive, the Company agreed to pay Lockheed certain minimum royalties. The Company also agreed to pay Lockheed royalties on revenues the Company derived from utilization of the EQWIP technology. To date, the Company has not utilized the EQWIP technology licensed from Lockheed Martin and, therefore, believes that the license is no longer exclusive and that no minimum or other royalties are due to Lockheed. If, pursuant to the license agreement, royalty payments are ever required to be paid by the Company to Lockheed, such payments will range from 1.5% to 3% of revenues derived from the technology as defined in the agreement. If and when a viable EQWIP's manufacturer is provided, the Company would be required to make specified annual minimum payments in order to maintain the exclusive rights to the EQWIP technology.

The license from Lockheed does not expire other than as a result of a breach of the license by the Company, but five years following the expiration of the last of the patents that are the subject of the license (July 2016), the license becomes non-exclusive and royalty-free. In October 2004, Lockheed requested that the Company pay minimum royalties and other amounts aggregating $2,500,000. See
Note 6, Commitments and Contingencies, Litigation.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Purchase Commitments

The Company has committed to purchase infrared camera components from AEG Infrarot-Module GmbH for approximately (euro)478,000, or $621,000 as of September 30, 2005. These components utilize QWIP technology. The Company has the exclusive license for QWIP technology from Caltech for biomedical applications.

Operating Lease Commitments

The Company leases facilities in Bohemia, New York for approximately 6,550 square feet of space. The lease expires on November 30, 2009.

Future annual minimum lease payments under noncancelable operating leases and arrangements as of September 30, 2005 are as follows:

                                                          Amount
                                                         --------
              Three Months Ending December 31, 2005      $ 14,900
              Year Ending December 31, 2006                60,500
              Year Ending December 31, 2007                62,800
              Year Ending December 31, 2008                65,100
              Year Ending December 31, 2009                61,700
                                                         --------

                         Total                           $265,000
                                                         ========

Rent expense charged to operations for the three months ended September 30, 2005 and September 30, 2004 were $15,666 and $16,335, respectively. Rent expense for the nine months ended September 30, 2005 and September 30, 2004 and for the period February 7, 1997 (inception) to September 30, 2005 amounted to $48,413, $42,802 and $230,662, respectively

Litigation

In September 1998, the Company entered into a license agreement with Lockheed, pursuant to which the Company was initially granted an exclusive license to exploit biomedical applications of certain enhanced infrared detector technologies known as Enhanced Quantum Well Infrared Photodetectors, or EQWIP. The Company believed that these technologies would enhance the sensitivity of the technology it licensed from CalTech. The Company has not utilized the EQWIP technology licensed from Lockheed.

In a letter dated October 12, 2004 and in subsequent correspondence, Lockheed advised the Company that it believes that minimum royalties and other amounts aggregating approximately $2,500,000 were owed to Lockheed pursuant to the license agreement and demanded payment of such sum. In a letter dated November 1, 2004, Lockheed notified management of the Company that, in its view, the Company was in default under certain of the provisions of the license agreement and, unless such conditions were remedied within 60 days thereafter, Lockheed would regard the license agreement as cancelled and terminated. The Company responded to Lockheed that, among other reasons, no sums are due to Lockheed from the Company, the license agreement by its terms has become a non-exclusive license requiring no minimum or other royalties be paid and that Lockheed failed to perform certain of its obligations provided by the license agreement. Although the Company believes that it has no current monetary obligations to Lockheed pursuant to the license agreement or otherwise, Lockheed may determine to pursue its claims through litigation, creating the possibility that the Company may incur substantial costs and expenses, including legal and other professional fees, in connection with such potential litigation. The Company has conducted exploratory discussions with Lockheed regarding terms for a potential settlement of this matter in order to avoid these potential costs. There are no assurances that a settlement can be reached in this matter.

On March 8, 2003, the Company's former Chief Financial Officer ("CFO") filed a declaratory judgment action against the Company in the US District Court for the District of New Jersey. The complaint alleges that while serving as both a director and CFO, he was awarded stock options to purchase 2,538,324 shares of common stock. He is seeking specific determination that he is entitled to these options, as well as approximately $462,000 in deferred salary.

On July 23, 2004, the Court granted, in part, the Company's motion to dismiss. The Court dismissed claims relating to 2,501,328 stock options, which were to expire in April 2005, as unripe for adjudication. The Court found that a justiciable dispute existed with respect to 36,966 options which expired on April 1, 2004. The Company moved to dismiss the deferred salary claim based on an arbitration provision in the CFO's employment agreement. The Court declined to dismiss the deferred salary claim, but ordered the parties to conduct limited discovery on the validity of the employment agreement and revisit the issue on summary judgment.

On February 15, 2005, the Company moved for partial summary judgment on the CFO's deferred salary claim. By Order dated March 23, 2005, the Court denied the Company's motion, but allowed the Company to renew its motion at the close of discovery. The Court did find that it is unlikely that the CFO could recover any deferred compensation prior to April 1, 1999. The parties have recently completed discovery and a final pretrial conference was held on August 17, 2005. The Company expects the Court to schedule trial for early 2006.

While the ultimate outcome of this matter cannot presently be determined with certainty, according to the Company's counsel, Greenberg Traurig, LLP, the remaining claims are without merit, and the Company intends to vigorously defend the claims in this lawsuit. The Company believes that its provision for such in the accompanying financial statements is adequate at September 30, 2005.

The outcome of these matters may have material effect impact on the Company's financial condition, and results of operations and cash flows.

The Company is not a party to any other pending or threatened legal proceedings.

Employment and Consulting Agreements

On March 4, 2005, the Company announced the appointment of Denis A. O'Connor as its new President and CEO, effective March 23, 2005. Mr. O'Connor was also appointed to the Company's Board of Directors on March 7, 2005. The Company has entered into an employment agreement with Mr. O'Connor, with a two-year term expiring in March 2007, with an option to renew for one additional year. The employment agreement provides that Mr. O'Connor will receive a fixed salary at an annual rate of $225,000. The Company also agreed to issue to Mr. O'Connor, upon commencement of employment, stock options to purchase an aggregate of 852,000 shares of common stock of the Company at an exercise price of $1.00 per share, with 27,000 shares vesting immediately and the remaining 825,000 shares vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company also issued options to purchase an additional 825,000 shares of our common stock at an exercise price of $1.00 per share from the 2005 Incentive Plan, vesting in three equal installments on the first, second and third anniversary of the commencement of employment. The Company is also obligated to pay Mr. O'Connor the balance of his prior employment contract bonus of $55,000 if unpaid as a result of his change of employment. Finally, based upon the attainment of specified performance goals determined by our Compensation Committee and Mr. O'Connor, the Company agreed to pay Mr. O'Connor
(1) up to $28,000 at the end of each of our fiscal years during the term of the agreement, and (2) at the end of our second and each subsequent fiscal year during the term of the agreement, options to purchase up to 27,000 shares of the Company's common stock at an exercise price equal to the market price of the Company's common stock on the date of grant, vesting in three equal installments on the first, second and third anniversary of the date of grant. All stock options described above are exercisable for a ten-year period from the date of grant. On October 26, 2005, the Company's Compensation Committee of the Board of Directors approved accelerating the vesting of stock options granted to employees and Board of Directors the Company's stock plans. The purpose of the accelerated vesting was to enable the Company to avoid recognizing future compensation expense associated with these options upon adoption of FASB Statement No. 123R, "Share-Based Payment".

On March 9, 2005, in settlement of an arbitration proceeding arising from the December 13, 2004 termination of his employment agreement as President and CEO, the Company announced that it entered into a Consulting Agreement with Mark A. Fauci. Mr. Fauci remains a member of the Board of Directors. The agreement, which terminates Mr. Fauci's previous employment agreement with the Company, provides that Mr. Fauci will perform consulting services for the Company for a retroactive two-year period in exchange for consulting fees of $200,000 per year during the term of the agreement which expires December 2006. Mr. Fauci will be nominated at the next two annual meetings of shareholders to continue as a Board member. The agreement also provides for a three-year payout schedule of the Company's obligation to pay Mr. Fauci's deferred accrued salary under his previous employment agreement, in the amount of $625,000. Those payments will commence on the earlier of (i) September 1, 2005, or (ii) the closing of the contemplated subscription rights offering with gross proceeds of at least $2.5 million. This amount is payable at the rate of $10,000 per month for the initial 12 months and $20,000 per month thereafter.

Effective February 1, 2005, the Company amended a settlement agreement dated October 3, 2001, and entered into a two-year consulting agreement with Dr. Michael A. Anbar, founding scientist of the Company, which provides for Dr. Anbar to advise management on the optimization of its technology. The agreement awards Dr. Anbar $1,000 and 1,000 restricted shares of common stock per day with a minimum fee of $12,000 for the first twelve month period as well as a grant of 250,000 additional restricted shares. As part of this agreement, the Company will acquire one patent on complementary technology developed and held by Dr. Anbar. The consulting agreement may be extended at either party's option for additional two-year terms.

The following table summarizes the aggregate commitments under employment and related agreement obligations at September 30, 2005:

                                                         Aggregate
                                                        Commitment
                                                        ----------
              Three months ending December 31,2005      $  136,250
                  Year ending December 31, 2006            575,000
                  Year ending December 31, 2007            291,500
                  Year ending December 31, 2008            195,000
                                                        ----------
                             Totals                     $1,197,750
                                                        ==========

NOTE 7 - RELATED PARTY TRANSACTIONS

In December 2004, the Company sold 1,550,000 shares of series A convertible preferred stock at a purchase price of $1.00 per share and five-year warrants to purchase 465,000 shares of the Company's common stock at an exercise per share of $1.10 in a private placement. Among the purchasers of these securities were Jed Schutz, George Benedict and Joseph T. Casey, each of whom is a director of the Company. Mr. Schutz purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. Mr. Benedict purchased 100,000 shares of series A convertible preferred stock for a purchase price of $100,000, and was issued warrants to purchase 30,000 shares of common stock. Mr. Casey purchased 250,000 shares of series A convertible preferred stock for a purchase price of $250,000, and was issued warrants to purchase 75,000 shares of common stock. The purchase price of the shares was determined with reference to the then current market price of the Company's common stock. In October 2005, each investor in the December 2004 private placement, as anti dilution protection, received additional five year warrants to purchase the Company's common stock at an exercise price of $0.75 per share which if unexercised will expire on August 9, 2010. Mr. Schutz and Mr. Casey each received 250,000 additional warrants. Mr. Benedict received 100,000 additional warrants

In August 2005, the Company sold 1,407,867 shares of series B convertible preferred stock at a purchase price of $0.50 per share and five-year warrants to purchase 703,934 shares of the Company's common stock at an exercise per share of $0.75 in a rights offering. Among the purchasers of these securities were Jed Schutz, George Benedict, Joseph T. Casey and Michael Davis, each of whom is a director of the Company. Both Mr. Schutz and Mr. Benedict purchased 100,000 shares of series B convertible preferred stock for a purchase price of $50,000 each, and were each issued warrants to purchase 50,000 shares of common stock. Mr. Casey purchased 150,000 shares of series B convertible preferred stock for a purchase price of $75,000, and was issued warrants to purchase 75,000 shares of common stock. Dr. Davis purchased 10,000 shares of series B convertible preferred stock for a purchase price of $5,000, and was issued warrants to purchase 5,000 shares of common stock.

The Company purchases all of its insurance policies with the exception of employee health insurance, from a company in which a member of its Board of Directors is the Chairman. Policy premiums for the 2004/2005 policy years approximated $299,000.

The Company's Chairman of the Board, Hon. Joseph F. Lisa, who beneficially owns 94,284 shares of our common stock currently serves as counsel in the intellectual property department of the New York office of Greenberg Traurig, LLP, an international law firm. Greenberg Traurig LLP billed the Company approximately $645,000 and $442,000 during the nine months ended September 30, 2005 and 2004, respectively for legal services rendered.

Under a Guaranty and Pledge Agreement entered into on November 14, 2005, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and (ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. (See Note 8)

NOTE 8 - SUBSEQUENT EVENTS

On November 17, 2005 the Company entered into a settlement agreement and mutual release ("Settlement Agreement") with Trilogy Capital Partners, Inc. ("Trilogy"). The Settlement Agreement terminates the Consulting Agreement with Trilogy entered into on June 22, 2005, the Finder's Fee Agreement with Trilogy entered into on July 25, 2005 and the Letter of Engagement with Trilogy entered into on September 14, 2005. The terms of the Settlement Agreement are that the Company agreed to pay Trilogy 3% of the gross proceeds they receive from the Security Purchase agreement the Company entered into on November 14, 2005 with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $4,000,000 in secured convertible notes. The Company also agreed to pay Trilogy $1,664 for marketing costs and $6,250 for fees under the Letter of Engagement from the period October 14, 2005 through November 1, 2005. Trilogy agreed to return and relinquish all right, title and interest to the 2,400,000 warrants they were given and release the Company of all prior agreements and understandings between Trilogy and the Company.

On November 14, 2005, we entered into a Securities Purchase Agreement with AJW Partners, LLC ("Partners"), AJW Offshore, Ltd. ("Offshore"), AJW Qualified
Partners, LLC ("Qualified") and New Millennium Capital Partners, II, LLC ("Millennium") for the sale of (i) $4,000,000 in secured convertible notes and
(ii) warrants to purchase 4,000,000 shares of our common stock. Partners, Offshore, Qualified and Millennium are collectively referred to as the "Purchasers".

The Purchasers are obligated to provide us with the funds as follows:

      o  $1,000,000 was disbursed on November 15, 2005;

      o $1,000,000 will be disbursed within five days of filing a registration statement covering the number of shares of common stock underlying the secured convertible notes and the warrants; and

      o $2,000,000 will be disbursed within five days of the effectiveness of the registration statement.

The proceeds of the offering will be used to support our commercialization activities for our BioScanIR(R) System and for working capital.

The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

The full principal amount of the secured convertible notes are due upon a default under the terms of secured convertible notes. In addition, we granted the Purchasers a security interest in substantially all of our assets and intellectual property. We are required to file a registration statement with the Securities and Exchange Commission within 45 days of closing, which will include 200% of the common stock underlying the secured convertible notes, and the warrants. If the registration statement is not declared effective within 120 days from the date of closing, we are required to pay liquidated damages to the Purchasers. In the event that we breach any representation or warranty in the Securities Purchase Agreement, we are required to pay liquidated damages in shares or cash, at our election, in an amount equal to three percent of the outstanding principal amount of the secured convertible notes per month plus accrued and unpaid interest.

The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

Upon an issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholders' position. We have reviewed the terms and provisions of these derivative financial instruments (the conversion option and the detachable warrants) and expect that in accordance with Emerging Issues Task Force ("EITF") 00-19 "Accounting for Derivative Financial Instruments Indexed to and Potentially Settled In a Company's Own Stock", the beneficial conversion option and detachable warrants will be initially recorded as liabilities at fair value. Subsequently, in accordance with Statement of Financial Accounting Standards ("SFAS") No. 133 "Accounting for Derivative Instruments and Hedging Activities", we expect that at each reporting period these liabilities will be adjusted for changes in the fair value of the derivative financial instruments.

The Purchasers have agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock.

Under a Guaranty and Pledge Agreement, Mr. Denis A. O'Connor, our President and Chief Executive Officer, agreed (i) to unconditionally guarantee the timely and full satisfaction of all obligations, whether matured or unmatured, now or hereafter existing or created and becoming due and payable to Offshore, Qualified, Partners, and Millennium, their successors, endorsees, transferees or assigns under the Securities Purchase Agreement and other transaction documents to the extent of 2,677,000 shares of our common stock issued in our name, and
(ii) to grant to AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC, their successors, endorsees, transferees or assigns a security interest in the 2,677,000 shares, as collateral security for such obligations. (See Note 7).

We claim an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act") for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Purchasers were accredited Purchasers and/or qualified institutional buyers, the Purchasers had access to information about us and their investment, the Purchasers took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. ("Axiom") and us, Axiom will earn a finders fee of $260,000 in cash of which $65,000 will be paid as of November 15, 2005 and $65,000 will be paid when the registration statement is filed, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom will receive five year warrants to purchase an aggregate of 1,513,781 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche.

The Securities Purchase Agreement as described above, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. Warrants issued in connection with the Rights Offering transaction will be reduced to an exercise price of $0.65 from $0.75 per share.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS PROSPECTUS. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.





                                                        UP TO 12,534,026 SHARES
                                                               OF OUR
                                                           OF COMMON STOCK

                    TABLE OF CONTENTS
                                      Page
Cautionary Note Regarding Forward-Looking
     Statements                                  ii
Prospectus Summary                                1
Risk Factors                                      5
Use of Proceeds                                  11   Advanced BioPhotonics Inc.
Market For Common Equity And Related
     Stockholder Matters                         11
Management's Discussion And Analysis
     and Results of Operations                   13
Business                                         24
Description of Property                          31
Legal Proceedings                                31
Management                                       33
Executive Compensation                           39
Certain Relationships And Related Transactions   47       ________________
Security Ownership Of Certain Beneficial
     Owners And Management                       48          PROSPECTUS
                                                          ________________
Description of Securities                        50
Indemnification for Securities Act Liabilities   52
Plan of Distribution                             53
Selling Stockholders                             54
Legal Matters                                    58
Experts                                          58
Changes In And Disagreements With Accountants
     On Accounting And Financial Disclosure      58
Available Information                            58
Index To Financial Statements                    59       December 22, 2005

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


SEC Registration fee                                $   254.82
Accounting fees and expenses                         10,000.00*
Legal fees and expenses                              45,000.00*
Miscellaneous                                           745.18*
                                                    ----------
                                         TOTAL      $56,000.00*
                                                    ==========

* Estimated.


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Following is a summary of unregistered securities issued during the period December 2002 through December 2005.

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on November 14, 2005 for the sale of (i) $4,000,000 in secured convertible notes and (ii) warrants to buy 4,000,000 shares of our common stock. The secured convertible notes bear interest at 8%, unless our common stock is greater than $0.2875 per share for each trading day of a month, in which event no interest is payable during such month. The secured convertible notes mature three years from the date of issuance, and are convertible into our common stock, at the Purchasers' option, at a 40% discount to the average of the three lowest trading prices of the common stock during the 20 trading day period prior to conversion. At our option, in any month where the current stock price is below the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing), we can pay the outstanding principal and interest due for that month and this will stay any conversions for that month. The beneficial conversion feature of such discounted conversion will be amortized over the three-year life of the loan.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.65 per share. The Purchasers may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the Purchasers exercise the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the secured convertible notes issued pursuant to the Securities Purchase Agreement.

      Pursuant to an amended Finder's Fee Agreement, between Axiom Capital Management, Inc. ("Axiom") and us, Axiom will earn a finders fee on the November 14, 2005 Security Purchase Agreement of $260,000 in cash of which $65,000 will be paid as of November 15, 2005 and $65,000 will be paid when the registration statement is filed, and $130,000 will be paid when the registration statement is declared effective. In addition, Axiom will receive five year warrants to purchase an aggregate of 1,513,781 shares of our common stock at an exercise price of $0.65 per share. The warrants are exercisable for a period of five years from date of issuance. The number of warrants to be issued is computed by dividing the total dollar investment by the initial market price (100% of the volume weighted average price of our common stock for the five days prior to closing) multiplied by the 8% warrant coverage as agreed. Warrants will be issued pro rata upon each investment tranche.

      The Securities Purchase Agreement as described above, will trigger the anti-dilution provisions in our Series A convertible preferred stock and Series B convertible preferred stock. Both the Series A and Series B preferred stock will be convertible into additional shares of common stock. Warrants issued in connection with the Rights Offering transaction will be reduced to an exercise price of $0.65 from $0.75 per share.

      On August 10, 2005, the Company consummated a subscription rights offering to existing stockholders of the Company. The Company distributed to holders of its common stock transferable subscription rights to purchase shares of its newly-created series B convertible preferred stock. The Company issued the subscription rights at the current rate of one right for approximately 4.33 shares of its common stock held on the record date of July 1, 2005, which represents the ratio of subscription rights to total common shares outstanding of 30,281,107 on the record date. Each subscription right represented the right to purchase one share of newly-created series B preferred stock. The shares of series B convertible preferred stock are convertible into shares of common stock on a one-for-one basis (i) at any time at the option of the holder, and (ii) automatically, as of the close of business on the 20th consecutive trading day on which the closing bid price for the common stock on the principal stock exchange or market on which it is listed, or if not traded on such exchange, on the OTC Bulletin Board, is at least $2.20 per share. Stockholders that purchased shares of our series B preferred stock in the rights offering will be issued, for no additional consideration, five-year warrants to purchase that number of shares of the Company's common stock equal to 50% of the number of shares of series B preferred stock acquired by the stockholder in the offering. The warrants have an exercise price of $0.75 per share. At the closing of the subscription rights offering on August 10, 2005, the Company received gross proceeds of $703,933, issued 1,407,867 shares of series B convertible preferred stock and 703,934 five-year warrants to purchase 703,934 shares of common stock. Holders of the series B convertible preferred stock are entitled to receive a cumulative dividend of 7% per annum, payable either in cash or, at the Company's option, additional shares of series B convertible preferred stock. As of December 6, 2005, 114,665 shares of series B convertible stock were converted into 114,665 shares of the Company's common stock. The Company could receive an additional $527,950 if all of the warrants issued in the subscription rights offering are exercised. There can be no assurance as to how many warrants will be exercised.

      In December 2004, we completed a private placement of 1,550,000 shares of our series A preferred stock, which are convertible into 1,409,091 shares of common stock, and five-year warrants to purchase 465,000 shares of our common stock. We received gross proceeds of $1,550,000 from this offering. If this subscription rights offering is completed in full, anti-dilution rights relating to the series A preferred stock will be triggered because we will be selling series B preferred stock for $.50 per share, which is less than the $1.10 per share price at which the series A preferred stock may be converted to common stock. As a result, we will be required to reduce the price at which the series A preferred stock may be converted into common stock to $.50 per share, which will result in the issuance of an additional 1,690,909 shares of common stock and increase the total number of shares of common stock into which the series A preferred stock may be converted from 1,409,091 to 3,100,000 shares of common stock. In October 2005, the investors in the December 2004 private placement received an additional 1,550,000 warrants to purchase the Company's common stock with an exercise price of $0.75, which expire on August 9, 2010.

      Holders of series A convertible preferred stock will be entitled at any time to convert their shares of series A convertible preferred stock into common stock without any further payment therefor. The series A convertible preferred stock will automatically convert into common stock as of the close of business on the 20th consecutive trading day on which the closing bid price for our common stock on the principal stock exchange or market on which it is listed, including the American Stock Exchange or Nasdaq SmallCap Market, or if not traded on such exchange or market, on the OTC Bulletin Board, is at least $2.20, or 240% of the conversion price of the series A convertible preferred stock.

      On December 19, 2003, pursuant to the terms of an Agreement of Purchase and Sale, we acquired all of privately-held OmniCorder's assets and assumed all of its liabilities in exchange for the issuance by us of 13,773,700 new shares of our common stock to privately-held OmniCorder.

      On December 19, 2003, prior to the closing under the Purchase Agreement referenced above, privately-held OmniCorder purchased 7,764,700 outstanding shares of our common stock from Judith F. Harayda, one of our former directors, for $180,000, pursuant to the terms of a letter agreement between the parties. This agreement was a privately-negotiated transaction without general solicitation or advertising between Ms. Harayda and privately-held OmniCorder, a company believed to be an "accredited investor" within the meaning of Rule 506 of Regulation D. Ms. Harayda had previously held these shares of our common stock since 1995. This sale of outstanding shares was not registered under the Securities Act of 1933 in reliance upon the exemption from registration afforded by Section 4(1) or so-called "Section 4(1-1/2)" of the Securities Act of 1933. As a condition to the sale of such shares, privately-held OmniCorder represented, among other things, that it had conducted its own due diligence with respect to us and the purchase of our shares, to privately-held OmniCorder's satisfaction.

      Concurrent with the closing under the Purchase Agreement, we completed a private placement of 5,686,027 shares of our common stock (including the issuance of 200,000 shares of our common stock upon the conversion of a bridge promissory note) at a price of $1.375 per share. We received gross proceeds from the private placement of $7,820,405. We also issued warrants to three lead investors to purchase an aggregate of 218,189 shares of our common stock at an exercise price of $1.50 per share for a three-year period. In addition, we issued 1,212,013 shares of our common stock to the placement agent and its advisors in connection with the private offering and recapitalization transactions.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Advanced BioPhotonics Inc. or executive officers of Advanced BioPhotonics Inc., and transfer was restricted by Advanced BioPhotonics Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2.


Exhibit No.    Description
-----------    -----------------------------------------------------------------

   2.1 Agreement of Purchase and Sale, dated as of December 19, 2003, between Promos, Inc. and OmniCorder Technologies, Inc.(1)

   3.1         Amended and Restated Articles of Incorporation.(1)

   3.2         Articles of Amendment to Amended and Restated Articles of
               Incorporation(2)

   3.3         By-laws.(3)

   3.4 Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(4)

   3.5 Amended Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock.(7)

   3.6 Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock.(7)

   4.1 Form of Warrant Certificate to Purchase Common Stock issued with the Series B Convertible Preferred Stock.(7)

   4.2         Form of Warrant to Purchase Common Stock. (4)

   4.3         Form of Subscription Rights Certificate.(6)

   5.1         Opinion of Sichenzia Ross Friedman Ference LLP.*

   10.1        Employment Agreement, dated as of December 19, 2003, between Mark
               A. Fauci and OmniCorder Technologies, Inc., as assigned to Promos, Inc.(1)

   10.2 Indemnification Agreement, dated as of December 19, 2003, among Promos, Inc., Judith F. Harayda and Stephan R. Levy.(1)

   10.3        Form of Private Placement Subscription Agreement.(1)

   10.4        Registration Rights Letter.(1)

   10.5        1998 Stock Option Plan, as amended.(5)

   10.6 License Agreement, dated as of May 11, 1998, between California Institute of Technology and OmniCorder Technologies, Inc., with amendments.(3)

Exhibit No.    Description
-----------    -----------------------------------------------------------------
   10.7        Exclusive License Agreement, dated as of September 29, 1998, between Lockheed Martin Corporation and OmniCorder Technologies,
               Inc.(3)

   10.8 Option Agreement, dated March 19, 1997, between Michael A. Anbar and OmniCorder Technologies, Inc., with amendments.(3)

   10.9 Exclusive Sale Agreement, dated February 2000, between AEG Infrarot-Module GmbH and OmniCorder Technologies, Inc.(3)

   10.10 Agreement, dated August 12, 2003, between the Department of Defense and OmniCorder Technologies, Inc.(3)

   10.11 Form of Subscription Agreement between OmniCorder Technologies, Inc. and the private placement subscribers. (3)

   10.12 Employment Agreement, dated as of February 9, 2004, between Loring D. Anderson and OmniCorder Technologies, Inc. (7)

   10.13       2005 Incentive Compensation Plan.(8)

   10.14 Securities Purchase Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc. and AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

   10.15 Callable Secured Convertible Note issued to AJW Offshore, Ltd., dated November 14, 2005. (9)

   10.16 Callable Secured Convertible Note issued to AJW Qualified Partners, LLC, dated November 14, 2005. (9)

   10.17 Callable Secured Convertible Note issued to AJW Partners, LLC, dated November 14, 2005. (9)

   10.18 Callable Secured Convertible Note issued to New Millennium Capital Partners II, LLC, dated November 14, 2005. (9)

   10.19 Stock Purchase Warrant issued to AJW Offshore, Ltd., dated November 14, 2005.

   10.20 Stock Purchase Warrant issued to AJW Qualified Partners, LLC, dated November 14, 2005. (9)

   10.21 Stock Purchase Warrant issued to AJW Partners, LLC, dated November 14, 2005. (9)

   10.22 Stock Purchase Warrant issued to New Millennium Capital Partners II, LLC, dated November 14, 2005. (9)

   10.23 Registration Rights Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

   10.24 Security Agreement, dated as of November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

   10.25 Intellectual Property Security Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., AJW Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

Exhibit No.    Description
-----------    -----------------------------------------------------------------
   10.26       Guaranty and Pledge Agreement, dated November 14, 2005, by and among Advanced BioPhotonics, Inc., Denis A. O'Connor, AJW
               Offshore, Ltd., AJW Qualified Partners, LLC, AJW Partners, LLC and New Millennium Capital Partners II, LLC. (9)

   23.1        Consent of Sichenzia Ross Friedman Ference LLP (included in
               Exhibit 5.1).*

   23.2        Consent of Marcum & Kliegman LLP.*

   99.1 Form of Subscription Agent Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc. (6)

   99.2 Form of Warrant Agreement between Advanced BioPhotonics Inc. and Corporate Stock Transfer, Inc.(6)

   99.3        Form of Letter to Stockholders.(6)

   99.4        Form W-9, Request for Taxpayer Identification Number and
               Certification.(6)

   99.5 Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding.(7)

   99.6        Form of Letter to Brokers.(6)

   99.7        Form of Letter to Clients.(6)

   99.8        Form of Beneficial Owner Election Form.(6)

   99.9        Form of Nominee Holder Certification.(6)

   99.10       Form of DTC Participant Over-Subscription Form.

-------------------
* Filed herewith.

(1) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 19, 2003 (filed on January 5, 2004).

(2) Incorporated by reference from the exhibits filed with the definitive Proxy Statement, dated May 16, 2005 (filed on May 16, 2005).

(3) Incorporated by reference from the exhibits filed with the Annual Report on Form 10-KSB, dated December 31, 2003 (filed on April 15, 2004).

(4) Incorporated by reference from the exhibits filed with the Current Report on Form 8-K, dated December 14, 2004 (filed on December 20, 2004).

(5) Incorporated by reference from the exhibits filed with the definitive Information Statement on Schedule 14C, dated February 3, 2004 (filed on February 3, 2004).

(6) Incorporated by reference from the exhibits filed with the registration statement on Form SB-2 filed on June 27, 2005.

(7)   Previously filed.

(8) Incorporated by reference from the exhibits filed with OmniCorder Technologies' preliminary proxy statement (filed on May 5, 2005).

(9) Incorporated by reference from the exhibits filed with Advanced BioPhotonics Inc.'s Current Report on Form 8-K filed on November 16, 2005).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

      (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      (4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

            (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

            (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

            (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on December 22, 2005.

                           ADVANCED BIOPHOTONICS INC.



                  BY: /s/ DENIS A. O'CONNOR
                     ----------------------------------------
                       DENIS A. O'CONNOR
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       (PRINCIPAL EXECUTIVE OFFICER)

                  BY: /s/ CELIA I. SCHIFFNER
                      ---------------------------------------
                       CELIA I. SCHIFFNER
                       CONTROLLER
                       (PRINCIPAL FINANCIAL OFFICER)

      In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Denis A. O'Connor            Director and President and    December 22, 2005
------------------------------   Chief Executive Officer
Denis A. O'Connor



       *                         Director                      December 22, 2005
------------------------------
Michael A. Davis, M.D., D.Sc.


       *                         Director                      December 22, 2005
------------------------------
Jed Schutz


       *                         Director                      December 22, 2005
------------------------------
George Benedict


       *                         Director                      December 22, 2005
------------------------------
Joseph T. Casey


       *                         Director                      December 22, 2005
------------------------------
Gordon A. Lenz


       *                         Director                      December 22, 2005
------------------------------
Hon. Joseph F. Lisa


       *                         Director                      December 22, 2005
------------------------------
Anthony A. Lombardo


       *                         Director                      December 22, 2005
------------------------------
Robert W. Loy


/s/ William J. Wagner            Director                      December 22, 2005
------------------------------
William J. Wagner



/s/ Mark A. Fauci                Director                      December 22, 2005
------------------------------
Mark A. Fauci


*By:   /s/ William J. Wagner                                   December 22, 2005
       -----------------------
       William J. Wagner
       Attorney-in-Fact